As filed with the Securities and Exchange Commission on February 6, 2008
Registration No.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Apple Creek Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	6770	26-1495828
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)
Apple Creek Acquisition Corp.
767 Third Avenue
11th Floor
New York, NY 10017
(212) 758-6201
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Barnes
Chairman and Co-Chief Executive Officer
Apple Creek Acquisition Corp.
767 Third Avenue
11th Floor
New York, NY 10017
(212) 758-6201
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Michael R. Littenberg	Deanna L. Kirkpatrick
Schulte Roth & Zabel LLP	Davis Polk & Wardwell
919 Third Avenue	450 Lexington Avenue
New York, NY 10022	New York, NY 10017
(212) 756-2000	(212) 450-4135
Fax: (212) 593-5955	Fax: (212) 450-3135
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount Being	Offering Price per	Aggregate Offering	Amount of
Security Being Registered	Registered	Security(1)	Price(1)	Registration Fee
Units, each consisting of one share of Common Stock, $0.001 par value, and one Warrant (2)	25,875,000 Units	$10.00	$258,750,000	$10,168.88
Common Stock included in the Units (2)	25,875,000 Shares	—	—	—	(3)
Warrants included in Units (2)	25,875,000 Warrants	—	—	—	(3)
Total			$258,750,000	$10,168.88

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 3,375,000 Units, consisting of 3,375,000 shares of Common Stock and 3,375,000 Warrants, which may be issued upon exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.

(3)	No fee pursuant to Rule 457(g).
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED _____, 2008
PROSPECTUS
$225,000,000
Apple Creek Acquisition Corp.
22,500,000 Units
Apple Creek Acquisition Corp. is a newly organized blank check company formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, one or more businesses or assets, which we refer to as our initial business combination. Our efforts to identify a prospective target business will not be limited to a particular industry, although we intend to focus our efforts on acquiring an operating business in the alternative asset management sector or a similar business. To date our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.
This is an initial public offering of our securities. We are offering 22,500,000 units. Each unit has an offering price of $10.00 and consists of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50, subject to adjustment as described herein. The warrants will become exercisable on the later of the completion of our initial business combination or one year from the date of this prospectus, provided in each case that we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available, and will expire five years from the date of this prospectus, unless earlier redeemed.
We have also granted the underwriters a 30-day option to purchase up to 3,375,000 additional units to cover over-allotments, if any.
Apple Creek Acquisition Holdings, LLC, a Delaware limited liability company formed for the purposes of investing in our company, which we refer to as our founding stockholder, has agreed to use its own funds to purchase 5,000,000 warrants, which we refer to as the private placement warrants, at a price of $1.00 per warrant ($5.0 million in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. The proceeds from the sale of the private placement warrants will be deposited into a trust account and be subject to a trust agreement, described below, and will be part of the funds distributed to our public stockholders in the event we are unable to complete an initial business combination as described in this prospectus. The private placement warrants are identical to the warrants included in the units to be sold in this offering except that, so long as they are held by our founding stockholder or its permitted transferees, the private placement warrants will not be redeemable by us and may be exercised for cash or on a cashless basis, as described in this prospectus. Our founding stockholder has agreed not to transfer, assign or sell any of these private placement warrants until after we consummate our initial business combination except to permitted transferees. In addition, our founding stockholder as well as Tricadia Capital Management, LLC and all other entities or individuals who hold membership interests in our founding stockholder as of the date of this prospectus have also entered into an agreement with us providing that membership interests in our founding stockholder may only be transferred to permitted transferees and that our founding stockholder will not issue new membership interests except to permitted transferees, who in each case agree to all restrictions applicable to the founders’ shares.

Currently, there is no public market for our units, common stock or warrants. We intend to apply to have the units listed on the American Stock Exchange under the symbol “AKU.U” on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 35th day following the date of this prospectus unless J.P. Morgan Securities Inc. informs us of its decision to allow earlier separate trading, subject to our filing a current report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. We intend to apply to have the common stock and warrants listed on the American Stock Exchange under the symbols “AKU“ and “AKU.WS”, respectively. We cannot assure you that our securities will be, or will continue to be, listed on the American Stock Exchange.

	Per Unit	Total Proceeds

Public offering price	$10.00	$225,000,000
Underwriting discounts and commissions(1)	$.70	$15,750,000
Proceeds, before expenses, to us	$9.30	$209,250,000

(1)	Includes $0.35 per unit, or $7.88 million in the aggregate (approximately $9.06 million if the underwriters’ over-allotment option is exercised in full), payable to the underwriters for deferred underwriting discounts and commissions from the funds to be placed in a trust account at JPMorgan Chase Bank, N.A., to be maintained by The Bank of New York, acting as trustee. Such funds will be released to the underwriters only upon completion of an initial business combination as described in this prospectus.
The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about      , 2008. Of the proceeds we receive from this offering and the sale of the private placement warrants as described in this prospectus, $9.83 per unit, or $221,275,000 in the aggregate (approximately $9.81 per unit or $253,843,750 if the underwriters’ over-allotment option is exercised in full) will be deposited into a trust account at JPMorgan Chase Bank, N.A., maintained by The Bank of New York, acting as trustee.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 23 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
JPMorgan
Ladenburg Thalmann & Co. Inc.
The date of this prospectus is      , 2008

SUMMARY
This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. References in this prospectus to “we,” “us” or “our company” refer to Apple Creek Acquisition Corp., a Delaware corporation. We refer to Apple Creek Acquisition Holdings, LLC as our “founding stockholder,” and we refer to our founding stockholder and Andrew Beer, Ran Fridrich and Bradley Smith, the directors to whom founders’ shares have been transferred, collectively throughout this prospectus as our “initial stockholders.” References to “public stockholders” refer to purchasers in this offering or in the secondary market, including any of our initial stockholders, officers or directors and their affiliates to the extent that they purchase or acquire shares in this offering or in the secondary market. Throughout this prospectus, we sometimes refer to Tricadia Capital Management, LLC, the managing member of our founding stockholder and a Delaware limited liability company, as “Tricadia” or “Tricadia Capital”. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.
We are a blank check company organized under the laws of the State of Delaware on November 28, 2007. We were formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, one or more businesses or assets, which we refer to as our “initial business combination.” Our efforts to identify a prospective target business will not be limited to a particular industry, although we intend to focus our efforts on acquiring an operating business in the alternative asset management sector or a similar business. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussion, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, conduct any research or take any measures, directly or indirectly, to locate or contact a target business.
Alternative asset management, in general, involves managing portfolios using a variety of investment strategies where the common element is the manager’s goal of delivering investment performance on an absolute return basis within certain predefined risk parameters. These investment returns tend to have a lower correlation to the broader market than do traditional asset management strategies. The commonality across nearly all alternative asset management portfolios is that the fee arrangements typically include a significant performance fee (incentive income) component and that investor expectations are often framed in terms of absolute returns, rather than returns which are measured in relation to benchmark indices.
We have entered into a business opportunity right of first review agreement with Tricadia Capital, which provides that from the effective date of the registration statement of which this prospectus forms a part until the earlier of the filing by us of a current report on Form 8-K with the SEC announcing the execution of a definitive agreement for our initial business combination, or our liquidation, we will have a right of first review with respect to business combination opportunities of Tricadia Capital with a fair market value of $177 million or more that Tricadia Capital, including its principals and employees, first becomes aware of after the effective date. Tricadia Capital will first offer any such business opportunity to us (subject to fiduciary obligations it has to its clients as a registered investment advisor) and will not, and will cause each fund and other investment vehicle managed or advised by Tricadia Capital not to, pursue such business opportunity unless and until our board of directors has determined for any reason that we will not pursue such opportunity. Decisions by us to release Tricadia Capital to pursue any specific business opportunity will be made solely by a majority of our disinterested directors. This right of first review will not include:

•	companies targeted for acquisition by any company in which an investment vehicle managed or advised by Tricadia Capital has an investment; and

•	any target entity in which any of our officers, directors or Tricadia Capital or their affiliates has a financial interest.
We will seek to utilize the expertise and resources of Tricadia Capital to locate a potential target business. Tricadia Capital is a New York based SEC-registered investment advisor focused primarily on credit-related trading strategies. Tricadia Capital was founded in April 2003 by Messrs. Michael Barnes and Arif Inayatullah, each of whom has over 19 years of experience in the issuance and proprietary trading of structured fixed income and credit derivative products. In addition to Messrs. Barnes and Inayatullah, Tricadia has approximately 40 professionals focused on the administration, analysis and trading of credit-related products. The Tricadia Capital team currently manages approximately $8.3 billion in hedge funds, managed accounts, collateralized debt obligations and permanent capital businesses. We believe that our access to the resources, infrastructure and expertise of Tricadia Capital will provide us with a wide variety of acquisition opportunities and a significant competitive advantage.
While we may seek to acquire or acquire control of more than one business or asset, which we refer to as our “target business” or “target businesses,” our initial business combination must involve one or more target businesses having a fair market value, individually or collectively, equal to at least 80% of the balance in the trust account at the time of such initial business combination (excluding deferred underwriting discounts and commissions of $7.88 million, or approximately $9.06 million if the underwriters’ over-allotment option is exercised in full). We will only consummate a business combination in which we become the controlling stockholder of the target. The key factor that we will rely on in determining controlling stockholder status would be our acquisition of at least 50.1% of the voting equity interests of the target company. We will not consider any transaction that does not meet such criteria. In addition, we will not enter into our initial business combination with any entity in which any of our officers, directors or Tricadia Capital or their affiliates has a financial interest.
If we are unable to consummate our initial business combination within the allotted time period set forth in this prospectus, our corporate existence will cease and we will implement our liquidation plan, which will include the distribution of the proceeds held in the trust account to our public stockholders in an amount we expect to be $9.83 per share of common stock held by them (or approximately $9.81 per share if the underwriters exercise their over-allotment option).
Competitive Advantages
We believe we have the following competitive advantages over other entities with business objectives similar to ours.
Experienced Management Team. Our management team will consist of five senior managers of Tricadia Capital (the managing member of our founding stockholder) who have, on average, 20 years of experience in the fields of credit analysis and trading, leveraged loans, capital markets, risk management, structured products and special situation investing. Our Chairman and Co-Chief Executive Officer, Michael Barnes and our Co-Chief Executive Officer and Director, Arif Inayatullah, are founding partners and Co-Chief Investment Officers of Tricadia Capital. Our Chief Operating Officer is Geoffrey Kauffman, who oversees the development and administration of a credit derivative products company and other alternative asset management vehicles at Tricadia Capital. Our Executive Vice President is John McCormick, who oversees an experienced middle market investment management group of seven professionals for Tricadia Capital. Our Chief Financial Officer is Julia Wyatt, who is the Chief Operating Officer and Chief Financial Officer of Tricadia Capital.
Depth of Asset Management Experience. Tricadia Capital and its affiliates currently manage portfolios with approximately $8.3 billion in hedge funds, managed accounts, collateralized debt obligations and permanent capital businesses.

Access to Tricadia Capital’s and Mariner’s Infrastructure. We believe we have a significant competitive advantage through our access to Tricadia Capital’s team of experienced asset management professionals who are supported by an established operational infrastructure. We believe Tricadia Capital has a seasoned management team with extensive experience in the credit markets. We also believe that the relationship and long-term service agreement, or the Services Agreement, between Tricadia Holdings, L.P. (“Tricadia Holdings”), the parent of Tricadia Capital, and Mariner Investment Group, LLC (“Mariner”), under which a portion of Mariner’s revenues are tied to the success of Tricadia Capital, enhances our operational infrastructure. Mariner is an investment management company based in New York with more than $13.0 billion of assets under management and over 140 employees. Mariner focuses primarily on fixed income and relative-value credit asset management strategies. Under the Services Agreement, Mariner provides certain support services to Tricadia Holdings and its affiliates Tricadia Capital and Tricadia CDO Management LLC (collectively, the “Tricadia Affiliates”). These support services include back office, human resources, marketing, compliance and legal support and investor relations (the “Support Services”), which we expect to benefit from. Notwithstanding the above described Support Services, Mariner will have no responsibilities related to the operations or supervision of Apple Creek Acquisition Corp.
Status as a public company: We believe our structure will make us an attractive business combination partner to potential target businesses in the alternative asset management industry. As an existing public company, we offer a target business an alternative to the traditional initial public offering process through a merger or other business combination. The owners of the target business could exchange their shares of stock in the target business for shares of our stock.
Financial position: With a trust account initially in the amount of approximately $221.3 million (assuming no exercise of the over-allotment option), we offer a target business a variety of options such as providing the owners of a target business with shares in a public company and a public means to sell such shares, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we believe we could consummate an initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we believe we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance that it will be available to us.

Our executive offices are located at 767 Third Avenue, 11th Floor, New York, NY 10017 and our telephone number is (212) 758-6201.

THE OFFERING
In making your decision on whether to invest in our securities, you should take into account not only the background of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth under “Risk Factors” beginning on page 23 of this prospectus.

Securities offered:	22,500,000 units, at $10.00 per unit, each unit consisting of: one share of common stock; and one warrant.

Trading commencement and separation of common stock and warrants	The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 35th day following the date of this prospectus unless J.P. Morgan Securities Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the current report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

Separate trading of the common stock and warrants is prohibited until	In no event will the common stock and warrants be traded separately until we have filed a current report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release announcing when such separate trading will begin. We will file the Form 8-K promptly after the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, we will file a second or amended Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option.

Units:

Number outstanding before this offering	—

Number to be outstanding after this offering	22,500,000 units

Common stock:

Number outstanding before this offering	6,468,750 shares[1]

[1]	This number includes 843,750 founders’ shares that are subject to forfeiture to the extent that the over-allotment option is not exercised by the underwriters. Only a number of founders’ shares necessary for the founders’ shares to represent 20% of our outstanding common stock after the consummation of this offering and the expiration of the over-allotment option or its exercise will be forfeited.

Number to be outstanding after this offering	28,125,000 shares[2]

Of the 28,125,000 shares to be outstanding after this offering, 5,625,000 shares (20%) are founders’ shares held by our initial stockholders, and 22,500,000 shares (80%) are contained in the units being offered by this prospectus.

Warrants:

Number outstanding before this offering	—

Number to be sold privately simultaneously with the closing of this offering	5,000,000 warrants

Number to be outstanding after this offering	27,500,000 warrants

Of the 27,500,000 warrants to be outstanding after this offering, 5,000,000 warrants are to be purchased by our founding stockholder in a private placement that will occur simultaneously with the closing of this offering and 22,500,000 warrants are contained in the units being offered by this prospectus.

Exercisability	Each warrant is exercisable for one share of common stock, subject to adjustment as described herein.

Exercise price	$7.50. Except as described below with respect to redemption of the warrants, holders of the warrants must pay the exercise price in full upon exercise of the warrants and will receive one share of common stock, subject to adjustment as described herein, per warrant. Holders will not be entitled to receive a net cash settlement upon exercise of the warrants.

Exercise period for the warrants included in the units sold in this offering:	The warrants included in the units sold in this offering will become exercisable on the later of:

• the completion of our initial business combination; or

•     one year from the date of this prospectus, provided in each case that we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants.

[2]	Assumes the over-allotment option has not been exercised and 843,750 founders’ shares have been forfeited.

We have agreed to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed. The warrants will expire at 5:00 p.m., New York time, on the date that is five years from the date of this prospectus or earlier upon redemption or liquidation of the trust account.

Redemption	At any time while the warrants are exercisable and there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available, we may redeem the outstanding warrants (except as described below with respect to the private placement warrants):

• in whole and not in part;

• at a price of $0.01 per warrant;

• upon a minimum of 30 days’ prior written notice of redemption; and

if, and only if, the last sale price of our common stock equals or exceeds $14.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

We will not redeem the warrants, unless on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Reasons for redemption limitations	We have established the above conditions to our exercise of redemption rights with the intent of:

•     providing warrant holders with adequate notice of redemption, and allowing them to exercise their warrants prior to redemption at a time when there is a reasonable premium to the warrant exercise price; and

•     providing a sufficient differential between the then-prevailing common stock price and the warrant exercise price so there is a buffer to absorb any negative market reaction to our redemption of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, warrant holders can exercise their warrants at any time prior to the scheduled redemption date. However, the price of the common stock may fall below the $14.00 trigger price as well as the warrant exercise price after the redemption notice is issued.

Founders’ shares	On December 14, 2007, our founding stockholder purchased an aggregate of 6,468,750 shares of common stock for an aggregate purchase price of $25,000, or approximately $0.004 per share. This includes an aggregate of 843,750 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full so that our initial stockholders will own 20% of our issued and outstanding common stock after this offering (excluding any securities that they may purchase in or after this offering). On December 28, 2007, our founding stockholder transferred at cost an aggregate of 7,500 of these founders’ shares to Andrew Beer, Ran Fridrich and Bradley Smith, each of whom is a director. Each of Messrs. Beer, Fridrich and Smith has agreed to purchase membership interests in our founding stockholder entitling such persons to a pecuniary interest in 323,063, 1,292,250 and 516,900, respectively, of the remaining founders’ shares held by our founding stockholder.

If the number of units we offer to the public is increased or decreased from the number shown in this prospectus prior to the conclusion of the offering, then the founders’ shares, including the number of founders’ shares subject to forfeiture, will be adjusted in the same proportion as the increase or decrease in the units offered hereby in order to maintain our initial stockholders’ 20% percentage ownership (excluding any securities that they may purchase in or after this offering). We will not make or receive any cash payment in respect of any such adjustment.

The founders’ shares are identical to the shares of common stock included in the units being sold in this offering, except that our initial stockholders have agreed:

• that the founders’ shares are subject to the transfer restrictions described below;

• that the founders’ shares are subject to the voting agreement described below; and

• to waive their rights to participate in any liquidation distribution with respect to the founders’ shares if we fail to consummate an initial business combination.

Private placement warrants	Our founding stockholder has agreed to use its own funds to purchase 5,000,000 warrants at a price of $1.00 per warrant, simultaneously with the closing of this offering. Each of Andrew Beer, Ran Fridrich and Bradley Smith, each of whom is a director, has agreed to purchase membership interests in our founding stockholder entitling such persons to a pecuniary interest in 250,000, 1,000,000 and 400,000, respectively, of the private placement warrants to be purchased by our founding stockholder. We refer to these warrants as the private placement warrants throughout this prospectus. The private placement warrants will be purchased separately and not in combination with common stock or in the form of units. The purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account at JPMorgan Chase Bank, N.A., to be maintained by The Bank of New York pending our completion of an initial business combination. If we do not complete an initial business combination that meets the criteria described in this prospectus, then the $5.0 million purchase price of the private placement warrants will become part of the liquidation distribution to our public stockholders and the private placement warrants will expire worthless.

The private placement warrants are identical to those included in the units being sold in this offering, except that:

• the private placement warrants, including the common stock issuable upon exercise of these warrants, are subject to the transfer restrictions described below;

• the private placement warrants will not be redeemable by us so long as they are held by the initial stockholders or their permitted transferees; and

• the private placement warrants may be exercised by our initial stockholders or their permitted transferees on a cashless basis.

Although the shares of common stock issuable pursuant to the private placement warrants will not be issued pursuant to a registration statement so long as they are held by our founding stockholder or its permitted transferees, the warrant agreement provides that the private placement warrants may not be exercised unless a registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering is effective and a related current prospectus is available.

Voting agreements	Our initial stockholders have agreed, in connection with the stockholder vote required to approve our initial business combination and amend our amended and restated certificate of incorporation to provide for our perpetual existence, to vote the founders’ shares in accordance with the majority of the shares of common stock voted by the public stockholders. Our founding stockholder, Tricadia Capital and each of our officers and directors have also agreed that if it, he or she acquires shares of common stock in or following this offering, it, he or she will vote all such acquired shares in favor of our initial business combination and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. As a result, our founding stockholder, Tricadia Capital or any of our officers and directors may be able to influence the outcome of the vote on our initial business combination, but will not be able to exercise conversion rights with respect to any shares of our common stock purchased in this offering or the secondary market. However, it, he or she will participate in any liquidation distributions with respect to any such shares of common stock in the event we fail to complete an initial business combination.

Transfer restrictions	Our initial stockholders have agreed not to sell or transfer the founders’ shares, until 270 days after the consummation of our initial business combination except to certain permitted transferees as described below under the heading “Principal Stockholders — Transfer Restrictions,” who must agree to be bound by the same transfer restrictions and voting, waiver and forfeiture provisions. All of the founders’ common stock will cease to be subject to the transfer restrictions if, subsequent to our initial business combination, (i) the last sales price of our common stock equals or exceeds $14.00 per share for any 20 trading days within any 30-trading day period beginning 90 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Our founding stockholder has agreed not to sell or transfer the private placement warrants until after we complete our initial business combination, except to certain permitted transferees as described below under the heading “Principal Stockholders — Transfer Restrictions,” who must agree to be bound by these same transfer restrictions. In addition, our founding stockholder, Tricadia and all other entities or individuals who hold membership interests in our founding stockholder as of the date of this prospectus have also entered into an agreement with us providing that membership interests in our founding stockholder may only be transferred to permitted transferees and that our founding stockholder will not issue new membership interests except to permitted transferees, who in each case agree to all restrictions applicable to the founders’ shares.

Registration rights	Concurrently with the issuance and sale of the securities in this offering, we will enter into an agreement with our initial stockholders with respect to securities held by them from time to time, including the founders’ shares, private placement warrants and underlying shares, granting them and their permitted transferees the right to demand that we register the resale of any of our securities held by them on a registration statement filed under the Securities Act. The registration rights will be exercisable with respect to the securities at any time commencing 30 days after the consummation of our initial business combination, provided that such registration statement would not become effective until after the lock-up period applicable to the securities being registered. We will bear the expenses incurred in connection with the filing of any such registration statements. Please see “Description of Securities — Securities Eligible for Future Sale — Registration rights” for more information.

Right of first review	We have entered into a business opportunity right of first review agreement with Tricadia Capital, which provides that from the effective date of the registration statement of which this prospectus forms a part until the earlier of the filing by us of a current report on Form 8-K with the SEC announcing the execution of a definitive agreement for our initial business combination, or our liquidation, we will have a right of first review with respect to business combination opportunities of Tricadia Capital with a fair market value of $177 million or more that Tricadia Capital, including its principals and employees, first becomes aware of after the effective date. Tricadia Capital will first offer any such business opportunity to us (subject to fiduciary obligations it has to its clients as a registered investment advisor) and will not, and will cause each fund and other investment vehicle managed or advised by Tricadia Capital not to, pursue such business opportunity unless and until our board of directors has determined for any reason that we will not pursue such opportunity. Decisions by us to release Tricadia Capital to pursue any specific business opportunity will be made solely by a majority of our disinterested directors. This right of first review will not include:

• companies targeted for acquisition by any company in which an investment vehicle managed by Tricadia Capital has an investment; and

• any target entity in which any of our officers, directors or Tricadia Capital or their affiliates has a financial interest.

Proposed American Stock Exchange symbols for our:

Units	AKU.U

Common stock	AKU

Warrants	AKU.WS

Offering and private placement warrants; private placement proceeds to be held in trust account; amounts payable prior to trust account distribution or liquidation	$221,275,000, or $9.83 per unit (or approximately $9.81 per unit or $253,843,750, if the over-allotment option is exercised in full) of the proceeds of this offering and the sale of the private placement warrants will be placed in a trust account at JPMorgan Chase Bank, N.A., pursuant to the trust agreement we will enter into with the trustee on the date of this prospectus. These proceeds include $7.88 million in deferred underwriting discounts and commissions (or approximately $9.06 million if the underwriters’ over-allotment option is exercised in full). We believe that the inclusion in the trust account of the purchase price of the private placement warrants and the deferred underwriting discounts and commissions is a benefit to our stockholders because additional proceeds will be available for distribution to investors if a liquidation of our company occurs prior to our completing an initial business combination. Proceeds in the trust account will not be released until the earlier of completion of an initial business combination or our liquidation. Unless and until our initial business combination is consummated, proceeds held in the trust account will not be available for our use for any purpose, including the payment of expenses related to this offering or the investigation, selection and negotiation of an agreement with one or more target businesses, except that there may be released to us from the trust account (i) interest income earned on the trust account balance to pay any income taxes on such interest and (ii) interest income earned of up to $3.5 million on the trust account balance, subject to adjustment, to fund our working capital requirements. If the size of this offering is increased, the amount of interest income earned on the trust account that can be released to us to fund our working capital will be increased proportionately. In addition, the amount of such interest will be increased proportionately to the extent the over-allotment option is exercised. With these exceptions, expenses incurred by us while seeking a business combination may be paid prior to an initial business combination only from $50,000 of the net proceeds of this offering not held in the trust account.

Please see “Use of Proceeds” for additional information concerning the allocation of the proceeds of this offering.

Warrant proceeds potentially paid to us	None of the warrants or private placement warrants may be exercised until after the consummation of our initial business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price, if any, for the warrants and private placement warrants will be paid directly to us and not placed in the trust account. However, if we call the warrants for redemption as described herein, our management will have the option to require all holders that wish to exercise the warrants to do so on a “cashless basis.” In addition, the private placement warrants may be exercised by our initial stockholders or their permitted transferees on a cashless basis. For these reasons, although the exercise of the warrants, founders’ warrants or private placement warrants may provide an additional source of liquidity for us, there can be no assurance when the warrants or private placement warrants will be exercised, if at all, and whether they will be exercised on a cash basis.

Limited payments to insiders	There will be no finder’s fees, reimbursements or cash payments made to our initial stockholders, officers or directors and our or their affiliates, including Tricadia Capital and its employees for services rendered to us prior to or in connection with the consummation of an initial business combination, other than:

• repayment of a promissory note in the amount of $125,000 in respect of a loan made to us by Tricadia Capital to cover offering-related and organizational expenses;

• a payment of an aggregate of $10,000 per month to Tricadia Capital for office space, secretarial and administrative services commencing with the closing of this offering;

•     customary fees in connection with any financing that Tricadia Capital may arrange or originate in connection with our initial business combination, provided that any such financing is on arm’s length terms and is described in the proxy materials we send to our stockholders in connection with our initial business combination; and

• reimbursement for any out-of-pocket expenses related to this offering and identifying, investigating and consummating an initial business combination.

Our audit committee will review and approve all payments made to our initial stockholders, officers or directors, and our or their affiliates, including Tricadia Capital and its employees, other than the repayment of the promissory note in the amount of $125,000 and the $10,000 per month payment described above, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

Release of amounts held in trust account at close of initial business combination	At the time we complete an initial business combination, following the distribution of (i) amounts due to any public stockholders who duly exercise their conversion rights (as described below) and (ii) deferred underwriting discounts and commissions that are equal to 3.5% of the gross proceeds of this offering, or $7.88 million (approximately $9.06 million if the over-allotment option is exercised in full), to the underwriters, the balance of the funds in the trust account will be released to us and may be used to pay all or a portion of the purchase price of our initial business combination. We may apply any funds released to us from the trust account not used to pay the purchase price — for example, because we paid all or a portion of the purchase price of our initial business combination using stock or debt — for general corporate purposes, including for maintenance or expansion of the operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination or to fund the purchase of other companies or for working capital.

Amended and restated certificate of incorporation	As discussed below, there are specific provisions of our amended and restated certificate of incorporation that may not be amended prior to the consummation of our initial business combination without the unanimous consent of our stockholders, including requirements to seek stockholder approval of an initial business combination and to allow our stockholders to seek conversion of their shares if they do not approve an initial business combination. While we have been advised that the validity of unanimous consent provisions under the Delaware General Corporation Law has not been settled, we view these provisions as obligations to our stockholders and will not take any action to amend or waive these provisions.

Our amended and restated certificate of incorporation will provide that we will continue in existence only until 24 months after the date of this prospectus. If we have not completed an initial business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In connection with any proposed initial business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We view this provision terminating our corporate life 24 months after the date of this prospectus as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of an initial business combination.

Stockholders must approve our initial business combination	We will seek stockholder approval before effecting our initial business combination, even if the business combination would not ordinarily require stockholder approval under the Delaware General Corporation Law. In connection with the vote required for our initial business combination, a majority of our issued and outstanding common stock (whether or not held by public stockholders), present in person or by proxy, will constitute a quorum. We will consummate our initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of our initial business combination, (ii) a majority of the outstanding shares of our common stock are voted in favor of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and (iii) public stockholders owning not more than 30% of the shares (minus one share) sold in this offering have voted against the initial business combination and exercised their conversion rights described below. It is important to note that voting against our initial business combination alone will not result in a conversion of your shares into a pro rata share of the trust account, which will only occur when you exercise your conversion rights as described in this prospectus.

Conditions to consummating our initial business combination	Our initial business combination must occur with one or more target businesses that have an aggregate fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $7.88 million or approximately $9.06 million if the over-allotment option is exercised in full) at the time of such business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination. We will only consummate an initial business combination in which we become the controlling stockholder of the target. The key factor that we will rely on in determining controlling stockholder status would be our acquisition of at least 50.1% of the voting equity interests of the target company. We will not consider any initial business combination that does not meet such criteria.

Conversion rights for public stockholders voting to reject our initial business combination	Public stockholders voting against our initial business combination will be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commissions and including interest earned on their pro rata portion of the trust account, net of income taxes payable on such interest and net of interest income of up to $3.5 million, subject to adjustment, on the trust account balance previously released to us to fund our working capital requirements) only if our initial business combination is approved and completed. If a vote on an initial business combination is held and the initial business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months after the date of this prospectus. Tricadia Capital and our officers and directors will not be able to exercise conversion rights with respect to any of our shares that they may acquire prior to, in or after this offering.

A public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, for example, a public stockholder who owns 15% of the shares sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares). By limiting each stockholder’s ability to convert only up to 10% of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction.

Public stockholders who convert their common stock into a pro rata share of the trust account will be paid the conversion price on the closing date of our initial business combination and will continue to have the right to exercise any warrants they own. The initial per-share conversion price is expected to be $9.83 per share (or approximately $9.81 per share if the over-allotment option is exercised in full). Since this amount is less than the $10.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. Because converting stockholders will receive their proportionate share of the deferred underwriting compensation and the underwriters will be paid the full amount of the deferred underwriting compensation at the time of closing of our initial business combination, the non-converting stockholders will bear the financial effect of such payments to both the converting stockholders and the underwriters. This could have the effect of reducing the amount distributed to us from the trust account by up to approximately $66,352,490 (assuming conversion of the maximum of 6,749,999 shares of common stock).

An eligible public stockholder who wishes to exercise its conversion rights will be required to notify us of its election to convert in accordance with the procedures described in this prospectus. Such election to convert will not be valid unless the public stockholder votes against our initial business combination, the initial business combination is approved and completed, the public stockholder holds its shares through the closing of the initial business combination and the public stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the proposed initial business combination. We may require public stockholders to tender their certificates to our transfer agent prior to the stockholders’ meeting or prior to the stockholders’ meeting to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. We will notify investors on a current report on Form 8-K and in our proxy statement related to the initial business combination if we impose this requirement. The foregoing is different from the procedures used by many blank check companies. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a stockholder could simply vote against a proposed initial business combination and check a box on the proxy card indicating such stockholder was seeking to exercise its conversion rights. After the initial business combination was approved, the company would contact such stockholder to arrange for him, her or it to deliver his, her or its certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the initial business combination during which he, she or it could monitor the price of the stock in the market. If the price rose above the conversion price, the stockholder could sell his, her or its shares in the open market before actually delivering his, her or its shares to the company for cancellation in consideration for the conversion price.

Thus, the conversion right, to which stockholders were aware they needed to commit to before the stockholder meeting, would become a “put” right surviving past the consummation of the business combination until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved.

In connection with a vote on our initial business combination, public stockholders may elect to vote a portion of their shares for and a portion of their shares against the initial business combination. If the initial business combination is approved and consummated, public stockholders who elected to convert the portion of their shares voted against the initial business combination will receive the conversion price with respect to those shares and may retain any other shares they own.

Liquidation if no business combination	If we are unable to complete a business combination within 24 months after the date of this prospectus, our existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution that makes reasonable provision for claims against us in accordance with Section 281(b) of the Delaware General Corporation Law. Upon adoption of our plan of distribution, the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders.

Section 278 of the Delaware General Corporation Law provides that even after we cease our business activities and distribute the balance of the trust account to our public stockholders, our existence will continue for at least three years after our expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of cessation of our business activities.

Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets to provide for all such claims, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Under Delaware law, absent a valid and enforceable waiver or other special circumstances, creditors of a corporation have a superior right to stockholders in the distribution of assets upon liquidation. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, from the $50,000 of proceeds held outside the trust account and from the $3.5 million of interest income, subject to adjustment, earned on the trust account available to us for working capital, we cannot assure you those funds will be sufficient to pay or provide for all creditors’ claims. Although we will seek to have all third parties (including any vendors and any other entities with which we enter into a contractual relationship following consummation of this offering) and prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any assets held in the trust account, there is no guarantee that they will execute such agreements. We have not engaged any such third parties or asked for or obtained any such waiver agreements at this time. It is also possible that such waiver agreements would be held unenforceable, and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for amounts owed them. In addition, there is no guarantee that these third parties will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Tricadia Capital has agreed that they will be liable to us if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor for services rendered or products sold to us, by a third party with which we entered into a contractual relationship following consummation of this offering or by a prospective target business, except (1) as to any claimed amounts owed to a third party who executed a valid and enforceable waiver, or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.

We expect that all costs and expenses associated with implementing our plan of distribution, as well as payments to any creditors, will be funded from amounts remaining out of the $50,000 of proceeds held outside the trust account and from the $3.5 million in interest income, subject to adjustment, on the balance of the trust account that will be released to us to fund our working capital requirements. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of distribution, to the extent that there is any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, we may request that the trustee release to us an additional amount of up to $50,000 of such accrued interest to pay those costs and expenses.

Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to the founders’ shares if we do not consummate our initial business combination. Additionally, if we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed to forfeit any rights or claims to their deferred underwriting discounts and commissions then in the trust account, and those funds will be included in the pro rata liquidation distribution to the public stockholders. There will be no distribution from the trust account with respect to any of our warrants, which will expire worthless if we are liquidated, and as a result purchasers of our units will have paid the full unit purchase price solely for the share of common stock included in each unit.

If we are unable to conclude an initial business combination and we expend all of the net proceeds of this offering and the initial stockholders’ investment other than the proceeds deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per-share liquidation price will be $9.83 (or approximately $9.81 per share if the over-allotment option is exercised in full), or approximately $0.17 less than the per-unit offering price of $10.00 (approximately $0.19 less if the over-allotment is exercised in full). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, we cannot assure you that the actual per-share liquidation price will not be less than $9.83 (or approximately $9.81 per share if the over-allotment option is exercised in full).

Tricadia Capital, Mr. Barnes, our Chairman and Co-Chief Executive Officer, and Mr. Inayatullah, our Co-Chief Executive Officer and Director, have entered into non-compete agreements with us	Until the earlier of the filing by us of a current report Form 8-K with the SEC announcing the execution of a definitive agreement for our initial business combination, or our liquidation, neither Tricadia Capital nor Mr. Barnes, our Chairman and Co-Chief Executive Officer, nor Mr. Inayatullah, our Co-Chief Executive Officer and Director, will become a sponsor, promoter, officer, director or stockholder of any other blank check company.

Audit committee to monitor compliance	Effective upon consummation of this offering, we will establish and will maintain an audit committee to, among other things, monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Determination of offering amount	In determining the size of this offering, our management concluded, based on their collective experience, that an offering of this size, together with the proceeds of the private placement warrants, would provide us with sufficient equity capital to execute our business plan. In making such determination, our management also considered what size offering we believed would be successfully received given market conditions, our management, and the size of initial public offerings of other similarly structured blank check companies. We believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt in addition to the cash held in the trust account, will give us substantial flexibility in selecting an acquisition target and structuring our initial business combination. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses whose fair market value, collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $7.88 million or approximately $9.06 million if the over-allotment option is exercised in full) at the time of the initial business combination.

RISKS
We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 23 of this prospectus.
SUMMARY FINANCIAL DATA
The following table summarizes relevant financial data for our company and should be read with our financial statements, which are included in this prospectus. The table does not give effect to the exercise of the underwriters’ over-allotment option. We have not had any significant operations to date, so only balance sheet data is presented.

	December 31, 2007
		As
	Actual	Adjusted(1)

Balance Sheet Data:
Working capital (deficiency)	$(111,596)	$213,474,948
Total assets	286,805	213,474,948
Total liabilities	261,857	—
Value of common stock which may be converted to cash (approximately $9.83 per share)(2)	—	66,352,490
Stockholders’ equity	24,948	147,122,458

(1)	The “as adjusted” information gives effect to the sale of units in this offering including the application of the related gross proceeds and the payment of expenses and the receipt of $5.0 million from the sale of the private placement warrants. The “as adjusted” working capital and total assets exclude $7.88 million being held in the trust account (approximately $9.06 million if the underwriters’ over-allotment option is exercised in full) representing deferred underwriting discounts and commissions.

(2)	Assumes no exercise of the over-allotment option. Assuming the over-allotment option is exercised in full, the value of common stock which may be converted to cash is approximately $76,150,115.
The total assets (as adjusted) amounts, combined with the $7.88 million of deferred underwriting discounts and commissions, include $221,275,000 be held in the trust account, which will be distributed on the closing date of our initial business combination (i) to any public stockholders who exercise their conversion rights in an amount we expect to be $9.83 per share (or approximately $9.81 per share if the over-allotment option is exercised in full), (ii) to the underwriters in the amount of $7.88 million (approximately $9.06 million if the underwriters’ over-allotment option is exercised in full) in payment of their deferred underwriting discounts and commissions and (iii) to us in the amount remaining in the trust account following the payment to any public stockholders who exercise their conversion rights and payment of deferred discounts and commission to the underwriters. All such proceeds will be distributed from the trust account only upon consummation of our initial business combination within the time period described in this prospectus. If our initial business combination is not so consummated, our corporate existence will automatically cease and the proceeds held in the trust account (including the deferred underwriting discounts and commission and all interest thereon, net of income taxes on such interest and net of interest income of up to $3.5 million, subject to adjustment as described in “Use of Proceeds,” on the trust account balance previously released to us to fund working capital requirements, as well as interest of up to $50,000 that may be released to us should we have no or insufficient working capital remaining to fund the costs and expenses of liquidation) and any net assets remaining outside the trust account will be distributed pro rata to our public stockholders.
We will not proceed with our initial business combination if public stockholders owning 30% or more of the shares sold in this offering vote such shares against the initial business combination and exercise their conversion rights. Accordingly, we will consummate our initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted, in person or by proxy, in favor of our initial business combination and public stockholders owning no more than 30% of the shares (minus one share) sold in this offering vote such shares against the business combination and exercise their conversion rights. If this occurred, we would be required to convert to cash up to 6,749,999 shares of common stock (one share less than 30% of the aggregate number of shares of common stock sold in this offering), at an initial per-share conversion price of $9.83 (or up to 7,762,499 shares at approximately $9.81 per share if the over-allotment option is exercised in full). The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commissions and including accrued interest net of income taxes on such interest, after distribution of interest income on the trust account balance to us as described above) as of two business days prior to the proposed consummation of the initial business combination, divided by the number of shares of common stock in this offering.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.
Risks associated with our business
We are a development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.
We are a recently incorporated development stage company with no operating results, and we will not commence operations until we obtain funding through this offering. Because we lack an operating history, you have no basis on which to evaluate our ability to achieve our business objective of completing an initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target businesses concerning an initial business combination and may be unable to complete an initial business combination. We will not generate any revenues from operating activities until, at the earliest, after completing an initial business combination. We cannot assure you as to when, or if, an initial business combination will occur. If we expend all of the $50,000 in proceeds from this offering not held in the trust account and interest income earned of up to $3.5 million, subject to adjustment, on the balance of the trust account that may be released to us to fund our working capital requirements in seeking an initial business combination, but fail to complete such an initial combination, we may never generate any operating revenues.
Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”
As of December 31, 2007, we had $150,000 in cash and a working capital deficiency of $(111,596). Further, we have incurred and expect to incur significant costs in connection with this offering and the pursuit of our acquisition plans which will require us to obtain additional capital. We discuss management’s plans to address this need for capital in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.
We may not be able to consummate our initial business combination within the required time frame, in which case our corporate existence would cease and we would liquidate our assets.
We must complete our initial business combination with one or more target businesses that have a fair market value of at least 80% of the amount held in our trust account at the time of the initial business combination (excluding deferred underwriting discounts and commissions of $7.88 million, or approximately $9.06 million if the over-allotment option is exercised in full) within 24 months after the date of this prospectus. If we fail to consummate a business combination within the required time frame, our corporate existence will cease and we will liquidate our assets. The foregoing requirements are set forth in our amended and restated certificate of incorporation and, until the consummation of our initial business combination, may not be eliminated without the vote of our board of directors and the vote of

100% of the shares of our outstanding voting stock cast at a meeting of the stockholders at which a quorum is present. We may not be able to find suitable target businesses within the required time frame.
Because we will not use information relating to specific target businesses known by Tricadia Capital prior to the completion of this offering, we may not be presented with certain target businesses appropriate for us, which could increase the difficulty of consummating an initial business combination.
We do not have any specific initial business combination under consideration and we have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, conduct any research or take any measures, directly or indirectly, to locate or contact a target business. In addition, because of the nature of Tricadia Capital’s business, executives associated with Tricadia Capital, including Messrs. Barnes, Inayatullah and Kauffman, occasionally receive unsolicited inquiries that identify companies that are potentially for sale. Management has not and will not respond to any such inquiries, nor will it pursue any potential targets that such unsolicited inquiries have identified prior to the completion of this offering. Other than such inquiries, management has not received any inquiries regarding potential target businesses. Further, after completion of this offering, we will not use information relating to specific target businesses that was known by Tricadia Capital’s investment professionals or any of its affiliates prior to the completion of this offering, consequently we may not be presented with certain target businesses that would be appropriate for us, which could increase the difficulty of consummating an initial business combination.
If we liquidate before concluding an initial business combination, our public stockholders will receive less than $10.00 per share on distribution of trust account funds and our warrants will expire worthless.
If we are unable to complete an initial business combination within the required time period and must liquidate our assets, the per-share liquidation distribution will be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the costs of seeking an initial business combination. Furthermore, our outstanding warrants are not entitled to participate in a liquidation distribution and the warrants will therefore expire worthless if we liquidate before completing an initial business combination; and, as a result, purchasers of our units will have paid the full unit purchase price solely for the share of common stock included in each unit, will realize less than $10.00 for each such share, and will not receive any money for such warrant. For a more complete discussion of the effects on our stockholders if we are unable to complete an initial business combination, please see “Proposed Business — Effecting a Business Combination — Liquidation if no business combination.”
If we are unable to consummate our initial business combination, our public stockholders will be forced to wait, at a minimum, the full 24 months before receiving liquidation distributions.
We have 24 months after the date of this prospectus to consummate our initial business combination. If we do not consummate our initial business combination during such time period, our corporate existence will automatically cease without the need of a stockholder vote and we will liquidate in accordance with our amended and restated certificate of incorporation. We have no obligation to return funds to public stockholders prior to such date unless we consummate our initial business combination prior thereto and only then in cases where public stockholders have sought conversion of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete our initial business combination. Further, we may not be able to disburse the funds in our trust account immediately following the expiration of such 24-month period until we have commenced the liquidation process in accordance with our amended and restated certificate of incorporation and the Delaware General Corporation Law.
Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a partnership, syndicate or other group for the purpose of acquiring,

holding or disposing of our securities will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering.
When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our initial stockholders) the right to have his, her, or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his, hers or it or any other person with whom he, she or it is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Accordingly, if you purchase more than 10% of the shares sold in this offering, vote all of your shares against a proposed business combination and such proposed business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business combination or that the market price of the common stock will exceed the per-share conversion price.
We may require public stockholders who wish to convert their shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising conversion rights.
We may require public stockholders who wish to convert their shares to tender their certificates to our transfer agent prior to the stockholder meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than we anticipate to obtain a physical certificate, stockholders who wish to convert may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares.
We may proceed with an initial business combination even if public stockholders owning 6,749,999 of the shares sold in this offering exercise their conversion rights. This requirement may make it easier for us to have an initial business combination approved over stockholder dissent.
We may proceed with an initial business combination as long as public stockholders owning less than 30% of the shares sold in this offering both vote against the business combination and exercise their conversion rights. Accordingly, provided that a public stockholder, together with any affiliate of his, hers or it or any other person with whom he, she or it is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Accordingly, public stockholders holding up to 6,749,999 shares of our common stock may both vote against the initial business combination and exercise their conversion rights and we could still consummate a proposed initial business combination. We have set the conversion percentage at 30% and limited the percentage of shares that a public stockholder (together with any of his, her or its affiliates or other persons with whom he, she or it is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities) can convert in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing an initial business combination that is otherwise approved by a large majority of our public stockholders. However, this may have the effect of making it easier for us to have an initial business combination approved over a stockholder dissent. While there are several other offerings similar to ours that include conversion provisions greater than 20%, the 20% threshold has generally been common for offerings similar to ours. Because we permit a larger number of public stockholders to exercise their conversion rights and have limited the percentage of shares that they (together with any of their affiliates or other persons with whom they are acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities) can convert, it will make it easier for us to have an initial business combination approved over stockholder dissent.
An effective registration statement must be in place in order for a warrant holder to be able to exercise the warrants, otherwise the warrants will expire worthless.
No warrants will be exercisable and we will not be obligated to issue shares of common stock upon exercise of warrants by a holder unless, at the time of such exercise, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants purchased in this offering and a current prospectus relating to them is available. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed, and we intend to comply with our undertaking, we cannot assure you that we will be able to do so or that we will be able to prevent the warrants from expiring worthless. Holders of warrants may not be able to exercise their warrants, the market for the warrants may be limited and the warrants may be deprived of any value if there is no effective registration statement covering the shares of common stock issuable upon exercise of the warrants purchased in this offering or the prospectus relating to the common stock issuable upon the exercise of the warrants purchased in this offering is not current. In such event, the holder of a unit will have paid the entire unit purchase price for the common stock contained in the unit as the warrant will be worthless. Holders of warrants will not be entitled to a cash settlement for their warrants if we fail to have an effective registration statement or a current prospectus available relating to the common stock issuable upon exercise of the warrants, and holders’ only remedies in such event will be those available if we are found by a court of law to have breached our contractual obligation to them to use our best efforts to do so.
You will not be entitled to protections normally afforded to investors in blank check companies.
Since the net proceeds of this offering are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed a “blank check” company under the U.S. securities laws. However, since we expect our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5 million upon the successful consummation of this offering and will file a Current Report on Form 8-K including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors in this offering will not receive the benefits or protections of Rule 419. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete a business combination in some circumstances than do companies subject to Rule 419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our consummation of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”
Under the Delaware General Corporation Law, a court could invalidate the requirement that certain provisions of our amended and restated certificate of incorporation be amended only by unanimous consent of our stockholders; amendment of those provisions could reduce or eliminate the protections they afford to our stockholders.
Our amended and restated certificate of incorporation will contain certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. Specifically, our amended and restated certificate of incorporation will provide, among other things, that:

•	upon the consummation of this offering, $221,275,000, or $253,843,750 if the underwriters’ over-allotment option is exercised in full (comprising (i) $216,275,000 of the net proceeds of this offering, including $7.88 million of deferred underwriting discounts and commissions (or $248,843,750 if the underwriters’ over-allotment option is exercised in full, including approximately $9.06 million of deferred underwriting discounts and commissions) and (ii) $5.0 million of the proceeds from the sale of the private placement warrants) shall be placed into the trust account;
•	prior to the consummation of our initial business combination, we shall submit the initial business combination to our stockholders for approval;
•	we will consummate an initial business combination only if it has a fair market value equal to at least 80% of the amount held in trust (excluding deferred underwriting discounts and commissions of $7.88 million or approximately $9.06 million if the underwriters’ over-allotment option is exercised in full);
•	we may consummate our initial business combination only if (i) the initial business combination is approved by a majority of the shares of common stock voted by our public stockholders at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, and (iii) public stockholders owning no more than 30% of the shares (minus one share) sold in this offering have voted against the business combination and exercise their conversion rights;
•	if a proposed initial business combination is approved and consummated, public stockholders who exercised their conversion rights and voted against the initial business combination may convert their shares into cash at the conversion price on the closing date of such initial business combination, provided that a public stockholder, together with any affiliate of his, hers or it or any other person with whom he, she or it is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering;
•	if our initial business combination is not consummated within 24 months after the date of this prospectus, then our existence will terminate and we will distribute all amounts in the trust account (except for such amounts as are paid to creditors or reserved for payment to creditors in accordance with the Delaware General Corporation Law) and any net assets remaining outside the trust account on a pro rata basis to all of our public stockholders;
•	we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;
•	prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on a business combination;
•	our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering;
•	the audit committee shall review and approve all payments made to our officers, directors and our and their affiliates, other than the repayment of a promissory note in respect of a loan in the amount of $125,000 to cover offering-related and organizational expenses and the payment of an aggregate of $10,000 per month to Tricadia Capital for office space, secretarial and administrative services, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval; and
•	we will not enter into our initial business combination with any entity in which any of our officers, directors or Tricadia Capital or their affiliates, has a financial interest.
Our amended and restated certificate of incorporation will require that prior to the consummation of our initial business combination we obtain unanimous consent of our stockholders to amend these provisions. However, the validity of unanimous consent provisions under the Delaware General Corporation Law has not been settled. Section 242(b) of the Delaware General Corporation Law provides in relevant part that permitted amendments to a company’s certificate of incorporation may be effected by the holders of a majority of the outstanding stock entitled to vote thereon. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ statutory rights to amend the corporate charter. In that case, these provisions could be amended without unanimous consent, and any such amendment could reduce or eliminate the protection these provisions afford to our stockholders. However, we view all of the foregoing provisions as obligations to our stockholders. Neither we nor our board of directors will propose any amendment to these provisions, or support, endorse or recommend any proposal that stockholders amend any of these provisions at any time prior to the consummation of our initial business combination (subject to any fiduciary obligations our management or board of directors may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that not less than 30% of the shares sold in this offering (minus one share) have the ability to be converted to cash by public stockholders exercising their conversion rights and the business combination will still go forward.
If third parties bring claims against us, or if we go bankrupt, the proceeds held in trust could be reduced and the per-share liquidation price received by you will be less than $9.83 per share (or approximately $9.81 per share if the over-allotment option is exercised in full).
Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although prior to completion of our initial business combination, we will seek to have all third parties (including any vendors and any other entities with which we enter into a contractual relationship following consummation of this offering) or any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any assets held in the trust account, there is no guarantee that they will execute such agreements. It is also possible that such waiver agreements would be held unenforceable and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for amounts owed them. In addition, there is no guarantee that these third parties will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming tortious interference as a result of our initial business combination. Under Delaware law, absent a valid and enforceable waiver or other special circumstances, creditors of a corporation have a superior right in the distribution of assets upon liquidation. Accordingly, the proceeds held in trust could be subject to claims that would take priority over the claims of our public stockholders and, as a result, the per-share liquidation price could be less than $9.83 (or $9.81 per share if the over-allotment option is exercised in full). Tricadia Capital has agreed that it will be liable to us if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor for services rendered or products sold to us, by a third party with which we entered into a contractual relationship following consummation of this offering or by a prospective target business. However, the agreement entered into by Tricadia Capital specifically provides for two exceptions to the indemnity given: there will be no liability (1) as to any claimed amounts owed to a third party who executed a valid and enforceable waiver, or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors, third parties with which we entered into a contractual relationship or target businesses that would not be covered by the indemnity from Tricadia Capital, such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. Based on representations as to its status as an accredited investor (as such term is defined in Regulation D under the Securities Act), we currently believe that Tricadia Capital is capable of funding its indemnity obligations, even though we have not asked it to reserve for such an eventuality. We cannot assure you, however, that Tricadia Capital would be able to satisfy those obligations.
In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you that we will be able to return at least $9.83 per share (or approximately $9.81 per share if the over-allotment option is exercised in full) to our public stockholders.
While we are focusing on the alternative asset management sector or a similar business, we have not yet selected any target business with which to complete our initial business combination, and therefore you will be unable to currently ascertain the merits or risks of the business in which we may ultimately operate.
While we intend to focus on identifying a prospective target business in the alternative asset management sector or a similar business, we may consummate an initial business combination with a company in any industry we choose and we are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the target business or businesses with which we may ultimately enter an initial business combination. Although the members of our management team will evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risks present in that target business. Even if we properly assess those risks, some of them may be outside of our control or ability to affect. For a more complete discussion of our selection of a target business, please see “Proposed Business — Effecting a Business Combination.”
We may seek to simultaneously acquire several target businesses with the proceeds of this offering, which may make our initial business combination more difficult to consummate.
If we seek to simultaneously acquire several target businesses and such businesses are owned by different sellers, each of the sellers must agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations. This condition may make it more difficult for us and delay our ability to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.
Your only opportunity to evaluate and affect the investment decision regarding a potential initial business combination will be limited to voting for or against the initial business combination submitted to our stockholders for approval.
At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential initial business combination will be limited to voting for or against the initial business combination submitted to our stockholders for approval. In addition, a proposal that you vote against could still be approved if a sufficient number of public stockholders vote for the proposed initial business combination. Alternatively, a proposal that you vote for could still be rejected if a sufficient number of public stockholders vote against the proposed initial business combination.

If our reserves for claims and liabilities to third parties are insufficient, our stockholders may be held liable for third parties’ claims against us to the extent of distributions received by them upon liquidation.
Our amended and restated certificate of incorporation will provide that we will continue in existence only until 24 months after the date of this prospectus. If we consummate our initial business combination prior to that date, we will seek to amend this provision to permit our continued existence. If we have not completed our initial business combination by that date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by those stockholders upon liquidation. However, if the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, the liability of stockholders with respect to any claim against the corporation is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder. In addition, if the corporation undertakes additional specified procedures, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidation distributions are made to stockholders, any liability of stockholders would be barred with respect to any claim on which an action, suit or proceeding is not brought by the third anniversary of the termination of our corporate existence (or such longer period directed by the Delaware Court of Chancery). While we intend to adopt a plan of distribution making reasonable provision for claims against the company in compliance with the Delaware General Corporation Law, we do not intend to comply with these additional procedures, as we instead intend to distribute the balance in the trust account to our public stockholders as promptly as practicable following termination of our corporate existence. Accordingly, any liability our stockholders may have could extend beyond the third anniversary of our termination. We cannot assure you that any reserves for claims and liabilities that we believe to be reasonably adequate when we adopt our plan of distribution will suffice. If such reserves are insufficient, stockholders who receive liquidation distributions may subsequently be held liable for claims by creditors of the company to the extent of such distributions.
A decline in interest rates could limit the amount available to fund our search for a target business or businesses since we will depend on interest earned on the trust account to fund our search, to pay our taxes and to fund our working capital requirements.
Of the net proceeds of this offering, only $50,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with up to $3.5 million, subject to adjustment, of additional working capital we may need to identify one or more target businesses, to negotiate and obtain approval of our initial business combination, as well as to pay any taxes that we may owe. A substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or obtain approval of our initial business combination. In such event, we may be required to seek loans or additional investments from our founding stockholder, officers or directors or from third parties or be forced to liquidate. However, none of our founding stockholder, officers or directors or any third parties is under any obligation to advance funds to us or invest in us in such circumstances.
An increase in the size of this offering or exercise by the underwriters of their over-allotment option may reduce the amount of interest income held in the trust account and the amount payable to our public stockholders upon our liquidation or their exercise of conversion rights.
If the size of this offering is increased or the underwriters elect to exercise the over-allotment option, the amount of interest we may withdraw from the trust account to fund our working capital will be increased proportionately. If the underwriters exercise their over-allotment option in full, the amount per share held in trust reduces from $9.83 to $9.81. In addition, assuming a 20% increase in the size of this offering, the per-share conversion or liquidation price could decrease by as much as approximately $0.03.

Because of our limited resources and the significant competition for business combination opportunities we may not be able to consummate an attractive initial business combination.
We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, private equity funds and public and private companies (including blank check companies like ours). Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. In addition, the fact that only a limited number of blank check companies have completed a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many potential target businesses may not be inclined to enter into business combinations with publicly held blank check companies like ours. Further:
•	our obligation to seek stockholder approval of a business combination may materially delay the consummation of a transaction;

•	our obligation to convert into cash up to 30% of the shares of common stock held by public stockholders (minus one share) in certain instances may materially reduce the resources available for a business combination; and

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.
Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of these factors, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within the required time period, our corporate existence will automatically cease and we will be forced to liquidate.
We may be unable to obtain additional financing if necessary to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.
Because we have no oral or written agreements or letters of intent to engage in a business combination with any entity, we cannot assure you that we will be able to complete our initial business combination or that we will have sufficient capital with which to complete a combination with a particular target business. If the net proceeds of this offering and the private placement warrants are not sufficient to facilitate a particular business combination because:
•	of the size of the target business;

•	the offering proceeds not in trust and funds available to us from interest earned on the trust account balance are insufficient to fund our search for and negotiations with a target business; or

•	we must convert into cash a significant number of shares of common stock owned by public stockholders who elect to exercise their conversion rights, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. If additional financing is unavailable to consummate a particular business combination, we would be compelled to restructure or abandon the combination and seek an alternative target business.
In addition, it is possible that we could use a portion of the funds not in the trust account (including amounts we borrowed, if any) to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds, and we had already used up the funds allocated to due diligence and related expenses in connection with the aborted transaction, we could be left with insufficient funds to continue searching for, or conduct due diligence with respect to, other potential target businesses.
Even if we do not need additional financing to consummate a business combination, we may require additional capital — in the form of debt, equity, or a combination of both — to operate or grow any potential business we may acquire. There can be no assurance that we will be able to obtain such additional capital if it is required. If we fail to secure such financing, this failure could have a material adverse effect on the operations or growth of the target business. None of our stockholders, officers or directors or any other party is required to provide any financing to us in connection with, or following, our initial business combination.
If we issue capital stock or incur convertible debt to complete our initial business combination, your equity interest in us could be reduced or there may be a change in control of our company.
Our amended and restated certificate of incorporation will authorize the issuance of up to 200,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 144,375,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants, including the private placement warrants), and all of the shares of preferred stock available for issuance. We have no commitments as of the date of this offering to issue any additional securities. We may issue a substantial number of additional shares of our common stock or may issue preferred stock, or a combination of both, including through convertible debt, to complete a business combination. Our issuance of additional shares of common stock or any preferred stock:
•	may significantly reduce your equity interest in us;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may among other things limit our ability to use any net operating loss carry forwards we have, and may result in the resignation or removal of our officers and directors; and

•	may adversely affect the then-prevailing market price for our common stock.
The value of your investment in us may decline if any of these events occur.
If we incur debt to acquire or finance a target business, our liquidity may be adversely affected and the combined business may face significant interest expense.
We may elect to enter into a business combination that requires us to incur debt as part of the purchase price for a target business. If we incur debt, this may result in an increase in interest expense for the post-combination business and may adversely affect our liquidity in the event of:
•	a default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay principal and interest obligations on our debt;

•	an acceleration, which could occur even if we are then current in our debt service obligations if the debt has covenants that require us to meet certain financial ratios or maintain designated reserves, and such covenants are breached without waiver or renegotiation;

•	a required immediate payment of all principal and accrued interest, if any, if the debt is payable on demand; or

•	our inability to obtain any additional financing, if necessary, if the debt contains covenants restricting our ability to incur indebtedness.
For a more complete discussion of alternative structures for a business combination and the possibility that we may incur debt to finance our initial business combination, please see “Proposed Business — Effecting a Business Combination — Selection of a target business and structuring of our initial business combination.”
We may not obtain an opinion from an unaffiliated third party as to the fair market value of acquisition candidates or the fairness of the transaction to our stockholders.
We are not required to obtain an opinion from an unaffiliated third party that the price we are paying is fair to our public stockholders. In addition, we are not required to obtain an opinion from an unaffiliated third party that any initial business combination we select has a fair market value of at least 80% of the amount held in the trust account (less deferred underwriting discounts and commissions), the threshold value to constitute our initial business combination.
If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an unaffiliated, independent investment banking firm which is subject to oversight by the Financial Industry Regulatory Authority, or FINRA, as to the fair market value. If no opinion is obtained, our public stockholders will be relying solely on the judgment of our board of directors.
Our initial stockholders control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.
Our initial stockholders will own approximately 20% of our issued and outstanding shares of common stock, assuming they do not purchase our securities in this offering, when this offering is completed. While our founding stockholder does not intend to purchase units in this offering, it is not prohibited from purchasing units in this offering or our securities in the secondary market. If it does so, our initial stockholders will have an even greater influence on the vote taken in connection with our initial business combination.
Our initial stockholders have agreed, in connection with the stockholder vote required to approve our initial business combination and to amend our amended and restated certificate of incorporation to provide for our perpetual existence, to vote the founders’ shares in accordance with the majority of the shares of common stock voted by the public stockholders. Our founding stockholder, Tricadia Capital and each of our officers and directors have also agreed that if it, he or she acquires shares of common stock in or following this offering, it, he or she will vote all such acquired shares in favor of our initial business combination and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence.
Upon the consummation of this offering, our board of directors will be divided into three classes, each of which will generally serve for a term of three years, with only one class of directors being elected in each year. We may consummate an initial business combination before there is an annual meeting of stockholders to elect new directors, in which case all of the current directors will continue in office at least until the consummation of our initial business combination. If there is an annual meeting of stockholders, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial stockholders will have considerable influence on the outcome of that election. Accordingly, our initial stockholders will continue to exert control at least until the consummation of the initial business combination.
If our current directors remain after our initial business combination they may have conflicts of interest.
Our ability to effect our initial business combination successfully will be largely dependent upon the efforts of our officers and directors. Certain of our directors may remain as directors of the combined entity. Because it is possible that a director may remain after a business combination, a director may have a conflict of interest if such director is more likely to remain as a director or receive an attractive compensation arrangement in connection with a combination with one potential target business versus another. Such interests, if any, may influence the selection of the ultimate target for our initial business combination.
We may have only limited ability to evaluate the management of the target business and can not assure you that our assessment will prove correct.
We may have only limited ability to evaluate the management of the target business. Although we intend to closely scrutinize the management of a prospective target business in connection with evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of management will prove to be correct, and the process to replace any member of the management of the target business with which we consummate our initial business combination could involve significant time and expense.
We may seek to effect our initial business combination with one or more privately held companies, which may present certain challenges to us, including the lack of available information about these companies.
In pursuing our acquisition strategy, we may seek to effect our initial business combination with one or more privately held companies. By definition, very little public information exists about these companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information.
We may compete with investment vehicles of Tricadia Capital for access to Tricadia Capital.
Tricadia Capital has sponsored and currently manages various investment vehicles, and may in the future sponsor or manage additional investment vehicles which, in each case, could result in us competing for access to the benefits that we expect our relationship with Tricadia Capital to provide to us.
Upon completion of our initial business combination we may compete with one or more businesses in which Tricadia Capital, its affiliates and/or our management have an interest, which could result in a conflict of interest that may adversely affect us.
Conflicts of interest may also arise where our directors or other members of our management have affiliations with our competitors. In the case of any such conflicts, your interests may differ from those of the individual with the conflict, as such individual may have a greater economic interest in our competitor than in us, or may believe that our competitor has better prospects than us. In such event, that individual may devote more resources, including time and attention, to our competitor than to us, which may adversely affect our operations and financial condition and, ultimately, the value of your investment in us.
Because we expect to rely upon our access to Tricadia Capital’s investment professionals in completing an initial business combination, the departure of any significant number of these professionals or the failure by them to devote time to our affairs could have a material adverse effect on our ability to do so.

We expect that we will depend, to a significant extent, on our access to the investment professionals of Tricadia Capital and the information and deal flow generated by Tricadia Capital’s investment professionals in the course of their investment and portfolio management activities to identify and complete our initial business combination. Although Tricadia Capital has agreed to make its investment professionals available to us, at no cost, to actively source and structure an acquisition, none of these professionals, other than those serving as our officers or directors, will owe us any fiduciary duty and none of them, including those serving as our officers or directors, are required to commit their full time to our affairs. In addition, we cannot assure you that they will commit any minimum amount of time to our affairs. Consequently, the departure of a significant number of these professionals or the failure by them to devote time to our affairs could have a material adverse effect on our ability to consummate an initial business combination.
The fiduciary obligations to which Tricadia Capital, as an investment advisor, is subject pursuant to the Investment Advisers Act, may require it to present acquisition opportunities to its clients, including the funds and investment vehicles it manages. Such opportunities would not be required to be presented to us under our right of first review.
The Investment Advisers Act imposes on Tricadia Capital, as an investment advisor, a fiduciary obligation with respect to dealings with its clients. This fiduciary obligation includes a duty to make suitable recommendations to clients in light of their needs and investment criteria. Accordingly, a conflict of interest may arise if Tricadia Capital determines that a potential business combination opportunity is suitable for us as well as one or more of its clients, either individually or as a group. Under these circumstances, Tricadia Capital would not be required to present the opportunity to us under the right of first review.
Consequently, certain business opportunities of Tricadia Capital that may be appropriate for us may not be presented to us for our consideration.
Members of our management team and our directors are, and may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us, and may have conflicts of interest in allocating their time and business opportunities.
Although Tricadia Capital, Mr. Barnes, our Chairman and Co-Chief Executive Officer, and Mr. Inayatullah, our Co-Chief Executive Officer and Director, have entered into non-compete agreements with us providing that until the earlier of the filing by us of a current report on Form 8-K with the SEC announcing the execution of a definitive agreement for our initial business combination, or our liquidation, neither Tricadia Capital nor Mr. Barnes nor Mr. Inayatullah will become a sponsor, promoter, officer, director or stockholder of any other blank check company, other members of our management and our directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. As of the date of this prospectus, each of Messrs. Barnes, Inayatullah, Kauffman and McCormick and Ms. Wyatt are affiliated with Tricadia Capital. Furthermore, each of our principals may become involved with subsequent blank check companies similar to our company. As a result, members of our management team may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. While we have entered into a business opportunity right of first review agreement with Tricadia Capital, which provides that from the effective date of the registration statement of which this prospectus forms a part until the earlier of the filing by us of a current report on Form 8-K with the SEC announcing the execution of a definitive agreement for our initial business combination, or our liquidation, we will have a right of first review (subject to fiduciary obligations it has to its clients as a registered investment advisor) with respect to business combination opportunities of Tricadia Capital with a fair market value of $177 million or more that Tricadia Capital, including its principals and employees, first becomes aware of after the effective date (other than any companies targeted for acquisition by any company in which an investment vehicle managed by Tricadia Capital has an equity investment and any target entity in which any of our officers, directors or Tricadia Capital or their affiliates has a financial interest), due to those existing and future affiliations, if they are presented with potential business opportunities while serving in their capacity as a director or affiliate of another entity, members of our management team and our directors may have fiduciary obligations to present potential business opportunities to such entities prior to presenting them to us. Accordingly, members of our management team may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
For a discussion of our management team’s business affiliations and the potential conflicts of interest that you should be aware of, please see “Management — Directors and Executive Officers,” “Management — Conflicts of Interest” and “Certain Relationships and Related Transactions.” We cannot assure you that these conflicts will be resolved in our favor.
Our access to Tricadia Capital’s operational infrastructure is dependent on Tricadia Capital’s relationship with Mariner.
Mariner currently provides the Support Services, including back office, human resources, marketing, compliance and legal support and investor relations, to the Tricadia Affiliates, including Tricadia Capital, pursuant to the Services Agreement. The Services Agreement provides for the right of termination of this relationship and related services by Mariner, or by both Messrs. Barnes and Inayatullah (with respect to their participation), upon notice and satisfaction of specific conditions set forth therein. The Services Agreement will also terminate automatically upon the occurrence of certain other conditions. In the event of the termination of the Services Agreement and the corresponding relationship between Mariner and the Tricadia Affiliates, Tricadia Capital would be forced to obtain these services from third parties or provide such services itself. There can be no assurance that Tricadia Capital would be able to obtain these services on a timely or cost-effective basis, or at all. Accordingly, our access to Tricadia Capital’s (and indirectly Mariner’s) operational infrastructure cannot be assured.
We may use resources in researching acquisitions that are not consummated, which could materially and adversely affect subsequent attempts to effect our initial business combination.
We expect that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons, including reasons beyond our control, such as that 30% or more of our public stockholders vote against the transaction and opt to convert their stock into a pro rata share of the trust account even if a majority of our stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could materially and adversely affect subsequent attempts to consummate an initial business combination.
Interest income from the trust account may not be sufficient to pay for our winding up and liquidation of the trust.
We expect that all costs and expenses associated with implementing any plan of distribution, as well as payments to any creditors, would be funded from amounts remaining out of the $50,000 of proceeds held outside the trust account and from the $3.5 million, subject to adjustment, in interest income on the balance of the trust account that may be released to us to fund our working capital requirements. However, if those funds were not sufficient to cover the costs and expenses associated with implementing any plan of distribution, to the extent that there was any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, we could request that the trustee release to us an additional amount of up to $50,000 of such accrued interest to pay those costs and expenses. Additional interest may not be available, or if available, may not be sufficient to cover the costs of our liquidation.
Our officers and directors may have a conflict of interest in deciding if a particular target business is a good candidate for a business combination.

Our initial stockholders have waived their right to receive distributions with respect to the founders’ shares if we liquidate because we fail to complete a business combination. In addition, Messrs. Beer, Fridrich and Smith, each of whom is a director and an initial stockholder, have agreed to purchase membership interests in our founding stockholder entitling such persons to a pecuniary interest in (x) a portion of the founders’ shares held by our founding stockholder and (y) a portion of the private placement warrants to be purchased by our founding stockholder. Those shares of common stock and all of the warrants owned by our initial stockholders will be worthless if we do not consummate our initial business combination. Thus Messrs. Barnes, Inayatullah, Beer, Fridrich and Smith, who each have or will have an ownership interest in our founding stockholder and consequently an indirect ownership interest in us, may have a conflict of interest in determining whether a particular target business is appropriate for us and our stockholders. These ownership interests may influence their motivation in identifying and selecting a target business and timely completing an initial business combination. The exercise of discretion by our officers and directors in identifying and selecting one or more suitable target businesses may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.
Our initial stockholders’, officers’ and directors’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for an initial business combination and in the public stockholders’ best interest.
Unless we consummate our initial business combination, our initial stockholders, officers and directors and Tricadia Capital and its employees will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account up to a maximum of $3.5 million, subject to adjustment, that may be released to us as working capital. These amounts are based on management’s estimates of the funds needed to finance our operations for the next 24 months and to pay expenses in identifying and consummating our initial business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with our initial business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an initial business combination that is not consummated. Our initial stockholders, officers and directors and Tricadia Capital may, as part of any business combination, negotiate the repayment of some or all of any such expenses. If the target business’s owners do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our initial stockholders, officers, directors or Tricadia Capital or their affiliates could influence our officers’ and directors’ motivation in selecting a target business and therefore there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.
We will probably complete only one business combination, if any, with the proceeds of this offering and the private placement warrants, meaning our operations would then depend on a single business.
The net proceeds from this offering and the sale of the founders’ shares and private placement warrants will provide us with approximately $221,275,000 that we may use to complete a business combination. Our initial business combination must involve a target business or businesses with a fair market value of at least 80% of the amount held in our trust account at the time of such business combination (excluding deferred underwriting discounts and commissions of $7.88 million, or approximately $9.06 million if the over-allotment option is exercised in full). We may not be able to acquire more than one target business, if any, because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. Additionally, we may encounter numerous logistical issues if we pursue multiple target businesses, including the difficulty of coordinating the timing of negotiations, proxy statement disclosure and closings. We may also be exposed to the risk that our inability to satisfy conditions to closing with one or more target businesses would reduce the fair market value of the remaining target businesses in the combination below the required threshold of 80% of the amount held in our trust account (excluding deferred underwriting discounts and commissions of $7.88 million, or approximately $9.06 million if the over-allotment option is exercised in full). Due to these added risks, we are more likely to choose a single target business with which to pursue a business combination than multiple target businesses. Unless we combine with a target business in a transaction in which the purchase price consists substantially of common stock and/or preferred stock, it is likely we will complete only our initial business combination with the proceeds of this offering and the sale of the private placement warrants. Accordingly, the prospects for our success may depend solely on the performance of a single business. If this occurs, our operations will be highly concentrated and we will be exposed to higher risk than other entities that have the resources to complete several business combinations.
If we do not conduct an adequate due diligence investigation of a target business with which we combine, we may face increased risks of subsequent write-downs or write-offs, restructuring, and impairments or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.
In order to meet our disclosure and financial reporting obligations under the federal securities laws, and in order to develop and seek to execute strategic plans for how we can increase the profitability of a target business, realize operating synergies or capitalize on market opportunities, we must conduct a due diligence investigation of one or more target businesses. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. We may have limited time to conduct such due diligence due to the requirement that we complete our initial business combination within 24 months after the date of this prospectus. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target business may be reduced as we approach the deadline for the consummation of an initial business combination. Even if we conduct extensive due diligence on a target business with which we combine, this diligence may not uncover all material issues relating to a particular target business, and factors outside of the target business and outside of our control may later arise. If our diligence fails to identify issues specific to a target business or the environment in which the target business operates, we may be forced to write down or write off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, if we report charges of this nature, negative market perceptions about us or our common stock may arise. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.
You will experience immediate and substantial dilution from the purchase of our common stock.
The difference between the public offering price per share of our common stock (assuming we allocate all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering, constitutes dilution to you and other investors in this offering. Our initial stockholders’ acquisition of the founders’ shares at a significantly lower price than the price of the units being sold in this offering contributed to this dilution. Our initial stockholders acquired an aggregate of 6,468,750 founders’ shares for an aggregate purchase price of $25,000, equivalent to a per-share price of approximately $0.004. Assuming this offering is completed and no value is attributed to the warrants included in the units being sold to the public, you and the other new investors will incur an immediate and substantial dilution of approximately 31.2%, or $3.12 per share (the difference between the pro forma net tangible book value per share after this offering of $6.88, and the initial offering price of $10.00 per unit). Please see “Dilution” for additional information.
We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.
We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the common stock equals or exceeds $14.00 per share for any 20 trading days within a 30 trading-day period ending on the third business day prior to proper notice of such redemption, and provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.
Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.
If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value”, by (y) the fair market value. The “fair market value” means the average reported last sales price of our common stock for the 10 trading days ending on the third trading day prior to the date on which notice of redemption is sent to the holders of the warrants. If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have received if such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in us.
Our outstanding warrants may adversely affect the market price of our common stock and make it more difficult to effect our initial business combination.
The units being sold in this offering include warrants to purchase 22,500,000 shares of common stock (or 25,875,000 shares of common stock if the over-allotment option is exercised in full). We will also sell to our founding stockholder private placement warrants to purchase an aggregate of 5,000,000 shares of our common stock, prior to the closing of this offering. Such purchase will be a condition to the completion of this offering pursuant to the underwriting agreement to be entered into between the underwriters and us. If we issue common stock to complete our initial business combination, the potential issuance of additional shares of common stock on exercise of these warrants could make us a less attractive acquisition vehicle to some target businesses. This is because exercise of any warrants will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete our initial business combination. Our warrants may make it more difficult to complete our initial business combination or increase the purchase price sought by one or more target businesses. Additionally, the sale or possibility of the sale of the shares underlying the warrants could have an adverse effect on the market price for our common stock or our units, or on our ability to obtain other financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.
The grant of registration rights to our initial stockholders may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our common stock.
If our initial stockholders exercise their registration rights with respect to the founders’ shares and private placement warrants in full, there will be an additional 10,625,000 shares of common stock (11,468,750 if the over-allotment option is exercised in full), including 5,000,000 shares of common stock issuable on exercise of the private placement warrants’ eligible for trading in the public market. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the securities owned by our initial stockholders are registered.
If adjustments are, or are not, made to the warrants, you may be deemed to receive a taxable distribution without the receipt of cash.
U.S. holders of warrants may, in certain circumstances, be deemed to have received distributions includible in income if an adjustment is made to the number of shares of common stock for which warrants may be exercised or to the exercise price of the warrants, even though the holders would not have received any cash or property as a result of such adjustment. Conversely, the absence of such an adjustment to the warrants may, in certain circumstances, result in U.S. holders of common stock being deemed to have received distributions includible in income even though the holders would not have received any cash or property. In addition, non-U.S. holders of common stock or warrants could be subject to U.S. federal withholding tax requirements with respect thereto. See “United States Federal Income and Estate Tax Considerations” for more detailed information.
There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.
There is currently no market for our securities. Investors therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations, the filing of periodic reports with the SEC, and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.
If we are deemed to be an investment company, we must meet burdensome compliance requirements and restrictions on our activities, which would increase our operating expenses and may increase the difficulty of completing a business combination.
If we are deemed to be an investment company under the Investment Company Act, the nature of our investments and the issuance of our securities may be subject to various restrictions. These restrictions may make it difficult for us to complete our initial business combination. In addition, we may be subject to burdensome compliance requirements and may have to:
•	register as an investment company;

•	adopt a specific form of corporate structure; and

•	report, maintain records and adhere to voting, proxy, disclosure and other requirements.
We do not believe that our planned principal activities will subject us to the Investment Company Act. In this regard, our agreement with the trustee states that proceeds in the trust account will be invested only in “government securities” and one or more money market funds, selected by us, which invest principally in either short-term securities issued or guaranteed by the U.S. having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or tax exempt municipal bonds issued by governmental entities located within the U.S. or otherwise meeting certain requirements of the Investment Company Act. This investment restriction is intended to facilitate our not being considered an investment company under the Investment Company Act. If we are deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would increase our operating expenses and could make our initial business combination more difficult to complete.
The loss of Messrs. Barnes, Inayatullah, Kauffman or McCormick or Ms. Wyatt could adversely affect our ability to complete our initial business combination.
Our ability to consummate a business combination is dependent to a large degree upon Messrs. Barnes, Inayatullah, Kauffman and McCormick and Ms. Wyatt. We believe that our success depends on their continued service to us, at least until we have consummated a business combination. As affiliates or employees of Tricadia Capital, each of Messrs. Barnes, Inayatullah, Kauffman and McCormick and Ms. Wyatt has incentives to remain with us. Nevertheless, we do not have an employment agreement with any of them, or key-man insurance on their lives. They may choose to devote their time to other affairs, or may become unavailable to us for reasons beyond their control, such as death or disability. The unexpected loss of their services for any reason could have a detrimental effect on our ability to consummate our initial business combination.
An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.
No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable (following our completion of an initial business combination), we expect to either continue to be listed on a national securities exchange, which would provide an exemption from registration in every state, or we would register the warrants in every state (or seek another exemption from registration in such states). Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants and they may expire worthless if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.
The American Stock Exchange may not list our securities or may subsequently delist our securities, which could have adverse consequences for us and our stockholders.
We will seek to have our securities approved for listing on the American Stock Exchange upon consummation of this offering. We cannot assure you that our securities will be listed and, if listed, will continue to be listed on the American Stock Exchange. Additionally, it is likely that the American Stock Exchange would require us to file a new initial listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements, at the time of our initial business combination. We cannot assure you that we will be able to meet those initial listing requirements at that time.
If the American Stock Exchange does not list our securities, or subsequently delists our securities from trading on its exchanges, and we are unable to list our securities on another national securities exchange, we expect our securities could be quoted on the OTC Bulletin Board, or the “pink sheets.” As a result, we could face significant consequences, including:
•	an increase in the difficulty of consummating our initial business combination;

•	a limited availability for market quotations for our securities;

•	reduced liquidity with respect to our securities;

•	a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock;

•	limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.
In addition, we would no longer be subject to American Stock Exchange rules, including rules requiring us to have a certain number of independent directors and to meet other corporate governance standards intended to protect our stockholders.
The determination of the offering price of our units is arbitrary.
Prior to this offering, there was no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in the trust account were the results of a negotiation between the underwriters and us.
The determination of our per-unit offering price and aggregate proceeds was more arbitrary than would typically be the case if we were an operating company. In addition, because we have not identified any potential target businesses, management’s assessment of the financial requirements necessary to complete our initial business combination may prove to be inaccurate, in which case we may not have sufficient funds to consummate our initial business combination and we would be forced to either find additional financing or liquidate, or we may have too great an amount in the trust account to identify a prospect having a fair market value of at least 80% of the amount held in our trust account.
Because we must furnish our stockholders with target business financial statements prepared in accordance with and reconciled to U.S. generally accepted accounting principles, we will not be able to complete an initial business combination with prospective target businesses unless their financial statements are first prepared in accordance with or, reconciled to, U.S. generally accepted accounting principles.
The federal securities laws require that a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports and proxy materials submitted to stockholders. Our initial business combination must be with a target business that has a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $7.88 million or approximately $9.06 million if the over-allotment option is exercised in full) at the time of our initial business combination. We will be required to provide historical and/or pro forma financial information to our stockholders when seeking approval of a business combination with one or more target businesses. These financial statements must be prepared in accordance with, or be reconciled to, U.S. generally accepted accounting principles, or GAAP, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (U.S.), or PCAOB. If a proposed target business, including one located outside of the U.S., does not have financial statements that have been prepared in accordance with, or that can be reconciled to, U.S. GAAP and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.
We have assessed that there is a significant deficiency in our internal control over financial reporting, and compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources that may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2009. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on the effectiveness of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.
We have assessed that there is a significant deficiency in our internal control over financial reporting relating to our accounting and financial reporting controls and that, in order to complete our financial reporting on a going forward basis, we will need to retain additional personnel with the requisite financial or accounting background, either directly, through our access to Tricadia Capital’s professionals, or otherwise on an outsourced basis. We are in the process of seeking to retain such additional personnel, although there can be no assurance that we will be able to do so on a timely or cost-effective basis, or at all.
You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of the securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING
STATEMENTS
The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:
•	ability to complete our initial business combination;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•	officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	potential ability to obtain additional financing to complete a business combination;

•	pool of prospective target businesses;

•	ability of our officers and directors to generate a number of potential investment opportunities;

•	potential change in control if we acquire one or more target businesses for stock;

•	public securities’ potential liquidity and trading;

•	listing or delisting of our securities from the American Stock Exchange or the ability to have our securities listed on the American Stock Exchange following our initial business combination;

•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•	financial performance following this offering.
The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS
The net proceeds of this offering, together with our founding stockholder’s $5.0 million investment in the private placement warrants that will be held in the trust account, will be used as set forth in the following table:

	Without	Over-Allotment
	Over-Allotment	Option
	Option	Exercised

Offering gross proceeds	225,000,000	258,750,000
Private placement warrants	5,000,000	5,000,000
Total gross proceeds	230,000,000	263,750,000

Offering expenses(1)

Underwriting discount (7.0% of offering gross proceeds)(2)	$15,750,000	$18,112,500
Legal fees and expenses	350,000	350,000
Printing and engraving expenses	90,000	90,000
Miscellaneous expenses(3)	153,456	153,456
Accounting fees and expenses	100,000	100,000
SEC registration fee	10,169	10,169
FINRA registration fee	26,375	26,375
American Stock Exchange fees	70,000	70,000
Total offering expenses	16,550,000	18,912,500
Proceeds after offering expenses	213,450,000	244,837,500
Net proceeds not held in trust account(4)	50,000	50,000
Net proceeds held in trust account	213,400,000	244,787,500
Deferred underwriting discounts and commissions held in trust account (3.5% of offering gross proceeds)(2)	7,875,000	9,056,250
Total held in trust account(2),(4)	221,275,000	253,843,750
% of offering gross proceeds	98.3%	98.1%

		Percent of Net
		Proceeds Not in
		Trust and
		Interest Income
		Earned on
		Amount the
	Amount	Trust Account

Use of net proceeds not held in the trust account and up to $3.5 million of the interest income earned on the trust account that may be released to us to cover our working capital requirements(5)

Payment to Tricadia Capital for office space, administrative and support services (approximately $10,000 per month for up to two years)	$240,000	6.8%
Working capital to cover miscellaneous expenses (potentially including deposits or down payments for a proposed initial business combination, legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with the investigation, structuring and negotiation of our initial business combination, director and officer liability insurance premiums and reserves, legal and accounting fees relating to SEC reporting obligations, brokers’ retainer fees, consulting fees and finder’s fees)	$3,310,000	93.2%

Total	$3,550,000	100.0

(1)	A portion of the offering expenses will be paid from an advance in the form of a loan we received from Tricadia Capital as described below. This loan will be repaid out of the proceeds of this offering not being placed in the trust account upon consummation of this offering.
(2)	The amount of underwriting discount held in the trust account, or $7.88 million (or approximately $9.06 million if the over-allotment option is exercised in full), will be paid to the underwriters upon consummation of the initial business combination and will not be available to us. In the event that we do not consummate our initial business combination within the required time period, the underwriters will forfeit any right to that amount, which will be included in the liquidation distribution to our public stockholders.
(3)	This amount includes trustee’s fees, warrant agent fees and closing costs, transfer agent fees and road show expenses.
(4)	The amount of net proceeds from this offering not held in the trust account will remain constant at $50,000 even if the underwriters’ over-allotment is exercised.
(5)	$3.5 million of interest income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements. If the size of this offering is increased or the underwriters elect to exercise the over-allotment option, the amount of interest income earned on the trust account that can be released to us to fund our working capital will be increased proportionately. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.
A total of approximately $221,275,000 (or approximately $253,843,750 if the underwriters’ over-allotment option is exercised in full), including (i) $216,275,000 of the net proceeds from this offering and the sale of the private placement warrants (or $248,843,750 if the underwriters’ over-allotment option is exercised in full) and (ii) $7.88 million (or approximately $9.06 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions will be placed in a trust account at JPMorgan Chase Bank, N.A., with The Bank of New York as trustee. Except for a portion of the interest income to be released to us, the proceeds held in trust will not be released from the trust account until the earlier of the completion of our initial business combination or our liquidation. In the event that we consummate an initial business combination, all amounts held in the trust account (excluding deferred underwriting discounts and commissions of $7.88 million (or approximately $9.06 million if the over-allotment option is exercised in full), which will be paid to the underwriters) that are not (i) paid to public stockholders exercising their conversion rights or (ii) previously released to us as described below to pay income taxes or as working capital, will be released to us upon the closing of our initial business combination, which must involve one or more target businesses with a fair market value of at least 80% of the balance in the trust account at the time of such business combination. The funds released to us may be used to pay all or a portion of the purchase price of our initial business combination. We may apply any funds released to us from the trust account not used to pay the purchase price — for example, because we paid all or a portion of the purchase price for our initial business combination using stock or debt securities — for general corporate purposes, including for maintenance or expansion of operations of an acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies, or for working capital.
We have allocated $50,000 of the offering proceeds to fund a portion of our working capital. We intend to fund the majority of our working capital requirements from a portion of the interest earned on the proceeds being held in the trust account. Under the terms of the investment management trust agreement, up to $3.5 million of interest, subject to adjustment, may be released to us in such amounts and at such intervals as we request, subject to availability and to the maximum cap of $3.5 million, subject to adjustment. Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete an initial business combination, we believe that following the completion of this offering, it will take some time to find a prospective target and take all of the steps necessary to complete an initial business combination. We anticipate that, even at an interest rate of 3% per annum, the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. However, if interest payments are not sufficient to fund these requirements, or are not available to fund the expenses at the time we incur them, we may be required to seek loans or additional investments from our founding stockholder, officers or directors or from third parties. However, none of our founding stockholder, officers or directors or any third party is under any obligation to advance funds to us or to invest in us in such circumstances.
If the size of this offering is increased or the underwriters elect to exercise the over-allotment option, the amount of interest we may withdraw from the trust account to fund our working capital will be increased proportionately. If the underwriters exercise their over-allotment option in full, the amount per share held in trust reduces from $9.83 to $9.81. In addition, assuming a 20% increase in the size of this offering, the per-share conversion or liquidation price could decrease by as much as approximately $0.03.
We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors, and Tricadia Capital professionals, and also that it may include engaging third-party consultants. No compensation of any kind (including finder’s and consulting fees) will be paid to any of our initial stockholders, officers or directors, Tricadia Capital or any of our or their affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination, including in connection with such due diligence activities. However, (i) our officers and directors and Tricadia Capital and its employees will receive reimbursement for any out-of-pocket expenses (such as travel expenses) incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on a suitable initial business combination, (ii) Tricadia Capital will be entitled to receive customary fees in connection with any financing that Tricadia Capital may arrange or originate in connection with our initial business combination, provided that any such financing is on arm’s length terms and is described in the proxy materials we send to our stockholders in connection with our initial business combination, and (iii) Tricadia Capital will be entitled to receive (x) repayment of a promissory note in respect of a loan in the amount of $125,000 it made to us to cover offering-related and organizational expenses and (y) payments of an aggregate of $10,000 per month for office space, secretarial and administrative services commencing with the closing of this offering. Our audit committee will review and approve all payments made to our initial stockholders, officers, directors, Tricadia Capital or our or their affiliates, other than in respect of the $125,000 loan and the $10,000 per month payment described above, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.
In addition, it is also possible that we could use a portion of the funds not in the trust account to pay finder’s fees, consulting fees or other similar compensation, or make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed initial business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), if the amount were large enough and we had already used up the other funds available to us, we could be left with insufficient funds to continue searching for other potential target businesses or otherwise fund our business. In such case, if we were unable to secure additional financing, we would most likely fail to consummate an initial business combination in the allotted time and be forced to liquidate.
We believe that amounts not held in trust as well as the interest income of up to $3.5 million, subject to adjustment, earned on the trust account balance that may be released to us will be sufficient to pay the costs and expenses for which such proceeds have been allocated. This belief is based on the fact that in-depth due diligence will most likely be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount of such costs, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. To the extent that such expenses exceed the amounts not held in the trust account and the interest income of up to $3.5 million, subject to adjustment, that may be released to us from the trust account, such out-of-pocket expenses could not be reimbursed by us unless we consummate an initial business combination. Since the role of present management after an initial business combination is uncertain, we have no current ability to determine what remuneration, if any, will be paid to present management after our initial business combination. Our officers and directors may, as part of any such combination, negotiate the repayment of some or all of the out-of- pocket expenses incurred by them that have not been reimbursed prior to the initial business combination’s closing. If the target business’s owners do not agree to such repayment, this could cause our officers and directors to view such potential initial business combination unfavorably and result in a conflict of interest.
As of December 31, 2007, Tricadia Capital had made an advance to us in the form of a loan for a total of $125,000, which amount will be used to pay a portion of the expenses of this offering referenced in the line items above including certain organizational expenses. This advance is non-interest bearing and unsecured and is due at the earlier of November 30, 2008, or the consummation of this offering. The advance will be repaid out of the proceeds of this offering not being placed in the trust account.
We have agreed to pay Tricadia Capital a total of $10,000 per month for office space, administrative services and secretarial support commencing with the closing of this offering. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person.
To the extent that our capital stock or debt financing is used in whole or in part as consideration to effect our initial business combination, any proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the combined business.
The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in U.S. “government securities” (as such term is defined in the Investment Company Act) and one or more money market funds, selected by us, which invest principally in either short-term securities issued or guaranteed by the U.S. having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or tax exempt municipal bonds issued by governmental entities located within the U.S., so that we are not deemed to be an investment company under the Investment Company Act.
A public stockholder will be entitled to receive funds from the trust account only in the event of our liquidation if we fail to complete our initial business combination within the allotted time or if the public stockholder converts such shares into cash in connection with an initial business combination that the public stockholder voted against and that we actually complete. In no other circumstances will a public stockholder have any right or interest of any kind in or to funds in the trust account. The funds a public stockholder will be entitled to receive from the trust account would include interest earned on his, her or its portion of the trust account, net of taxes payable with respect to such interest, and less interest income released to us from the trust account in the manner described above and, in the event of our liquidation for failure to consummate an initial business combination within the allotted time, interest of up to $50,000 that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.

On completion of an initial business combination, the underwriters will receive the deferred underwriters’ discounts and commissions held in the trust account. If we do not complete an initial business combination and the trustee must therefore distribute the balance in the trust account on our liquidation, the underwriters have agreed (i) to forfeit any rights or claims to the deferred underwriting discounts and commissions, together with any accrued interest thereon, in the trust account, and (ii) that the trustee is authorized to distribute the deferred underwriting discounts and commissions, together with any accrued interest thereon, net of income taxes payable on such interest, on a pro rata basis to the public stockholders.

DIVIDEND POLICY
We have not paid any dividends on our common stock to date and will not pay cash dividends prior to the completion of our initial business combination. After we complete our initial business combination, the payment of dividends will depend on our revenues and earnings, if any, our capital requirements and our general financial condition. The payment of dividends after our initial business combination will be within the discretion of our board of directors at that time. Our board of directors currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate that our board of directors will declare any dividends in the foreseeable future.

DILUTION
The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock. The information below assumes the payment in full of the underwriters’ discounts and commissions, including amounts held in the trust account, and no exercise of the over-allotment option.
As of December 31, 2007, our net tangible book value was a deficiency of ($111,596), or approximately $(0.02) per share of common stock. After giving effect to the sale of 22,500,000 shares of common stock included in the units offered hereby (but excluding shares underlying the warrants included in the units) (including deferred underwriting discounts and commissions), after deduction of estimated expenses paid in advance of this offering, our pro forma net tangible book value (as decreased by the value of 6,749,999 shares of common stock which may be converted into cash) as of December 31, 2007, would have been $147,054,958, or approximately $6.88 per share, representing an immediate increase in net tangible book value of approximately $6.90 per share to the holders of the founders’ shares, and an immediate dilution of approximately $3.12 per share, or 31.2%, to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $66,352,490 less than it otherwise would have been because if we effect our initial business combination, the conversion rights of the public stockholders may result in the conversion into cash of not more than 30% of the aggregate number of the shares sold in this offering (minus one share) at a per-share conversion price equal to the amount in the trust account as of two business days prior to the proposed consummation of our initial business combination, inclusive of any interest, net of any taxes due on such interest and net of up to $3.5 million in interest income on the trust account balance previously released to us to fund working capital requirements, divided by the number of shares sold in this offering.
The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$10.00
Net tangible book value before this offering	$(0.02)
Increase attributable to new investors	$6.90
Pro forma net tangible book value after this offering		$6.88
Dilution to new investors		$3.12
The following table sets forth information with respect to our founding stockholder and the new investors:

					Average
	Shares Purchased		Total Consideration		Price per
	Number	Percentage	Amount	Percentage	Share
Founding stockholder(1)	6,468,750	22.3%	$25,000	.01%	$0.004
New investors	22,500,000	77.7%	$225,000,000	99.99%	$10.00
Total	28,968,750	100.0%	$225,025,000	100.0%

The pro forma net tangible book value per share after the offering is calculated as follows:

Net tangible book value before the offering and sale of the private placement warrants	(111,596)
Net proceeds from this offering and sale of the private placement warrants (adjusted for $136,544 of expenses recognized for the period ending 12/31/07)	213,450,000
Offering costs paid in advance and excluded from tangible book value before this offering	136,544
Less: proceeds held in trust account subject to conversion to cash	(66,352,490)

Total:	$147,122,458

Denominator:
Shares of common stock outstanding prior to the offering	5,625,000
Shares of common stock included in the units offered in this offering	22,500,000
Less: shares subject to conversion	(6,749,999)

Total(2):	21,375,001

(1)	Includes 843,750 founders’ shares which are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full. Following the underwriters’ over-allotment option, whether exercised in whole or in part, the amount of founders’ shares outstanding will be 20.0% of the total shares.

(2)	This calculation assumes that the over-allotment option has not been exercised, and as a result the denominator is reduced by 843,750 founders’ shares which are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full. Assuming the over-allotment option is exercised in full, the denominator would be 24,581,251.

CAPITALIZATION
The following table sets forth our capitalization at December 31, 2007 and as adjusted to give effect to the sale of our units in this offering and the private placement warrants and the application of the estimated net proceeds derived from the sale of such securities:

	December 31, 2007
	Actual	As Adjusted

Deferred underwriting discounts and commissions	$—	$7,875,000

Note payable to related party(1)	$125,000	$—
Common stock, -0- and 6,749,999 shares which are subject to possible conversion at conversion value(2)	$—	$66,352,490

Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	$—	$—

Common stock, $0.001 par value, 200,000,000 shares authorized; 6,468,750 shares issued and outstanding; 21,375,001 shares issued and outstanding (excluding 6,749,999 shares subject to possible conversion), as adjusted	$6,469	$21,375
Additional paid-in capital(3)	18,531	142,033,635
Private placement warrants	—	5,000,000
Accumulated deficit	(52)	(52)

Total stockholders’ equity	$24,948	$147,122,458

Total capitalization	$149,948	$221,349,948

(1)	Note payable to related party is a promissory note issued in the amount of $125,000 to Tricadia Capital. The note is non-interest bearing and is payable on the earlier of November 30, 2008 or the consummation of this offering.

(2)	If we consummate our initial business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of no more than 30% of the aggregate number of shares sold in this offering (minus one share) at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially $9.83 per share (or approximately $9.81 per share if the over-allotment option is exercised in full)), before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and net of interest income previously released to us for working capital requirements, as of two business days prior to the proposed consummation of our initial business combination divided by the number of shares sold in this offering.

(3)	Excludes $7.88 million payable to the underwriters for deferred underwriting discounts and commissions from the funds to be placed in a trust account.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
We are a blank check company organized under the laws of the State of Delaware on November 28, 2007. We were formed for the purpose of acquiring or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, one or more businesses or assets, which we refer to as our “initial business combination.” Initially, we will be targeting businesses in the alternative asset management sector, but we may acquire a business outside of that sector. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussion, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, conduct any research or take any measures, directly or indirectly, to locate or contact a target business. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:
•	may significantly reduce the equity interest of our stockholders;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our current officers and directors; and

•	may adversely affect prevailing market prices for our common stock.
Similarly, if we issue debt securities, it could result in:
•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that require the maintenance of certain financial ratios or reserves and any such covenants were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security were payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to do so.
As indicated in the accompanying financial statements, at December 31, 2007, we had $150,000 in cash and a working capital deficiency of ($111,596) respectively. Further, we have incurred and expect to continue to incur significant costs. We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.
Results of Operations and Known Trends or Future Events
We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering including organizing our company, receiving $25,000 in unit subscriptions from our founding stockholder and a $125,000 advance in the form of a loan from Tricadia Capital as more fully described below, identifying an underwriter, and engaging a law firm and accountants in connection with this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination, at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses as described below in “— Liquidity and Capital Resources.”
Liquidity and Capital Resources
Our liquidity needs have been satisfied to date through the receipt of $25,000 in stock subscriptions from our founding stockholder and advances in the form of a loan from Tricadia Capital as described more fully below.
We estimate that the net proceeds from the sale of the units in this offering, after deducting offering expenses of approximately $800,000 and underwriting discounts and commissions of approximately $7,875,000, or $9,056,250 if the underwriters’ over-allotment option is exercised in full, together with $5.0 million from our founding stockholder’s investment in the private placement warrants that will be held in the trust account, will be approximately $221,325,000 (or $253,893,750 if the underwriters’ over-allotment option is exercised in full). Of this amount, $221,275,000 (or $253,843,750 if the underwriters’ over-allotment option is exercised in full) will be held in the trust account and the remaining $50,000, in either case, will not be held in the trust. Of the amount held in the trust account, an amount equal to 3.5% of the gross proceeds of this offering, or $7.88 million (approximately $9.06 million, if the underwriters’ over-allotment option is exercised in full), will be used to pay the underwriters a deferred fee upon the consummation of our initial business combination, and will not be available for our use to effect our initial business combination. We expect that most of the proceeds held in the trust account will be used as consideration to pay the sellers of a target business or businesses with which we ultimately complete our initial business combination. We expect to use substantially all of the net proceeds of this offering not in the trust account to pay expenses in locating and acquiring a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating our initial business combination. To the extent that our capital stock or debt financing is used in whole or in part as consideration to effect our initial business combination, any proceeds held in the trust account (less amounts paid to any public stockholders who exercise their conversion rights and deferred underwriting discounts and commissions paid to the underwriters) as well as any other net proceeds not expended will be used to finance the operations of the target business.
As of December 31, 2007, Tricadia Capital had made an advance to us in the form of a loan for a total of $125,000, which amount was used to pay a portion of the expenses of this offering referenced in the line items above including certain organizational expenses. The promissory note in respect of this loan is non-interest bearing and unsecured and is due at the earlier of November 30, 2008, or the consummation of this offering. The promissory note in respect of this loan will be repaid out of the proceeds of this offering not being placed in the trust account.
We believe that, upon consummation of this offering, the funds available to us outside of the trust account, together with interest income of up to $3.5 million, subject to adjustment, on the balance of the trust account which may be released to us for working capital requirements, will be sufficient to allow us to operate for at least the next 24 months, assuming that our initial business combination is not consummated during that time. This belief is based on the fact that in-depth due diligence will most likely be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination and that payment of finder’s fees is customarily tied to the completion of a transaction. Over this time period, we anticipate making the following expenditures:
•	approximately $240,000 of expenses relating to our office space and certain administrative and support services;

•	approximately $3,310,000 for general working capital that will be used for miscellaneous expenses (potentially including deposits or down payments for a proposed initial business combination), legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with the investigation, structuring and negotiation of our initial business combination, director and officer liability insurance premiums and reserves, expenses of this offering to the extent they exceed the estimates shown in “Use of Proceeds,” legal and accounting fees relating to SEC reporting obligations, brokers’ retainer fees, consulting fees and finder’s fees.
We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, we will rely on interest earned of up to $3.5 million, subject to adjustment, on the trust account to fund such expenditures and, to the extent that the interest earned is below our expectation, or our estimate of costs is less than the actual amount of such costs, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to convert into cash a significant number of shares of public stockholders voting against our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination.
Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.
Controls and Procedures
We have assessed that there is a significant deficiency in our internal control over financial reporting relating to our accounting and financial reporting controls and that, in order to complete our financial reporting on a going forward basis, we will need to retain additional personnel with the requisite financial or accounting background, either directly, through our access to Tricadia Capital's professionals, or otherwise on an outsourced basis. We are in the process of seeking to retain such additional personnel, although there can be no assurance that we will be able to do so on a timely or cost-effective basis, or at all.
We expect that we will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009.
We expect to further assess our controls at the time of this offering, and, if necessary, implement additional controls in order that our internal control system can continue to be effective for the time period prior to an initial business combination.
Additionally, we expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls.
Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.
Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk
The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.
Related Party Transactions
As of December 31, 2007, Tricadia Capital had made an advance to us in the form of a loan for a total of $125,000 for the payment of offering-related and organizational expenses. The promissory note in respect of this loan is non-interest bearing and unsecured and are due at the earlier of November 30, 2008 or the consummation of this offering. This promissory note will be repaid out of the proceeds of this offering not being placed in the trust account. See also “Certain Relationships and Related Transactions” for information on this loan.
We have agreed to pay Tricadia Capital a monthly fee of $10,000 for general and administrative services, including office space and secretarial support commencing with the closing of this offering. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party.
On December 14, 2007, our founding stockholder agreed to purchase 5,000,000 private placement warrants at $1.00 per warrant (for a total purchase price of $5.0 million) from us on a private placement basis simultaneously with the consummation of the offering. Each of Andrew Beer, Ran Fridrich and Bradley Smith, each of whom is a director, has agreed to purchase membership interests in our founding stockholder entitling such persons to a pecuniary interest in 250,000, 1,000,000 and 400,000, respectively, of the private placement warrants to be purchased by our founding stockholder. The purchase price of the private placement warrants has been determined to be the fair value of such warrants as of the subscription date. However, if it is determined, at the time of the offering, that the fair value of the private placement warrants exceeds the $1.00 purchase price, we would record compensation expense for the excess of the fair value of the private placement warrants on the day of purchase over the $1.00 purchase price in accordance with SFAS 123(R).
Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results
As of December 31, 2007, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS
We are a blank check company organized under the laws of the State of Delaware on November 28, 2007. We were formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, one or more businesses or assets, which we refer to as our “initial business combination.” Our efforts to identify a prospective target business will not be limited to a particular industry, although we intend to focus our efforts on acquiring an operating business in the alternative asset management sector or a similar business. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussion, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, conduct any research or take any measures, directly or indirectly, to locate or contact a target business.
Alternative asset management, in general, involves managing portfolios using a variety of investment strategies where the common element is the manager’s goal of delivering investment performance on an absolute return basis within certain predefined risk parameters. These investment returns tend to have a lower correlation to the broader market than do traditional asset management strategies. The commonality across nearly all alternative asset management portfolios is that the fee arrangements typically include a significant performance fee (incentive income) component and that investor expectations are often framed in terms of absolute returns, rather than returns which are measured in relation to benchmark indices.
We have entered into a business opportunity right of first review agreement with Tricadia Capital, which provides that from the effective date of the registration statement of which this prospectus forms a part until the earlier of the filing by us of a current report on Form 8-K with the SEC announcing the execution of a definitive agreement for our initial business combination, or our liquidation, we will have a right of first review with respect to business combination opportunities of Tricadia Capital with a fair market value of $177 million or more that Tricadia Capital, including its principals and employees, first becomes aware of after the effective date. Tricadia Capital will first offer any such business opportunity to us (subject to fiduciary obligations it has to its clients as a registered investment advisor) and will not, and will cause each fund and other investment vehicle managed or advised by Tricadia Capital not to, pursue such business opportunity unless and until our board of directors has determined for any reason that we will not pursue such opportunity. Decisions by us to release Tricadia Capital to pursue any specific business opportunity will be made solely by a majority of our disinterested directors. This right of first review will not include:
•	companies targeted for acquisition by any company in which an investment vehicle managed or advised by Tricadia Capital has an investment; and

•	any target entity in which any of our officers, directors or Tricadia Capital or their affiliates has a financial interest.
We will seek to utilize the expertise and resources of Tricadia Capital to locate a potential target business. Tricadia Capital is a New York based SEC-registered investment advisor focused primarily on credit-related trading strategies. Tricadia Capital was founded in April 2003 by Messrs. Michael Barnes and Arif Inayatullah, each of whom has over 19 years of experience in the issuance and proprietary trading of structured fixed income and credit derivative products. In addition to Messrs. Barnes and Inayatullah, Tricadia has approximately 40 professionals focused on the administration, analysis and trading of credit-related products. The Tricadia Capital team currently manages approximately $8.3 billion in hedge funds, managed accounts, collateralized debt obligations and permanent capital businesses. We believe that our access to the resources, infrastructure and expertise of Tricadia Capital will provide us with a wide variety of acquisition opportunities and a significant competitive advantage.

While we may seek to acquire or acquire control of more than one business or asset, which we refer to as our “target business” or “target businesses,” our initial business combination must involve one or more target businesses having a fair market value, individually or collectively, equal to at least 80% of the balance in the trust account at the time of such initial business combination (excluding deferred underwriting discounts and commissions of $7.88 million, or approximately $9.06 million if the underwriters’ over-allotment option is exercised in full). We will only consummate a business combination in which we become the controlling stockholder of the target. The key factor that we will rely on in determining controlling stockholder status would be our acquisition of at least 50.1% of the voting equity interests of the target company. We will not consider any transaction that does not meet such criteria. In addition, we will not enter into our initial business combination with any entity in which any of our officers, directors or Tricadia Capital or their affiliates has a financial interest.
If we are unable to consummate our initial business combination within the allotted time period set forth in this prospectus, our corporate existence will cease and we will implement our liquidation plan, which will include the distribution of the proceeds held in the trust account to our public stockholders in an amount we expect to be $9.83 per share of common stock held by them (or approximately $9.81 per share if the underwriters exercise their over-allotment option).
Competitive Advantages
We believe we have the following competitive advantages over other entities with business objectives similar to ours.
Experienced Management Team. Our management team will consist of five senior managers of Tricadia Capital (the managing member of our founding stockholder) who have, on average, 20 years of experience in the fields of credit analysis and trading, leveraged loans, capital markets, risk management, structured products, and special situation investing. Our Chairman and Co-Chief Executive Officer, Michael Barnes and our Co-Chief Executive Officer and Director, Arif Inayatullah, are founding partners and Co-Chief Investment Officers of Tricadia Capital. Our Chief Operating Officer is Geoffrey Kauffman, who oversees the development and administration of a credit derivative products company and other alternative asset management vehicles at Tricadia Capital. Our Executive Vice President is John McCormick, who oversees an experienced middle market investment management group of seven professionals for Tricadia Capital. Our Chief Financial Officer is Julia Wyatt, who is the Chief Operating Officer and Chief Financial Officer of Tricadia Capital.
Depth of Asset Management Experience. Tricadia Capital and its affiliates currently manage portfolios with approximately $8.3 billion in hedge funds, managed accounts, collateralized debt obligations and permanent capital businesses.
Access to Tricadia Capital’s and Mariner’s Infrastructure. We believe we have a significant competitive advantage through our access to Tricadia Capital’s team of experienced asset management professionals who are supported by an established operational infrastructure. We believe Tricadia Capital has a seasoned management team with extensive experience in the credit markets. We also believe that the relationship and the Services Agreement, between Tricadia Holdings and Mariner, under which a portion of Mariner’s revenues are tied to the success of Tricadia Capital, enhances our operational infrastructure. Mariner is an investment management company based in New York with more than $13.0 billion of assets under management and over 140 employees. Mariner focuses primarily on fixed income and relative-value credit asset management strategies. Under the Services Agreement, Mariner provides the Support Services to the Tricadia Affiliates. These Support Services include back office, human resources, marketing, compliance and legal support and investor relations, which we expect to benefit from. Notwithstanding the above described Support Services, Mariner will have no responsibilities related to the operations or supervision of Apple Creek Acquisition Corp.
Status as a public company: We believe our structure will make us an attractive business combination partner to potential target businesses in the alternative asset management industry. As an existing public company, we offer a target business an alternative to the traditional initial public offering process through a merger or other business combination. The owners of the target business could exchange their shares of stock in the target business for shares of our stock.
Financial position: With a trust account initially in the amount of approximately $221.3 million (assuming no exercise of the over-allotment option), we offer a target business a variety of options such as providing the owners of a target business with shares in a public company and a public means to sell such shares, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we believe we could consummate an initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we believe we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance that it will be available to us.
Tricadia Senior Management
The following members of Tricadia Capital senior management will serve as our executive officers, helping us to source, analyze and execute a business combination.
Michael Barnes (Chairman; Co-Chief Executive Officer)
Mr. Barnes is a founding partner of Tricadia Capital and is the Chairman, Co-Chief Executive Officer and Co-Chief Investment Officer of Tiptree Financial Partners, L.P., or Tiptree, an affiliate of Tricadia Capital. Prior to the formation of Tricadia Capital in April 2003, Mr. Barnes spent two years as Head of Structured Credit Arbitrage within UBS Principal Finance LLC, a wholly owned subsidiary of UBS Warburg, which conducts proprietary trading on behalf of the firm. Mr. Barnes joined UBS in November 2000 as part of the merger between UBS and PaineWebber Inc. Prior to joining UBS, Mr. Barnes was Managing Director and Global Head of the Structured Credit Products Group of PaineWebber. Prior to joining PaineWebber in 1999, he spent 12 years at Bear, Stearns & Co. Inc., the last five of which, he was head of their Structured Transactions Group.
Arif Inayatullah (Co-Chief Executive Officer; Director)
Mr. Inayatullah is a founding partner of Tricadia Capital and is a Director, Co-Chief Executive Officer and Co-Chief Investment Officer of Tiptree. Mr. Inayatullah has 19 years of experience in engineering complex structured transactions in the fixed income, currency, equity, and commodities markets, with a particular emphasis on leveraged credit products. Prior to the formation of Tricadia Capital in April 2003, Mr. Inayatullah was at UBS Principal Finance LLC where he was an Executive Director responsible for the development of structured credit arbitrage transactions. Mr. Inayatullah joined UBS in March 2002. Prior to UBS, he was a partner at BroadStreet Group where he had responsibility for managing the BroadStreet Group’s structured product and CDO business lines from March 2000 to June 2001. Prior to BroadStreet, Mr. Inayatullah was a Managing Director at Crédit Agricole Indosuez where he was responsible for structured finance and proprietary credit arbitrage.
Geoffrey Kauffman (Chief Operating Officer)
Mr. Kauffman is a Managing Director of Tricadia Capital. Mr. Kauffman also serves as the President and Chief Executive Officer of Tricadia CDPC Management and as the Chief Operating Officer of Tiptree, and is overseeing the development and administration of other alternative asset management vehicles at Tricadia. Prior to joining Tricadia, Mr. Kauffman was a Partner with the Shidler Group working on developing credit derivative products company projects. Before joining the Shidler Group, Mr. Kauffman was involved in the launch of the CGA Group of companies which originated financial guarantee contracts. Mr. Kauffman lived in Bermuda from July 1997 through the end of 1999, and held the positions of President, Chief Underwriting Officer and Principal Representative of CGA Bermuda, Ltd. In January of 2000, Mr. Kauffman returned to New York as President and CEO of CGA Investment Management, the

largest of the three CGA Group companies, where he remained until the company was sold to Ace, Ltd. in July of 2001. Prior to joining CGA, Mr. Kauffman was at AMBAC and the MBIA / AMBAC International joint venture in 1995 and 1996 to help develop their International Structured Finance Department. Prior to AMBAC, Mr. Kauffman was with FGIC’s ABS Group and helped establish that business from 1989 to 1995, focusing on CDOs, Asset Backed Securities and Multi Seller Conduit programs. Prior to FGIC, Mr. Kauffman worked in the Investment Banking Division of Marine Midland Bank (now HSBC), and focused on middle market M&A as well as Structured Finance.
John McCormick (Executive Vice President)
Mr. McCormick is a Managing Director of Tricadia Capital and head of Tricadia Capital’s middle market investment group. Prior to joining Tricadia Capital in 2006, Mr. McCormick was in GE’s Global Sponsor Finance group where he was responsible for originating, analyzing, structuring and negotiating senior secured loans, second lien and mezzanine capital and equity co-investment transactions. Prior to joining GE Capital, Mr. McCormick was with BNP Paribas (formerly Paribas) in the Merchant Banking Group. In that capacity, he originated, closed and served as the portfolio manager for investments with private equity sponsors. Over his career, Mr. McCormick has been responsible for investments in senior debt, public and private subordinated debt and preferred and common equity.
Julia Wyatt (Chief Financial Officer)
Ms. Wyatt is the Chief Financial Officer and Chief Operating Officer of Tricadia Capital and the Chief Financial Officer of Tiptree. Prior to joining Tricadia in March 2005, Ms. Wyatt was the Chief Financial Officer of Havell Capital Management, or HCM, a specialized investment management firm dedicated to managing funds in fixed income markets from October 1996 to February 2005. During her eight years with HCM, Ms. Wyatt was responsible for all non-investment related aspects of the firm, including financial, legal, regulatory and client services. Prior to HCM, Ms. Wyatt was a senior member of the Fixed Income Management Group with NeubergerBerman. Previously, she was employed by Morgan Grenfell Capital Management where she was the Treasurer and Director of Client Services. Ms. Wyatt obtained her C.P.A. license during her six years with Deloitte & Touche, spending the last two years in the Executive Office Research Department.
Effecting a Business Combination
General
We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. While substantially all of the net proceeds of this offering are allocated to completing an initial business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, you will not be provided an opportunity to evaluate the specific merits or risks of one or more target businesses at the time of your investment. If we engage in an initial business combination with a target business using our capital stock or debt financing to fund the combination, proceeds from this offering and the sale of the private placement warrants will then be used to undertake additional acquisitions or to fund the operations of the target business on a post-combination basis. We may engage in an initial business combination with a company that does not require significant additional capital but is seeking a public trading market for its shares, and which wants to merge with an already public company to avoid the uncertainties associated with undertaking its own public offering. These uncertainties include time delays, compliance and governance issues, significant expense, a possible loss of voting control, and the risk that market conditions will not be favorable for an initial public offering at the time the offering is ready to be commenced. We may seek to effect a business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

We have not identified a target business
We do not have any specific initial business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we have engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, conduct any research or take any measures, directly or indirectly, to locate or contact a target business. In addition, because of the nature of Tricadia Capital’s business, executives associated with Tricadia Capital occasionally receive unsolicited inquiries that identify companies that are potentially for sale. Management has not and will not respond to any such inquiries, nor will it pursue any potential targets that such unsolicited inquiries have identified prior to the completion of this offering. Other than such inquiries, management has not received any inquiries regarding potential target businesses. Further, after completion of this offering, we will not use information relating to specific target businesses that was known by Tricadia Capital’s investment professionals or any other affiliates prior to the completion of this offering. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.
Sources of target businesses
We expect that our principal means of identifying potential target businesses will be through the extensive contacts and relationships of the Tricadia Capital, with which we have entered into a business opportunity right of first review agreement, and our officers and directors. While our officers are not required to commit to our business on a full-time basis and our directors have no commitment to spend any time in identifying or performing due diligence on potential target businesses, our officers and directors believe that the relationships they have developed over their careers and their relationship with Tricadia Capital will generate a number of potential business combination opportunities that will warrant further investigation. Various unaffiliated parties, such as investment banking firms, venture capital funds, private equity funds, leveraged buyout funds and similar sources, may also bring potential target businesses to our attention. We believe this based on our expectation that these unaffiliated sources will become aware of our search through our mutual professional relationships and as a result of any media coverage we may receive.
We may pay fees or compensation to third parties for their efforts in introducing us to potential target businesses that we have not previously identified. Such fees or compensation may be calculated as a percentage of the dollar value of the transaction and/or may involve monthly retainer payments. We will seek to negotiate the lowest reasonable percentage fee consistent with the attractiveness of the opportunity and the alternatives, if any, that are then available to us. Payment of finder’s fees is customarily tied to completion of a transaction. Although it is possible that we may pay finder’s fees in the case of an uncompleted transaction, we consider this possibility to be extremely remote. In no event will we pay any of our initial stockholders, officers or directors or any entity with which they or we are affiliated, including Tricadia Capital, any finder’s fee, reimbursements, cash payments or other compensation for services rendered to us prior to or in connection with the consummation of an initial business combination, other than (i) repayment of a promissory note in respect of a loan of $125,000 made to us by Tricadia Capital to cover offering-related and organizational expenses; (ii) payment of an aggregate of $10,000 per month to Tricadia Capital for office space, secretarial and administrative services commencing with the closing of this offering; (iii) payment of customary fees in connection with any financing that Tricadia Capital may arrange or originate in connection with our initial business combination, provided that any such financing is on arm’s length terms and is described in the proxy materials we send to our stockholders in connection with our initial business combination; and (iv) reimbursement for any out-of-pocket expenses related to this offering and identifying, investigating and consummating an initial business combination. In addition, none of our initial stockholders, officers or directors, or any of our or their affiliates will receive any finder’s fee, consulting fees or any similar fees from any person or entity in connection with any initial business combination involving us other than any compensation or fees that may be received for any services provided following such initial business combination. Our audit committee will review and approve all payments made to our initial stockholders, officers, directors, or our or their affiliates, other than the repayment of a promissory note in respect of a loan of $125,000 and the $10,000 per month payment described above, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.
Selection of a target business and structuring of a business combination
Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $7.88 million, or approximately $9.06 million if the over-allotment option is exercised in full) at the time of such initial business combination, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. However, we will only consummate a business combination in which we become the controlling stockholder of the target. The key factor that we will rely on in determining controlling stockholder status would be our acquisition of at least 50.1% of the voting equity interests of the target company. We will not consider any transaction that does not meet such criteria. In addition, we will not enter into our initial business combination with any entity in which any of our officers, directors or Tricadia Capital or their affiliates has a financial interest.
In evaluating a prospective target business, our management will consider a variety of criteria and guidelines, including the following to the extent relevant:
•	financial condition and results of operations;

•	growth potential;

•	reputation

•	experience and skill of management and availability of additional personnel;

•	track record and growth of assets under management;

•	client base;

•	infrastructure and capital requirements;

•	impact of regulation on the business;

•	costs associated with effecting the business combination;

•	ability for Tricadia Capital to add value post business combination; and

•	macro competitive dynamics in the industry within which each company competes.
These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of clients and other parties with whom the target has a material relationship, inspection of facilities, as well as review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete the initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. We expect that due diligence of prospective target businesses will be performed by some or all of our officers, directors and the Tricadia Capital investment professionals. We may engage third-party consultants to assist us with performing due diligence and valuations of the target company. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a potential or initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete an initial business combination.
Fair market value of target business or businesses and determination of offering amount
The initial target business or businesses with which we combine must have a collective fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $7.88 million, or approximately $9.06 million if the over-allotment option is exercised in full) at the time of such initial business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination. We may seek to consummate our initial business combination with a target business or businesses with a collective fair market value in excess of the balance in the trust account. However, we would need to obtain additional financing to consummate such an initial business combination, and there is no assurance we would be able to obtain such financing.
In determining the size of this offering, our management concluded, based on their collective experience, that an offering of this size, together with the proceeds of the private placement of the private placement warrants, would provide us with sufficient equity capital to execute our business plan. In making such determination, our management also considered what size offering we believed would be successfully received given market conditions, our management, and the size of initial public offerings of other similarly structured blank check companies. We believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt in addition to the cash held in the trust account, will give us substantial flexibility in selecting an acquisition target and structuring our initial business combination. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses whose fair market value, collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $7.88 million or approximately $9.06 million if the over-allotment option is exercised in full) at the time of the initial business combination.
In contrast to many other blank check companies that must combine with one or more target businesses that have a fair market value equal to 80% or more of the acquiring company’s net assets, we will not combine with a target business or businesses unless the fair market value of such entity or entities meets a minimum valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of $7.88 million, or approximately $9.06 million if the over-allotment option is exercised in full). We have used this criterion to provide investors and our officers and directors with greater certainty as to the fair market value that a target business or businesses must have in order to qualify for our initial business combination. The determination of net assets requires an acquiring company to have deducted all liabilities from total assets to arrive at the balance of net assets. Given the ongoing nature of legal, accounting, stockholder meeting and other expenses that will be incurred immediately before and at the time of an initial business combination, the balance of an acquiring company’s total liabilities may be difficult to ascertain at a particular point in time with a high degree of certainty. By using a minimum threshold valuation of 80% of the trust amount, if we incur significant liabilities and expend most of the funds outside of the trust, the “balance in trust” calculation would result in a figure that is greater than the “net assets” calculation, with a result that the fair market value of a target business that we could acquire would have to be higher. Accordingly, we have determined to use the valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of $7.88 million or approximately $9.06 million if the over-allotment option is exercised in full) for the fair market value of the target business or businesses with which we combine so that our officers and directors will have greater certainty when selecting, and our investors will have greater certainty when voting to approve or disapprove, a proposed initial business combination with a target business or businesses that such target business or businesses will meet the minimum valuation criterion for our initial business combination.
In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business. Our board of directors will perform its own valuations and analyses in seeking to determine that the target has a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $7.88 million or approximately $9.06 million if the over-allotment option is exercised in full) at the time of the proposed business combination. Whether or not the fair market value of a target business is in excess of 80% of the proceeds in the trust account or businesses will be determined by our board of directors based upon standards generally accepted by the financial community as applicable and appropriate in the valuation of target businesses in the industry of any target business considered by us, such as the following: comparative company analysis, including without limitation, earnings before interest, taxes, depreciation, and amortization, revenue, equity, and assets; industry analysis based upon then current trends, historical growth, and other relevant industry statistics; forecasted financial data, such as revenue, earnings and cash flow; and other relevant indicia of value. The board of directors will make its valuation assessment based on all relevant information available at the time, and in accordance with its obligations under Delaware law, which may differ on a case-by-case basis depending on the specific nature of the target and the structure of the transaction, including the projected performance of the target based on its potential under our business plan (as determined based upon standards generally accepted by the financial community, as well as the criteria discussed under “Selection of a target business and structuring of a business combination” above). Accordingly, we cannot predict at this time the precise information that the board of directors intends to provide to stockholders regarding the valuation of a particular target, other than whether it meets the 80% threshold criterion.
If our board of directors is not able to determine independently that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion in that regard from an unaffiliated, independent investment banking firm which is a member of FINRA. We expect that any such opinion would be included in our proxy soliciting materials furnished to our stockholders in connection with the stockholder vote on our initial business combination, and that such independent investment banking firm will be a consenting expert. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if our board of directors independently determines that the target business or businesses has sufficient fair market value to meet the threshold criterion. In addition, if our board of directors has informed stockholders that it believes that a target business meets the 80% threshold criterion, our board of directors will not be otherwise required to provide stockholders with valuations and analyses or quantify the value of any target. Further, in the event that we issue shares in order to acquire a target and such issuance causes the investors in this offering to collectively become minority stockholders, we will not be required to obtain an opinion or independently opine on whether the transaction is fair to our stockholders. However, any such issuance shall not affect the requirement that a majority of the shares of common stock voted by our public stockholders must approve any initial business combination.
Competition
We believe that potential target businesses may favor us over some other potential purchasers of their businesses, which may include private equity funds, public and private operating businesses and other entities and individuals, both foreign and domestic, for the following reasons:

•	Because our capital structure does not require us to effect a liquidity event at any particular time, we believe that potential target businesses may favor us over certain other entities, such as venture capital funds, leveraged buyout funds and other private equity funds, that have finite lives, which generally require the funds to effect a liquidity event, such as a sale, refinancing or public offering, for portfolio companies in order to return capital to investors.

•	We will not integrate the operations of our initial business combination into an existing environment and corporate culture with pre-existing methods of doing business, as is common with acquisitions by operating companies (both public and private).
Nonetheless, in identifying, evaluating and pursuing potential target businesses, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these entities possess greater financial, marketing, technical, human and other resources than we do. Our ability to compete in acquiring a target business will be limited by our available resources. Further:
•	our obligation to seek stockholder approval of our initial business combination may materially delay the consummation of a transaction;

•	our obligation to convert into cash up to 30% of the shares of common stock held by public stockholders (minus one share) in certain instances may materially reduce the resources available for a business combination; and

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.
Any of these factors may place us at a competitive disadvantage in identifying and successfully negotiating our initial business combination, particularly against a competitor that does not need stockholder approval.
If we succeed in effecting our initial business combination, there will, in all likelihood, be intense competition from competitors of the initial target business and we may not have the resources to compete effectively.
Lack of business diversification
While we may seek to effect business combinations with more than one target business, our initial business combination must involve one or more target businesses whose collective fair market value meets the criteria discussed above at the time of such initial business combination. Consequently, we expect to complete only a single initial business combination, although this may entail a simultaneous combination with several operating businesses. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically.
A simultaneous combination with several target businesses also presents logistical issues, such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the businesses could fall below the required fair market value threshold described above.
Accordingly, while it is possible that our initial business combination may involve more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single target business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating our initial business combination with only a single entity, our lack of diversification may subject us to negative economic, competitive and regulatory developments, in the particular industry in which we operate after our initial business combination.
If we complete our initial business combination structured as a merger in which the consideration is our stock, we could have a significant amount of cash available to make subsequent add-on acquisitions.
Limited ability to evaluate the target business’s management
We will independently evaluate the quality and experience of the existing management of a target business and will make an assessment as to whether or not they should be replaced on a case-by-case basis. As an example, a company in weak financial condition may be experiencing difficulties because of its capitalization and not because of its operations, in which case operating management may not need to be replaced.
Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting an initial business combination with that business, we cannot assure you that our assessment of the target business’s management will prove to be correct. In addition, we cannot assure you that management of the target business will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our officers and directors will remain associated in some capacity with us following our initial business combination, a final determination of their continued involvement with the business upon completion of an initial business combination will be made jointly with our board of directors and based on the facts and circumstances at the time. The goal of our board of directors will be to ensure that they select the best management team to pursue our business strategy. If they determine that the incumbent management of an acquired business should be replaced and that one or more of our officers and directors is the best available replacement, it is possible that some of our officers or directors will devote some or all of their efforts to our affairs subsequent to our initial business combination.
Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.
Opportunity for stockholder approval of business combination
Prior to the completion of our initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the transaction is such as would not ordinarily require stockholder approval under the Delaware General Corporation Law. At the same time, we will submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence if the initial business combination is approved and consummated. The quorum required to constitute this meeting, as for all meetings of our stockholders in accordance with our bylaws, is a majority of our issued and outstanding common stock (whether or not held by public stockholders). We will consummate our initial business combination only if (i) the initial business combination is approved by a majority of votes cast by our public stockholders in person or by proxy at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock and (iii) public stockholders owning no more than 30% (minus one share) of our outstanding shares of common stock sold in the offering both vote against the business combination and exercise their conversion rights. This may have the effect of making it easier for us to have an initial business combination approved over stockholder dissent than other blank check companies with a business purpose similar to ours. Similar blank check companies generally will not consummate an initial business combination if public stockholders holding more than 20% of their outstanding shares of common stock exercise their conversion rights.
Under the terms of our amended and restated certificate of incorporation, the 30% threshold provision discussed above may not be amended without the unanimous consent of our stockholders prior to consummation of an initial business combination. However, these unanimous consent provisions may not be enforceable under Delaware law. Section 242(b) of the Delaware General Corporation Law provides in relevant part that permitted amendments to a company’s certificate of incorporation may be effected by the holders of a majority of the outstanding stock entitled to vote thereon. Even though the validity of unanimous consent provisions under Delaware law has not been settled, neither we nor our board of directors will propose any amendment to this 30% threshold, or support, endorse or recommend any proposal that stockholders amend this threshold (subject to any fiduciary obligations our management or board of directors may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that not less than 30% of the shares sold in this offering (minus one share) have the ability to be converted to cash by public stockholders exercising their conversion rights and the initial business combination will still go forward. Provided that a quorum is in attendance at the meeting, in person or by proxy, a failure to vote on the initial business combination at the stockholders’ meeting will have no outcome on the transaction. Voting against our initial business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. In order to convert its shares, a stockholder must have also exercised the conversion rights described below.
If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination, we may continue to seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus until the expiration of 24 months after the date of this prospectus. In connection with seeking stockholder approval of our initial business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business based on U.S. generally accepted accounting principles.
Our initial stockholders have agreed, in connection with the stockholder vote required to approve our initial business combination and to amend our amended and restated certificate of incorporation to provide for our perpetual existence, to vote the founders’ shares in accordance with the majority of the shares of common stock voted by the public stockholders. Our founding stockholder, Tricadia Capital and each of our officers and directors have also agreed that if it, he or she acquires shares of common stock in or following this offering, it, he or she will vote all such acquired shares in favor of our initial business combination and of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. As a result, none of our founding stockholder, officers or directors or Tricadia Capital will be able to exercise conversion rights with respect to any of our shares that it, he or she may acquire prior to, in or after this offering.
Conversion rights
At the time we seek stockholder approval of our initial business combination, we will offer our public stockholders the right to have their shares of common stock converted to cash if they vote against the business combination and the business combination is approved and completed. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his, hers or it or any other person with whom he, she or it is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him, her or it or his, her or its affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, for example, a public stockholder who owns 15% of the shares sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if his, her or its shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares). By limiting each stockholder’s ability to convert only up to 10% of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction.
The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes payable on such interest, which shall be paid from the trust account, and net of interest income previously released to us to fund our working capital requirements), calculated as of two business days prior to the consummation of the proposed initial business combination, divided by the number of shares sold in this offering. The initial per-share conversion price is expected to be $9.83 (or approximately $9.81 per share if the over-allotment option is exercised in full), or approximately $0.17 less than the per-unit offering price of $10.00 (approximately $0.19 less if the over-allotment is exercised in full).
An eligible public stockholder who wishes to exercise its conversion rights may request conversion of its shares at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the public stockholder votes against our initial business combination, our initial business combination is approved and completed, the public stockholder holds its shares through the closing of our initial business combination and the public stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the stockholder vote on a proposed initial business combination. Following the approval of our initial business combination by our stockholders and until the completion of our initial business combination or termination of the definitive agreement relating to the proposed initial business combination, any transfer of shares owned by a public stockholder who has requested to exercise its conversion rights will be blocked. If a public stockholder votes against our initial business combination but fails to properly exercise its conversion rights, such public stockholder will not have its shares of common stock converted. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting of stockholders being held for the purpose of approving the initial business combination. It is anticipated that the funds to be distributed to public stockholders who elect conversion will be distributed promptly after completion of our initial business combination. Public stockholders who exercise their conversion rights will still have the right to exercise any warrants they still hold.
We may require public stockholders to tender their certificates to our transfer agent prior to the meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. We will notify investors on a Current Report on Form 8-K and in our proxy statement related to the initial business combination if we impose this requirement. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a stockholder could simply vote against a proposed business combination and check a box on the proxy card indicating such stockholder was seeking to exercise its conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him, her or it to deliver his, her or its certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he, she or it could monitor the price of the stock in the market. If the price rose above the conversion price, the stockholder could sell his, her or its shares in the open market before actually delivering his, her or its shares to the company for cancellation in consideration for the conversion price. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a “put” right surviving past the consummation of the business combination until the converting stockholder delivered his, her or its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting stockholder’s election to convert is irrevocable once the business combination is approved.

If we elect to require physical delivery of the share certificates, we would expect that stockholders would have to comply with the following steps. If the shares are held in street name, stockholders must instruct their account executive at the stockholders’ bank or broker to withdraw the shares from the stockholders’ account and request that a physical certificate be issued in the stockholders’ name. Our transfer agent will be available to assist with the process. No later than the day prior to the stockholder meeting, the written instructions stating that the stockholder wishes to convert his or her shares into a pro rata share of the trust account and confirming that the stockholder has held the shares since the record date and will continue to hold them through the stockholder meeting and the closing of our business combination must be presented to our transfer agent. Certificates that have not been tendered in accordance with these procedures by the day prior to the stockholder meeting will not be converted into cash. In the event that a stockholder tenders his or her shares and decides prior to the stockholder meeting that he or she does not want to convert his or her shares, the stockholder may withdraw the tender. In the event that a stockholder tenders shares and our business combination is not completed, these shares will not be converted into cash and the physical certificates representing these shares will be returned to the stockholder.
We will not consummate an initial business combination if holders of more than 30% (minus one share) of our outstanding shares of common stock sold in this offering exercise their conversion rights and vote against the initial business combination. This may have the effect of making it easier for us to have an initial business combination approved over stockholder dissent than other blank check companies with a business purpose similar to ours. Similar blank check companies generally will not consummate a business combination if public stockholders holding more than 20% of their outstanding shares of common stock exercise their conversion rights.
In connection with a vote on our initial business combination, public stockholders may elect to vote a portion of their shares for and a portion of their shares against the initial business combination. If the initial business combination is approved and consummated, public stockholders who elected to convert the portion of their shares voted against the initial business combination will receive the conversion price with respect to those shares and may retain any other shares they own.
We expect the initial conversion price to be $9.83 per share (or approximately $9.81 per share if the over-allotment option is exercised in full). As this amount is lower than the $10.00 per unit offering price and it may be less than the market price of a share of our common stock on the date of conversion, there may be a disincentive to public stockholders to exercise their conversion rights.
If a vote on an initial business combination is held and the business combination is not approved, we may continue to try to consummate an initial business combination with a different target until 24 months after the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. Those public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation.
Liquidation if no business combination
Our amended and restated certificate of incorporation, which we intend to adopt immediately prior to the closing of this offering, will provide that we will continue in existence only until 24 months after the date of this prospectus. If we consummate our initial business combination prior to that date, we will seek to amend this provision in order to provide for our perpetual existence. If we have not completed our initial business combination by that date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. Because of this provision in our amended and restated certificate of incorporation, no resolution by our board of directors and no vote by our stockholders to approve our dissolution would be required for us to dissolve and liquidate. Instead, we will notify the Delaware Secretary of State in writing on the termination date that our corporate existence is ceasing, and include with such notice payment of any franchise taxes then due to or assessable by the state.
If we are unable to complete a business combination within 24 months after the date of this prospectus, our existence will automatically terminate and as promptly as practicable thereafter we will adopt a plan of distribution that makes reasonable provision for claims against us in accordance with Section 281(b) of the Delaware General Corporation Law. Upon our plan of distribution, the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders.
Section 278 provides that even after we cease our business activities and distribute the balance of the trust account to our public stockholders, our existence will continue for at least three years after our termination for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of cessation of our business activities. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Under Delaware law, absent a valid and enforceable waiver or other special circumstances, creditors of a corporation have a superior right to stockholders in the distribution of assets upon liquidation. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders.
We expect that all costs and expenses associated with implementing our plan of distribution, as well as payments to any creditors, will be funded from amounts remaining out of the $50,000 of proceeds held outside the trust account and from the $3.5 million, subject to adjustment, in interest income on the balance of the trust account that may be released to us to fund our working capital requirements. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of distribution, to the extent that there is any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, we may request that the trustee release to us an additional amount of up to $50,000 of such accrued interest to pay those costs and expenses.
Our initial stockholders have waived their right to participate in any liquidation distribution with respect to the founders’ shares in the event we fail to consummate an initial business combination, but not with respect to any shares of our common stock they may purchase in this offering or the secondary market. Additionally, if we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed to forfeit any rights or claims to their deferred underwriting discounts and commissions then in the trust account, and those funds will be included in the pro rata liquidation distribution to the public stockholders. There will be no distribution from the trust account with respect to any of our warrants, which will expire worthless if we are liquidated, and as a result purchasers of our units will have paid the full unit purchase price solely for the share of common stock included in each unit.
If we are unable to conclude an initial business combination and expend all of the net proceeds of this offering and the founding stockholder’s investment in our common stock and the private placement warrants, other than the proceeds deposited in the trust account, and without taking into account any interest earned on the trust account, the initial per-share liquidation price will be $9.83 (or approximately $9.81 per share if the over-allotment option is exercised in full), or approximately $0.17 less than the per-unit offering price of $10.00 (approximately $0.19 less if the over-allotment is exercised in full).
The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders, and we therefore cannot assure you that the actual per-share liquidation price will not be less than $9.83 (or approximately $9.81 per share if the over-allotment option is exercised in full). Although prior to completion of our initial business combination, we will seek to have all third parties (including any vendors or any other entities with which we enter into a contractual relationship following consummation of this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any assets held in the trust account, there is no guarantee that they will execute such agreements. We have not engaged any such third parties or asked for or obtained any such waiver agreements at this time. It is also possible that such waiver agreements would be held unenforceable, and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for amounts owed them. If a target business or other third party were to refuse to enter into such a waiver, we would enter into discussions with such target business or engage such other third party only if our management determined that we could not obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to enter into such a waiver. In addition, there is no guarantee that these third parties will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming tortious interference as a result of our initial business combination.
Tricadia Capital has agreed that it will be liable to us if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor for services rendered or products sold to us, by a third party with which we entered into a contractual relationship following consummation of this offering or by a prospective target business. We do not expect that Tricadia Capital will be a party to our contracts with vendors or potential target businesses. As a result, to the extent a vendor or target business recovers claims against us that we pay with funds held in the trust account, we will have to enforce our rights under our indemnification agreements with our Tricadia Capital before we are able to pay over the amount of such claims to our public stockholders. A “vendor” refers to a third party that enters into an agreement with us to provide goods or services to us. However, the agreement entered into by Tricadia Capital specifically provides for two exceptions to the indemnity given: there will be no liability (1) as to any claimed amounts owed to a third party who executed a valid and enforceable waiver, or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors or target businesses that would not be covered by the indemnity from Tricadia Capital, such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. Based on the representation as to its status as an accredited investor (as such term is defined in Regulation D under the Securities Act), we currently believe that Tricadia Capital is capable of funding its indemnity obligations, even though we have not asked it to reserve for such an eventuality. We cannot assure you, however, that Tricadia Capital would be able to satisfy those obligations.
Under Delaware law, absent a valid and enforceable waiver or other special circumstances, creditors of a corporation have a superior right to stockholders in the distribution of assets upon liquidation. Consequently, if the trust account is liquidated and paid out to our public stockholders prior to satisfaction of the claims of all of our creditors, it is possible that our stockholders may be held liable for third parties’ claims against us to the extent of the distributions received by them.
If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you that we will be able to return at least $9.83 per share (or approximately $9.81 per share if the over-allotment option is exercised in full) to our public stockholders.
A public stockholder will be entitled to receive funds from the trust account only in the event that we do not consummate an initial business combination within 24 months after the date of this prospectus or if the stockholder converts its shares into cash after voting against an initial business combination that is actually completed by us and exercising its conversion rights. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Prior to our completing an initial business combination or liquidating, we are permitted to have released from the trust account only (i) interest income to pay income taxes on interest income earned on the trust account balance and (ii) interest income earned of up to $3.5 million, subject to adjustment, to fund our working capital requirements.
Certificate of Incorporation
Our amended and restated certificate of incorporation will set forth certain provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination, including that:
•	upon the consummation of this offering, $221,275,000, or $253,843,750 if the underwriters’ over-allotment option is exercised in full (comprising (i) $216,275,000 of the net proceeds of this offering, including $7.88 million of deferred underwriting discounts and commissions (or $248,843,750 if the underwriters’ over-allotment option is exercised in full, including approximately $9.06 million of deferred underwriting discounts and commissions) and (ii) $5.0 million of the proceeds from the sale of the private placement warrants);

•	prior to the consummation of our initial business combination, we shall submit the initial business combination to our stockholders for approval;

•	we will consummate an initial business combination only if it has a fair market value equal to at least 80% of the amount held in trust (excluding deferred underwriting discounts and commissions of $7.88 million or approximately $9.06 million if the underwriters’ over-allotment option is exercised in full);

•	we may consummate our initial business combination only if (i) the initial business combination is approved by a majority of the shares of common stock voted by our public stockholders at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, and (iii) public stockholders owning no more than 30% of the shares (minus one share) sold in this offering have voted against the business combination and exercise their conversion rights;

•	if a proposed initial business combination is approved and consummated, public stockholders who exercised their conversion rights and voted against the initial business combination may convert their shares into cash at the conversion price on the closing date of such initial business combination, subject to certain limitations described elsewhere herein;

•	if our initial business combination is not consummated within 24 months after the date of this prospectus, then our existence will terminate and we will distribute all amounts in the trust account (except for such amounts as are paid to creditors or reserved for payment to creditors in accordance with the Delaware General Corporation Law) and any net assets remaining outside the trust account on a pro rata basis to all of our public stockholders;

•	we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;

•	prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on a business combination;

•	our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering;

•	the audit committee shall review and approve all payments made to our officers, directors and our and their affiliates, other than (x) the repayment of a promissory note in respect of a loan in the amount of $125,000 Tricadia Capital made to us to cover offering-related and organizational expenses and (y) the payment of an aggregate of $10,000 per month to Tricadia Capital for office space, secretarial and administrative services commencing with the closing of this offering, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval; and

•	we will not enter into our initial business combination with any entity in which any of our officers, directors or Tricadia Capital or their affiliates has a financial interest.
Our amended and restated certificate of incorporation will require that prior to the consummation of our initial business combination we obtain unanimous consent of our stockholders to amend these provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. Section 242(b) of the Delaware General Corporation Law provides in relevant part that permitted amendments to a company’s certificate of incorporation may be effected by the holders of a majority of the outstanding stock entitled to vote thereon. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ statutory rights to amend the corporate charter. In that case, these provisions could be amended without unanimous consent, and any such amendment could reduce or eliminate the protection these provisions afford to our stockholders. However, we view all of the foregoing provisions as obligations to our stockholders. Neither we nor our board of directors will propose any amendment to these provisions, or support, endorse or recommend any proposal that stockholders amend any of these provisions at any time prior to the consummation of our initial business combination (subject to any fiduciary obligations our management or board of directors may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that not less than 30% of the shares sold in this offering (minus one share) have the ability to be converted to cash by public stockholders exercising their conversion rights and the business combination will still go forward.

COMPARISON OF THIS OFFERING TO THOSE
OF BLANK CHECK COMPANIES SUBJECT TO RULE 419
The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds	$221,275,000 of the proceeds of this offering and the private placement warrant purchase including $7.88 million in deferred underwriting discounts and commissions, will be deposited into a trust account at JPMorgan Chase Bank, N.A., maintained by The Bank of New York.	$188,325,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	The $221,275,000 in trust will be invested only in treasury bills issued by the U.S. government having a maturity of 180 days or less, in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the U.S.

Receipt of interest on escrowed funds	Interest on proceeds from the trust account that may be paid to stockholders in connection with our initial business combination or our liquidation is reduced by (i) any taxes paid or due on the interest generated and, only after such taxes have been paid or funds sufficient to pay such taxes have been set aside, (ii) up to $3.5 million, subject to adjustment, that can be used for working capital purposes, and (iii) in the event of our liquidation for failure to consummate an initial business combination within the allotted time, interest of up to $50,000 that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with the consummation of our initial business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Limitation on fair value or net assets of target business	The target business that we acquire in our initial business combination must have a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $7.88 million) at the time of the acquisition. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represents at least 80% of the maximum offering proceeds.

Trading of securities issued	The units will commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 35th day following the date of this prospectus unless J.P. Morgan Securities Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the current report on Form 8-K described below, and having issued a press release announcing when such separate trading will begin. In no event will separate trading of the common stock and warrants occur until we have filed with the SEC a current report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. For more information, please see “Description of Securities — Units.”	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of the completion of our initial business combination or one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Election to remain an investor	We will give our stockholders the opportunity to vote on the initial business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares for his or her pro rata share of the trust account before payment of deferred underwriting commissions and discounts and including accrued interest, net of income taxes payable on such interest and net of interest previously released to us to fund our working capital requirements. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be filed as part of a post-effective amendment to the original registration statement filed in connection with the offering and would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a shareholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline	Pursuant to our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, our corporate existence will cease 24 months after the date of this prospectus except for the purposes of winding up our affairs and we will liquidate. However, if we complete an initial business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.	If an acquisition has not been consummated within 18 months after the effective date of the company’s initial registration statement, funds held in the trust or escrow account would be returned to investors.

If we are unable to complete a business combination within 24 months after the date of this prospectus, our existence will automatically terminate and as promptly as practicable thereafter the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds

	Terms of Our Offering	Terms Under a Rule 419 Offering

to our public stockholders, including any interest earned on the trust account not used to cover liquidation expenses, net of income taxes payable on such interest and after distribution to us of interest income on the trust account balance as described in this prospectus.

Release of funds	Except with respect to (i) interest income to pay taxes on interest income earned on the trust account balance and (ii) interest income earned of up to $3.5 million, subject to adjustment, on the balance in the trust account to be released to us to fund working capital requirements, proceeds held in the trust account will not be released to us until the earlier of the completion of our initial business combination or our liquidation upon our failure to effect our initial business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.
Competition
In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, as well as operating businesses seeking acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. While we believe there are numerous potential target businesses with which we could combine, our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:
•	our obligation to seek stockholder approval of our initial business combination or obtain necessary financial information may delay the completion of a transaction;

•	our obligation to convert into cash shares of common stock held by our public stockholders who vote against the initial business combination and exercise their conversion rights may reduce the resources available to us for an initial business combination;

•	our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target businesses; and

•	the requirement to acquire an operating business that has a fair market value equal to at least 80% of the balance of the trust account at the time of the acquisition (excluding deferred underwriting discounts and commissions of $7.88 million (or approximately $9.06 million if the over-allotment option is exercised in full)) could require us to acquire the assets of several operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.
Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.
Facilities
Our executive offices are currently located at 767 Third Avenue, 11th Floor, New York, New York 10017. The cost for this space is included in the $10,000 per-month fee described above that Tricadia Capital will charge us for general and administrative services commencing with the closing of this offering. We believe, based on rents and fees for similar services in the New York City area that the fee charged by Tricadia Capital is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.
Employees
We currently have five officers. These individuals are not obligated to devote any specific number of hours to our business and intend to devote only as much time as they deem necessary to our business. We currently have no employees and do not expect to have any full-time employees prior to the consummation of a business combination. As a result, we will rely on Tricadia Capital for all secretarial and administrative services prior to the consummation of our initial business combination.
Periodic Reporting and Financial Information
We have registered our securities under the Exchange Act and after this offering will have public reporting obligations, including the filing of annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accounting firm and our quarterly reports will contain financial statements reviewed by our independent registered public accounting firm.
We will not acquire a target business if we cannot obtain audited financial statements based on U.S. generally accepted accounting principles for such target business. We will provide these financial statements in the proxy solicitation materials sent to stockholders for the purpose of seeking stockholder approval of our initial business combination. Our management believes that the need for target businesses to have, or be able to obtain, audited financial statements may limit the pool of potential target businesses available for acquisition.
We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.
Legal Proceedings
There is no material litigation currently pending against us or any of our officers or directors in their capacity as such.

MANAGEMENT
Directors and Executive Officers
Our directors and executive officers as of the date of this prospectus are as follows:

Name	Age	Position
Michael Barnes	41	Chairman of the Board of Directors; Co-Chief Executive Officer
Arif Inayatullah	44	Co-Chief Executive Officer; Director
Geoffrey Kauffman	49	Chief Operating Officer
John McCormick	43	Executive Vice President
Julia Wyatt	48	Chief Financial Officer
Andrew Beer	40	Director
Ran Fridrich	54	Director
Bradley Smith	51	Director
Michael Barnes (Chairman; Co-Chief Executive Officer)
Mr. Barnes is a founding partner of Tricadia Capital and is the Chairman, Co-Chief Executive Officer and Co-Chief Investment Officer of Tiptree. Prior to the formation of Tricadia Capital in April 2003, Mr. Barnes spent two years as Head of Structured Credit Arbitrage within UBS Principal Finance LLC, a wholly owned subsidiary of UBS Warburg, which conducts proprietary trading on behalf of the firm. Mr. Barnes joined UBS in November 2000 as part of the merger between UBS and PaineWebber Inc. Prior to joining UBS, Mr. Barnes was Managing Director and Global Head of the Structured Credit Products Group of PaineWebber. Prior to joining PaineWebber in 1999, he spent 12 years at Bear, Stearns & Co. Inc., the last five of which, he was head of their Structured Transactions Group. Mr. Barnes received his B.A. from Columbia College, Columbia University.
Arif Inayatullah (Co-Chief Executive Officer; Director)
Mr. Inayatullah is a founding partner of Tricadia Capital and is a Director, Co-Chief Executive Officer and Co-Chief Investment Officer of Tiptree. Mr. Inayatullah has 19 years of experience in engineering complex structured transactions in the fixed income, currency, equity, and commodities markets, with a particular emphasis on leveraged credit products. Prior to the formation of Tricadia Capital in April 2003, Mr. Inayatullah was at UBS Principal Finance LLC where he was an Executive Director responsible for the development of structured credit arbitrage transactions. Mr. Inayatullah joined UBS in March 2002. Prior to UBS, he was a partner at BroadStreet Group where he had responsibility for managing the BroadStreet Group’s structured product and CDO business lines from March 2000 to June 2001. Prior to BroadStreet, Mr. Inayatullah was a Managing Director at Crédit Agricole Indosuez where he was responsible for structured finance and proprietary credit arbitrage. Mr. Inayatullah holds a B.S. in Electrical Engineering and Materials Science from Cornell University.
Geoffrey Kauffman (Chief Operating Officer)
Mr. Kauffman is a Managing Director of Tricadia Capital. Mr. Kauffman also serves as the President and Chief Executive Officer of Tricadia CDPC Management and as the Chief Operating Officer of Tiptree, and is overseeing the development and administration of other alternative asset management vehicles at Tricadia. Prior to joining Tricadia, Mr. Kauffman was a Partner with the Shidler Group working on developing credit derivative products company projects. Before joining the Shidler Group, Mr. Kauffman was involved in the launch of the CGA Group of companies which originated financial guarantee contracts. Mr. Kauffman lived in Bermuda from July 1997 through the end of 1999, and held the positions of President, Chief Underwriting Officer and Principal Representative of CGA Bermuda, Ltd. In January of 2000, Mr. Kauffman returned to New York as President and CEO of CGA Investment Management, the largest of the three CGA Group companies, where he remained until the company was sold to Ace, Ltd. in

July of 2001. Prior to joining CGA, Mr. Kauffman was at AMBAC and the MBIA / AMBAC International joint venture in 1995 and 1996 to help develop their International Structured Finance Department. Prior to AMBAC, Mr. Kauffman was with FGIC’s ABS Group and helped establish that business from 1989 to 1995, focusing on CDOs, Asset Backed Securities and Multi Seller Conduit programs. Prior to FGIC, Mr. Kauffman worked in the Investment Banking Division of Marine Midland Bank (now HSBC), and focused on middle market M&A as well as Structured Finance. Mr. Kauffman holds a B.A. (Psychology) from Vassar College and an MBA (Finance) from Carnegie Mellon University.
John McCormick (Executive Vice President)
Mr. McCormick is a Managing Director of Tricadia Capital and head of Tricadia Capital’s middle market investment group. Prior to joining Tricadia Capital in 2006, Mr. McCormick was in GE’s Global Sponsor Finance group where he was responsible for originating, analyzing, structuring and negotiating senior secured loans, second lien and mezzanine capital and equity co-investment transactions. Prior to joining GE Capital, Mr. McCormick was with BNP Paribas (formerly Paribas) in the Merchant Banking Group. In that capacity, he originated, closed and served as the portfolio manager for investments with private equity sponsors. Over his career, Mr. McCormick has been responsible for investments in senior debt, public and private subordinated debt and preferred and common equity. Mr. McCormick received a B.S. from St. John’s University and an M.B.A. from the Stern School of Business at New York University where he has served as a guest lecturer for Debt Capital Markets and Valuation courses.
Julia Wyatt (Chief Financial Officer)
Ms. Wyatt is the Chief Financial Officer and Chief Operating Officer of Tricadia Capital and the Chief Financial Officer of Tiptree. Prior to joining Tricadia in March 2005, Ms. Wyatt was the Chief Financial Officer of HCM, a specialized investment management firm dedicated to managing funds in fixed income markets from October 1996 to February 2005. During her eight years with HCM, Ms. Wyatt was responsible for all non-investment related aspects of the firm, including financial, legal, regulatory and client services. Prior to HCM, Ms. Wyatt was a senior member of the Fixed Income Management Group with NeubergerBerman. Previously, she was employed by Morgan Grenfell Capital Management where she was the Treasurer and Director of Client Services. Ms. Wyatt obtained her C.P.A. license during her six years with Deloitte & Touche, spending the last two years in the Executive Office Research Department. Ms. Wyatt has a B.S. in Accounting from the University of Utah.
Andrew Beer (Director)
Mr. Beer is president of Evergreen Investment Partners, a real estate investment fund, which he formed in 2007. Prior to forming Evergreen in January 2007, Mr. Beer established and was president of Apex Capital Management LLC, a private investment firm with offices in New York and Hong Kong, from August 2003 to January 2007. Prior to establishing Apex Capital, Mr. Beer was president of Bricolage Capital, LLC, an investment advisory firm, which he established in July 1999. Prior to Bricolage Capital, Mr. Beer was a Managing Director of Sentinel Advisors. Mr. Beer holds an A.B. from Harvard College and an M.B.A. from the Harvard Business School.
Ran Fridrich (Director)
Mr. Fridrich is a Principal of Crystal Fund, a manager of structured credit products, which he established in 2004. Prior to establishing Crystal Fund, Mr. Fridrich served as General Manager of the Israeli-based company, Quick Pack Ltd., which he joined in 2001. Mr. Fridrich was, prior to 2001, the Chief Executive Officer of Lito Offset Ziv Ltd., a publicly-held manufacturer of paper packaging products in Israel. Since 2004, Mr. Fridrich has also provided consulting services to Capstone, a CDO repackage program. He is a graduate of the Senior Executive Program Faculty Management division of Tel Aviv University.

Bradley Smith (Director)
Mr. Smith is a founder and managing director of Kahala Capital Advisors LLC, a private investment firm, which he founded in 2000. Prior to this, Mr. Smith worked for five years at Bear, Stearns & Co. Inc., where he was a Senior Managing Director and responsible for the start-up of Bear, Stearns & Co. Inc.’s credit derivative business. Before Bear, Stearns, Mr. Smith worked at Bankers Trust in that firm’s New York, Tokyo and Hong Kong offices. Since January 2006, Mr. Smith has been a Director of Mariner-Tricadia Credit Strategies, Ltd., a hedge fund managed by Tricadia Capital, and since June 2007 has been a Director of Tiptree. Mr. Smith holds a B.A. from St. Joseph’s University and an M.B.A. from The Garvin School of International Management.
Number and Terms of Office of Directors
Upon the consummation of this offering, our board of directors will be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Mr. Beer, will expire at our first annual meeting of stockholders following consummation of this offering. The term of office of the second class of directors, consisting of Messrs. Inayatullah and Fridrich, will expire at the second annual meeting of stockholders following consummation of this offering. The term of office of the third class of directors, consisting of Messrs. Smith and Barnes, will expire at the third annual meeting of stockholders following consummation of this offering.
These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating our initial business combination. However, none of these individuals has been a principal of or affiliated with a blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with any such entity. Nevertheless, we believe that the skills and expertise of these individuals, their collective access to potential target businesses, and their ideas, contacts, and acquisition expertise should enable them to successfully identify and assist us in completing our initial business combination. However, there is no assurance such individuals will, in fact, be successful in doing so.
Although all members of the board of directors will be invited and encouraged to attend annual meetings of stockholders, we do not have a policy with respect to such attendance. We will seek to schedule our annual meeting of stockholders at a time and date to accommodate attendance by members of our board of directors.
Executive Officer and Director Compensation
None of our executive officers or directors has received any compensation for service rendered. After our initial business combination, our executive officers and directors who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely, however, that the amount of such compensation will be known at the time of a stockholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation.
Director Independence
The American Stock Exchange requires that a majority of our board of directors must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

We have agreed not to enter into our initial business combination with any entity in which any of our officers, directors or Tricadia Capital or their affiliates has a financial interest.
Board Committees
Prior to the completion of this offering, our board of directors will form an audit committee and a governance and nominating committee to be effective upon completion of this offering. Each committee will be composed of three directors.
Audit Committee
Upon completion of this offering, our audit committee will consist of Messrs. Beer, Fridrich and Smith, with Mr. Smith serving as chair. As required by the rules of the American Stock Exchange, each of the members of our audit committee will be able to read and understand fundamental financial statements, and we consider Mr. Smith to qualify as an “audit committee financial expert” and as “financially sophisticated” as defined under SEC and American Stock Exchange rules, respectively. The responsibilities of our audit committee will include:
•	meeting with our management periodically to consider the adequacy of our internal control over financial reporting and the objectivity of our financial reporting;

•	appointing the independent registered public accounting firm, determining the compensation of the independent registered public accounting firm and pre-approving the engagement of the independent registered public accounting firm for audit and non-audit services;

•	overseeing the independent registered public accounting firm, including reviewing independence and quality control procedures and experience and qualifications of audit personnel that are providing us audit services;

•	meeting with the independent registered public accounting firm and reviewing the scope and significant findings of the audits performed by them, and meeting with management and internal financial personnel regarding these matters;

•	reviewing our financing plans, the adequacy and sufficiency of our financial and accounting controls, practices and procedures, the activities and recommendations of the auditors and our reporting policies and practices, and reporting recommendations to our full board of directors for approval;

•	establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

•	following the completion of this offering, preparing the report required by the rules of the SEC to be included in our annual proxy statement;

•	monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

•	reviewing and approving all payments made to our initial stockholders, officers, directors and their affiliates, including Tricadia Capital, other than (x) the repayment of advances of $125,000 Tricadia Capital made to us to cover offering-related and organizational expenses and (y) the payment of an aggregate of $10,000 per month to Tricadia Capital for office space, secretarial and administrative services commencing with the closing of this offering.

Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.
Governance and Nominating Committee
•	Upon completion of this offering, our governance and nominating committee will consist of Messrs. Beer, Fridrich and Smith, with Mr. Beer serving as chair. The functions of our governance and nominating committee will include:

•	recommending qualified candidates for election to our board of directors;

•	evaluating and reviewing the performance of existing directors;

•	making recommendations to our board of directors regarding governance matters, including our certificate of incorporation, bylaws and charters of our committees; and

•	developing and recommending to our board of directors governance and nominating guidelines and principles applicable to us.
Compensation Committee
In light of the fact that no officers or directors will receive compensation prior to our initial business combination, our board of directors has concluded that a compensation committee is unnecessary.
Guidelines for Selecting Director Nominees
The guidelines for selecting nominees, which are specified in the Governance and Nominating Committee Charter, generally provide that each candidate will be considered and evaluated based upon an assessment of the following criteria:
•	Whether the candidate is independent pursuant to the requirements of the American Stock Exchange;

•	Whether the candidate is accomplished in his or her field and has a reputation, both personally and professionally, that is consistent with our image and reputation;

•	Whether the candidate has the ability to read and understand basic financial statements, and, if applicable, whether the candidate satisfies the criteria for being an “audit committee financial expert,” as defined by the Securities and Exchange Commission;

•	Whether the candidate has relevant experience and expertise and would be able to provide insights and practical wisdom based upon that experience and expertise;

•	Whether the candidate has knowledge of our company and issues affecting us;

•	Whether the candidate is committed to enhancing stockholder value;

•	Whether the candidate fully understands, or has the capacity to fully understand, the legal responsibilities of a director and the governance processes of a public company;

•	Whether the candidate is of high moral and ethical character and would be willing to apply sound, objective and independent business judgment and to assume broad fiduciary responsibility;

•	Whether the candidate would be willing to commit the required hours necessary to discharge the duties of board of directors membership;

•	Whether the candidate has any prohibitive interlocking relationships or conflicts of interest; and

•	Whether the candidate is able to develop a good working relationship with other board of directors’ members and contribute to our board of directors’ working relationship with our senior management.
Code of Ethics and Committee Charters
As of the date of this prospectus, we have adopted a code of ethics that applies to our officers, directors and employees to be effective upon completion of this offering, and have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a current report on Form 8-K.
Conflicts of Interest
Potential investors should be aware of the following potential conflicts of interest:
•	Members of our management team are not required to commit their full time to our affairs and we cannot assure you that they will commit any minimum amount of time to our affairs. Accordingly, they will have conflicts of interest in allocating management time among various business activities.

•	Although Tricadia Capital, Mr. Barnes, our Chairman and Co-Chief Executive Officer, and Mr. Inayatullah, our Co-Chief Executive Officer and Director, have entered into non-compete agreements with us providing that until the earlier of the filing by us of a current report on Form 8-K with the SEC announcing the execution of a definitive agreement for our initial business combination, or our liquidation, neither Tricadia Capital nor Messrs. Barnes nor Inayatullah will become a sponsor, promoter, officer, director or stockholder of any other blank check company, the other members of our management team may in the future become affiliated with any other blank check company, or engaged in business activities similar to those we intend to conduct.

•	Tricadia Capital currently manages a permanent capital vehicle, Tiptree, that is committed to the acquisition of specialty finance and alternative asset management businesses with a fair market value of substantially less than $177 million, so as to make it highly improbable that a conflict of interest would arise.

•	Members of our management team may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. Due to those existing and future affiliations, members of our management team may have fiduciary obligations to present potential business opportunities, which are presented to them while serving in their capacity as a director or affiliate of another entity, to such entity prior to presenting them to us. Accordingly, members of our management team and our directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a description of our management’s other affiliations, see the previous section entitled “Directors and Executive Officers.” Those members of our management team who serve as officers or directors of, or are owners or members of, Tricadia Capital may become aware, while serving in their capacity as a director or officer of Tricadia Capital, of business opportunities that they may be required to present to investment vehicles and accounts of Tricadia Capital prior to presenting them to us.

•	While we have entered into a business opportunity right of first review agreement with Tricadia Capital, which provides that from the effective date of the registration statement of which this prospectus forms a part until the earlier of the filing by us of a current report on Form 8-K with the SEC announcing the execution of a definitive agreement for our initial business combination, or our liquidation, we will have a right of first review (subject to fiduciary obligations it has to its clients as a registered investment advisor) with respect to business combination opportunities of Tricadia Capital with a fair market value of $177 million or more that Tricadia Capital, including its principals and employees, first becomes aware of after the effective date (other than companies targeted for acquisition by any company in which an investment vehicle managed by Tricadia Capital has an investment and any target entity in which any of our officers, directors or Tricadia Capital or their affiliates has a financial interest), the Investment Act imposes on Tricadia Capital, as an investment advisor, a fiduciary obligation with respect to dealings with its clients. This fiduciary obligation includes a duty to make suitable recommendations to clients in light of their needs and investment criteria. Accordingly, a conflict of interest may arise if Tricadia Capital determines that a potential business combination opportunity is suitable for us as well as one or more of its clients, either individually or as a group. Under these circumstances, Tricadia Capital would not be required to present the potential business combination opportunity to us under the right of first review. However, we do not believe that Tricadia Capital’s fiduciary obligations would impede the right of first review described above as we believe that it is unlikely that any business combination opportunity that falls within the scope of the right of first review would be a suitable investment opportunity for Tricadia Capital’s clients, because Tricadia Capital has informed us that it believes the threshold fair market value of the right of first review is generally too large to be a suitable investment opportunity for its clients.

•	Our initial stockholders have acquired founders’ shares prior to the date of this prospectus and our founding stockholder will purchase the private placement warrants in a transaction that will close simultaneously with the closing of this offering. If we do not complete our initial business combination within 24 months after the date of this prospectus, the proceeds of the sale of the private placement warrants will become part of the distribution of the trust account to our public stockholders and the private placement warrants will expire worthless resulting in potentially significant losses to our founding stockholder. Our initial stockholders’ desire to avoid rendering their securities worthless may result in a conflict of interest when they determine whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interests, and the conflict of interest will increase as we approach the 24th month following the consummation of this offering if we have not consummated a business combination. Additionally, our initial stockholders have agreed to waive their rights to participate in any liquidation distribution with respect to the founders’ shares if we fail to consummate our initial business combination. With certain limited exceptions, (1) the founders’ shares will not be transferable, assignable or salable by our initial stockholders until 270 days after the consummation of our initial business combination and (2) the private placement warrants (including the common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable by our founding stockholder until after completion of our initial business combination. Since Messrs. Barnes and Inayatullah have an ownership interest in Tricadia Capital and consequently an indirect ownership interest in our founding stockholder and in us, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effect an initial business combination. This ownership interest may influence their motivation in identifying and selecting a target business and timely completing an initial business combination. The exercise of discretion by our officers and directors in identifying and selecting one or more suitable target businesses may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

•	Unless we consummate our initial business combination, our officers and directors and Tricadia Capital and its employees will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account that may be released to us as working capital. These amounts were calculated based on management’s estimates of the funds needed to finance our operations for 24 months and to pay expenses in identifying and consummating our initial business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with our initial business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an initial business combination that is not consummated. Our officers and directors and Tricadia Capital and its employees may, as part of any business combination, negotiate the repayment of some or all of any such expenses. The financial interest of our officers, directors or Tricadia Capital or its employees could influence our officers’ and directors’ motivation in selecting a target business, and therefore they may have a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest. Specifically, our officers and directors may tend to favor potential initial business combinations with target businesses that offer to reimburse any expenses that we did not have the funds to reimburse ourselves.

•	Our officers and directors may have a conflict of interest with respect to evaluating a particular initial business combination if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to an initial business combination.

•	In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:
o	the corporation could financially undertake the opportunity;

o	the opportunity is within the corporation’s line of business; and

o	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.
Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board of directors evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above-mentioned conflicts will be resolved in our favor.
The Investment Advisers Act imposes on Tricadia Capital, as an investment advisor, a fiduciary obligation with respect to dealings with its clients. This fiduciary obligation includes a duty to make suitable recommendations to its clients in light of their needs. Accordingly, a conflict of interest may arise if a potential business combination opportunity is determined by Tricadia Capital to be a suitable investment opportunity for one or more of Tricadia Capital’s clients, either individually or as a group, and in such an event Tricadia Capital would not be required to present such opportunity to us under the right of first review.
Each of our officers and directors has, or may come to have, to a certain degree, other fiduciary obligations. Members of our management team have fiduciary obligations to other companies on whose board of directors they presently sit, or may have obligations to companies whose board of directors they may join in the future. To the extent that they identify business opportunities that may be suitable for us and other companies on whose board of directors they may sit, our officers and directors will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that come to their attention in the performance of their duties as directors of such other entities unless the other companies have declined to accept such opportunities or clearly lack the resources to take advantage of such opportunities. See “Management — Directors and Executive Officers.”
To further minimize potential conflicts of interest, we have agreed not to enter into our initial business combination with any entity in which any of our officers, directors or Tricadia Capital or their affiliates has a financial interest.

PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding the direct and indirect beneficial ownership of our common stock as of December 31, 2007, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering), by:
•	each beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our executive officers and directors; and

•	all our executive officers and directors as a group.
Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the private placement warrants, as these warrants are not exercisable within 60 days of the date of this prospectus.

		Approximate Percentage
	Amount and	of Outstanding Common
	Nature of	Stock
	Beneficial	Before	After
Name and Address of Beneficial Owner(1)	Ownership	Offering	Offering(2)
Apple Creek Acquisition Holdings, LLC (3)(4)	5,617,500	99%	19%
Michael Barnes(3)	5,617,500	99%	19%
Arif Inayatullah(3)	5,617,500	99%	19%
Geoffrey Kauffman	—	—	—
John McCormick	—	—	—
Julia Wyatt	—	—	—
Andrew Beer	2,500 (5)	*	*
Ran Fridrich	2,500 (6)	*	*
Bradley Smith	2,500 (7)	*	*
All executive officers and directors as a group (8 individuals)	5,625,000	100.0%	20.0%

*	Less than 1%

(1)	Unless otherwise indicated, the business address of each of the beneficial owners is 767 Third Avenue, 11th Floor, New York, New York 10017.

(2)	Assumes the sale of 22,500,000 units in this offering, but not the exercise of any of the warrants included in the public units or exercise of the underwriters’ over-allotment option.

(3)	These shares of common stock are deemed to be beneficially owned by Messrs. Barnes and Inayatullah, who are the managing members of the managing member of Tricadia Capital Management, LLC, which in turn is the managing member of Apple Creek Acquisition Holdings, LLC, our founding stockholder. Each of Messrs. Barnes and Inayatullah disclaim beneficial ownership over shares of common stock in excess of their respective pecuniary interest in Apple Creek Acquisition Holdings, LLC.

(4)	Each of Andrew Beer, Ran Fridrich and Bradley Smith has agreed to purchase membership interests in Apple Creek Acquisition Holdings, LLC entitling such persons to a pecuniary interest in 323,063,

1,292,250 and 516,900, respectively, of the shares of common stock held by Apple Creek Acquisition Holdings, LLC.

(5)	Excludes a pecuniary interest in 250,000 of the private placement warrants to be held by Mr. Beer pursuant to his ownership of membership interests in Apple Creek Acquisition Holdings, LLC.

(6)	Excludes a pecuniary interest in 1,000,000 of the private placement warrants to be held by Mr. Fridrich pursuant to his ownership of membership interests in Apple Creek Acquisition Holdings, LLC.

(7)	Excludes a pecuniary interest in 400,000 of the private placement warrants to be held by Mr. Smith pursuant to his ownership of membership interests in Apple Creek Acquisition Holdings, LLC.
Our founding stockholder will enter into an agreement with us to purchase 5,000,000 private placement warrants at a price of $1.00 per warrant, simultaneously with the closing of the offering. The $5.0 million of proceeds from this investment will be added to the proceeds of this offering and will be held in the trust account pending our completion of an initial business combination on the terms described in this prospectus. If we do not complete such an initial business combination, then the $5.0 million will be part of the liquidation distribution to our public stockholders, and the private placement warrants will expire worthless. The private placement warrants and underlying shares of common stock are entitled to registration rights as described under “Description of Securities.”
Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), our initial stockholders will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, they may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.
To the extent the underwriters do not exercise the over-allotment option, up to an aggregate of 843,750 founders’ shares will be subject to forfeiture. Our initial stockholders will be required to forfeit only a number of founders’ shares necessary to maintain our initial stockholders’ 20% ownership interest in our common stock after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.
If the number of units we offer to the public is increased or decreased from the number shown in this prospectus prior to the conclusion of the offering, then the founders’ shares, including the number of founders’ shares subject to forfeiture, will be adjusted in the same proportion as the increase or decrease in the units offered hereby in order to maintain the initial stockholders’ 20% ownership interest in our common stock after giving effect to the offering and the increase or decrease, if any, in the units offered hereby. We will not make or receive any cash payment in respect of any such adjustment.
Our initial stockholders have agreed, in connection with the stockholder vote required to approve our initial business combination and amend our amended and restated certificate of incorporation to provide for our perpetual existence, to vote the founders’ shares in accordance with the majority of the shares of common stock voted by the public stockholders. As a result, they may be able to influence the outcome of the vote on our initial business combination.
Transfer Restrictions
Our initial stockholders have agreed not to sell or transfer the founders’ shares until 270 days after the consummation of our initial business combination and our founding stockholder has agreed not to sell or transfer the private placement warrants (and the underlying shares) until after we complete our initial business combination, except in each case to permitted transferees. Permitted transferees must agree to be bound by the same transfer restrictions, voting, waiver and forfeiture provisions applicable to such securities. All of the founders’ shares will cease to be subject to the transfer restrictions if, subsequent to our initial business combination, (i) the last sales price of our common stock equals or exceeds $14.00 per share for any 20 trading days within any 30-trading day period beginning 90 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. We refer to these agreements as “lock-up agreements.” While the securities held by our initial stockholders from time to time, including the private placement warrants (and underlying shares), are subject to registration rights, permitted transfers are not required to be registered to the extent such transfers are pursuant to a registration exemption provided by applicable securities laws and regulations.
The permitted transferees under the lock-up agreements are our officers, directors and employees, and other persons or entities associated or affiliated with Tricadia Capital.
During the lock-up period, our initial stockholders and any permitted transferees to whom they transfer shares of common stock will retain all other rights of holders of our common stock, including, without limitation, the right to vote their shares of common stock (except that our initial stockholders have agreed to vote their founders’ shares in accordance with the majority of shares of common stock voted by the public stockholders in connection with our initial business combination and with an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and our founding stockholder, officers and directors and Tricadia Capital have agreed to vote any shares of common stock acquired in this offering or the secondary market, in favor of our initial business combination and of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence) and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be subject to the lock-up agreement. If we are unable to effect our initial business combination and liquidate, our initial stockholders have waived the right to receive any portion of the liquidation proceeds with respect to the founders’ shares. Any permitted transferees to whom the founders’ shares are transferred will also agree to waive that right.
In addition, our founding stockholder, Tricadia and all other entities or individuals who hold membership interests in our founding stockholder as of the date of this prospectus have also entered into an agreement with us providing that membership interests in our founding stockholder may only be transferred to permitted transferees and that our founding stockholder will not issue new membership interests except to permitted transferees, who in each case agree to all restrictions applicable to the founders’ shares.
We consider Messrs. Barnes and Inayatullah and Apple Creek Acquisition Holdings, LLC to be our “promoters,” as this term is defined under U.S. federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
On December 14, 2007, our founding stockholder purchased 6,468,750 shares for $25,000 in cash, at a purchase price of approximately $0.004 per share. Our determination of the purchase price of the founders’ shares was based on the terms of such securities, including their illiquidity and forfeiture of conversion rights, and the fact that prior to the sale of such securities, we had no assets or operating history. In addition, we looked at the price of the founders’ shares of other similarly structured blank check companies in making such determination. On December 28, 2007, our founding stockholder transferred at cost an aggregate of 7,500 of these founders’ shares to Andrew Beer, Ran Fridrich and Bradley Smith, each of whom is a director. Each of Messrs. Beer, Fridrich and Smith has agreed to purchase membership interests in our founding stockholder entitling such persons to a pecuniary interest in 323,063, 1,292,250 and 516,900, respectively, of the remaining founders’ shares held by our founding stockholder. The shares our initial stockholders purchased include up to 843,750 shares that are subject to forfeiture to the extent that the over-allotment option is not exercised by the underwriters in full or in part. Our initial stockholders will be required to forfeit only a number of founders’ shares necessary for the founders’ shares to represent 20% of our outstanding common stock after giving effect to the offering and exercise, if any, of the underwriters’ over-allotment option.
The founders’ shares are identical to the shares of common stock included in the units being sold in this offering, except that our initial stockholders have agreed:
•	that the founders’ shares are subject to the transfer restrictions described below;

•	to vote the founders’ shares in the same manner as the majority of shares cast by public stockholders in connection with the vote required to approve our initial business combination and to vote for a proposal to amend our certificate of incorporation to provide for our perpetual existence; and

•	to waive their rights to participate in any liquidation distribution with respect to the founders’ shares if we fail to consummate a business combination.
In addition, our founding stockholder, Tricadia Capital and each of our officers and directors have agreed that if it, he or she acquires shares of common stock in or following this offering, it, he or she will vote all such acquired shares in favor of our initial business combination and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. (Any such purchases of stock following this offering are expected to be effected through open market purchases, or in privately negotiated transactions.) As a result, none of our initial stockholders, officers or directors or Tricadia Capital will be able to exercise the conversion rights with respect to any of our shares that it, he or she may acquire prior to, in or after this offering.
The holders of the warrants purchased in this offering will not be able to exercise those warrants unless we have an effective registration statement covering the shares issuable upon their exercise and a related current prospectus available. Although the shares of common stock issuable pursuant to the private placement warrants will not be issued pursuant to a registration statement so long as they are held by our initial stockholders or their permitted transferees, the warrant agreement provides that the private placement warrants may not be exercised unless a registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering is effective and a related current prospectus is available.
Our founding stockholder has agreed to purchase 5,000,000 private placement warrants at a price of $1.00 per warrant, simultaneously with the closing of this offering. The private placement warrants will be purchased separately and not in combination with common stock or in the form of units. The purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account at JPMorgan Chase Bank, N.A., to be maintained by The Bank of New York pending our completion of an initial business combination. If we do not complete an initial business combination that meets the criteria described in this prospectus, then the $5.0 million purchase price of the private placement warrants will become part of the liquidation distribution to our public stockholders and the private placement warrants will expire worthless.
The private placement warrants, including the common stock issuable upon exercise of these warrants, are subject to the transfer restrictions described below. The private placement warrants will be non-redeemable so long as they are held by our founding stockholder or its permitted transferees and may be exercised by our founding stockholder or its permitted transferees on a cashless basis. With the exception of the terms noted above, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.
Our initial stockholders have agreed not to sell or transfer the founders’ shares, until 270 days after the consummation of our initial business combination except to certain permitted transferees as described above under the heading “Principal Stockholders — Transfer Restrictions,” who must agree to be bound by the same transfer restrictions and voting, waiver and forfeiture provisions. All of the founders’ shares will cease to be subject to the transfer restrictions if, subsequent to our initial business combination, (i) the last sales price of our common stock equals or exceeds $14.00 per share for any 20 trading days within any 30-trading day period beginning 90 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Our founding stockholder has agreed not to sell or transfer the private placement warrants until after we complete our initial business combination except to certain permitted transferees as described above under the heading “Principal Stockholders — Transfer Restrictions,” who must agree to be bound by these same transfer restrictions.
Concurrently with the issuance and sale of the securities in this offering, we will enter into an agreement with our initial stockholders with respect to securities held by them from time to time, including the founders’ shares, private placement warrants, and underlying shares, granting them and their permitted transferees the right to demand that we register the resale of any of our securities held by them on a registration statement filed under the Securities Act. The registration rights will be exercisable with respect to the securities at any time commencing 30 days after the consummation of our initial business combination, provided that such registration statement would not become effective until after the lock-up period applicable to the securities being registered, and with respect to all of the warrants and the underlying shares of common stock, after the relevant warrants become exercisable by their terms. We will bear the expenses incurred in connection with the filing of any such registration statements. Please see “Description of Securities — Securities Eligible for Future Sale — Registration rights” for more information.
As of December 31, 2007, Tricadia Capital had advanced on our behalf a total of $125,000, which amount was used to pay a portion of the expenses of this offering and our organization. These advances are non-interest bearing and unsecured and are due at the earlier of November 30, 2008, or the consummation of this offering. The advances will be repaid out of the proceeds of this offering not being placed in trust.
On completion of this offering, we have agreed to pay Tricadia Capital, a monthly fee of $10,000 for office space and administrative services, including secretarial support. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party.
We will reimburse our officers, directors and Tricadia Capital and its employees, for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. Subject to availability of proceeds not placed in the trust account and interest income of up to $3.5 million, subject to adjustment, on the balance in the trust account, there is no limit on the amount of out-of-pocket expenses that could be incurred. Our audit committee will review and approve all payments made by us to our initial stockholders, officers, directors and their affiliates, including Tricadia Capital, other than (x) repayment of advances of $125,000 Tricadia Capital made to us to cover offering-related and organizational expenses and (y) payment of an aggregate of $10,000 per month to Tricadia Capital for office space, secretarial and administrative services commencing with the closing of this offering, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income of up to $3.5 million, subject to adjustment, on the balance in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination.
Tricadia Capital, Mr. Barnes, our Chairman and Co-Chief Executive Officer, and Mr. Inayatullah, our Co-Chief Executive Officer and Director, have entered into non-compete agreements with us providing that until the earlier of the filing by us of a current report on Form 8-K with the SEC announcing the execution of a definitive agreement for our initial business combination, or our liquidation, neither Tricadia Capital nor Messrs. Barnes or Inayatullah will become a sponsor, promoter, officer, director or stockholder of any other blank check company. We have also entered into a business opportunity right of first review agreement with Tricadia Capital, which provides that from the effective date of the registration statement of which this prospectus forms a part until the earlier of the filing by us of a current report on Form 8-K with the SEC announcing the execution of a definitive agreement for our initial business combination, or our liquidation, we will have a right of first review (subject to fiduciary obligations it has to its clients as a registered investment advisor) with respect to business combination opportunities of Tricadia Capital with a fair market value of $177 million or more that Tricadia Capital, including its principals and employees, first becomes aware of after the effective date (other than companies targeted for acquisition by any company in which an investment vehicle managed by Tricadia Capital has an investment; and any target entity in which any of our officers, directors or Tricadia Capital or their affiliates has a financial interest).
Other than (i) reimbursable out-of-pocket expenses payable to our officers, directors and our and their affiliates, including Tricadia Capital and its employees, (ii) payment of customary fees in connection with any financing that Tricadia Capital may arrange or originate in connection with our initial business combination, provided that any such financing is on arm’s length terms, is described in the proxy materials we send to our stockholders in connection with our initial business combination and approved by our audit committee, (iii) repayment of advances of $125,000 Tricadia Capital made to us to cover offering-related and organizational expenses and (iv) an aggregate of $10,000 per month paid to Tricadia Capital for office space, secretarial and administrative services commencing with the closing of this offering, prior to the initial business combination no compensation or fees of any kind, including finder’s and consulting fees, will be paid by us to any of our initial stockholders, officers or directors, or our or their affiliates, including Tricadia Capital and its employees.

DESCRIPTION OF SECURITIES
Our authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value, of which 28,125,000 shares will be outstanding following this offering (assuming no exercise of the underwriters’ over-allotment option), and 1,000,000 shares of undesignated preferred stock, $0.0001 par value, of which no shares will then be outstanding. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you. For a description you should refer to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Delaware General Corporation Law.
Units
Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock at a price of $7.50 per share of common stock, subject to adjustment. Except as described below with respect to redemption of the warrants, holders of the warrants must pay the exercise price in full upon exercise of the warrants. Holders will not be entitled to receive a net cash settlement upon exercise of the warrants. The common stock and warrants comprising the units will begin separate trading on the 35th day following the date of this prospectus unless J.P. Morgan Securities Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin.
In no event will the common stock and warrants be traded separately until we have filed a current report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release announcing when such separate trading will begin. We will file the Form 8-K upon the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, we will file a second or amended Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option.
Common Stock
General
As of the date of this prospectus, there were 6,468,750 shares of our common stock outstanding, held by our initial stockholders. See “Founders’ Shares” below. This includes an aggregate of 843,750 shares of common stock subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full so that our initial stockholders will collectively own 20% of our issued and outstanding shares after this offering (assuming none of our initial stockholders purchase units in this offering). On closing of this offering (assuming no exercise of the underwriters’ over-allotment option), 28,125,000 shares of our common stock will be outstanding. Holders of common stock will have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefore. After our initial business combination is concluded, if ever, and upon a subsequent liquidation or dissolution, the holders of common stock will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding.

Upon consummation of this offering, our board of directors will be divided into three classes, each of which will generally serve for a term of three years, with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.
Our initial stockholders have agreed, in connection with the stockholder vote required to approve our initial business combination and amend our amended and restated certificate of incorporation to provide for our perpetual existence, to vote the founders’ shares in accordance with the majority of the shares of common stock voted by the public stockholders. Our founding stockholder, Tricadia Capital and each of our officers and directors have also agreed that if it, he or she acquires shares of common stock in or following this offering, it, he or she will vote all such acquired shares in favor of our initial business combination and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. As a result, none of Tricadia Capital, our founding stockholder, or any of our officers or directors will be eligible to exercise conversion rights for any shares they hold if our initial business combination is approved by a majority of our public stockholders who vote in connection with our initial business combination. In connection with the vote required for our initial business combination, a majority of our issued and outstanding common stock (whether or not held by public stockholders), present in person or by proxy, will constitute a quorum. If a quorum is not present, our bylaws permit a majority in voting power of the stockholders present in person or by proxy and entitled to vote at the meeting to adjourn the meeting for 30 days or less from time to time, without notice other than announcement of the date, time and place of the adjourned meeting at the meeting, until the requisite amount of stock entitled to vote shall be present or represented. If the adjournment is for more than 30 days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be presented to each stockholder entitled to vote at the meeting. If our stockholders vote on any other matters at an annual or special meeting, our founding stockholder, Tricadia Capital and our officers and directors may vote all of their shares, whenever acquired, as they see fit.
We will proceed with an initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of our initial business combination, (ii) a majority of the outstanding shares of our common stock are voted in favor of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and (iii) public stockholders owning not more than 30% of the shares (minus one share) sold in this offering have voted against the initial business combination and exercise their conversion rights described below. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. A stockholder must have also exercised the conversion rights described below for a conversion to be effective.
If we are forced to liquidate prior to our initial business combination, our public stockholders shares are entitled to share ratably in the trust account, inclusive of any interest not previously released to us to fund working capital requirements, and net of any income taxes payable on interest on the balance in the trust account, which income taxes, if any, shall be paid from the trust account, and any assets remaining available for distribution to them after payment of liabilities. We expect that all costs and expenses associated with implementing our plan of distribution, as well as payments to any creditors, will be funded from amounts remaining out of the $50,000 of proceeds held outside the trust account and from the $3.5 million in interest income, subject to adjustment, on the balance of the trust account that will be released to us to fund our working capital requirements. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of distribution, to the extent that there is any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, we may request that the trustee release to us an additional amount of up to $50,000 of such accrued interest to pay those costs and expenses.
If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon and net of income taxes payable on such interest. Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to the founders’ shares if we do not consummate an initial business combination.
There will be no distribution from the trust account with respect to any of our warrants, which will expire worthless if we are liquidated, and as a result purchasers of our units will have paid the full unit purchase price solely for the share of common stock included in each unit.
Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against our initial business combination and our initial business combination is approved and completed. Public stockholders who convert their common stock into their pro rata share of the trust account will retain the right to exercise any warrants they own.
The payment of dividends, if ever, on the common stock will be subject to the prior payment of dividends on any outstanding preferred stock, of which there is currently none.
Founders’ Shares
On December 14, 2007, our founding stockholder purchased 6,468,750 shares for an aggregate of $25,000 in cash, a purchase price of approximately $0.004 per share. On December 28, 2007, our founding stockholder transferred at cost an aggregate of 7,500 of these founders’ shares to Andrew Beer, Ran Fridrich and Bradley Smith, each of whom is a director. Each of Messrs. Beer, Fridrich and Smith has agreed to purchase membership interests in our founding stockholder entitling such persons to a pecuniary interest in 323,063, 1,292,250 and 516,900, respectively, of the remaining founders’ shares held by our founding stockholder. The shares our initial stockholders purchased include up to 843,750 shares that are subject to forfeiture to the extent that the over-allotment option is not exercised by the underwriters in full or in part. Our initial stockholders will be required to forfeit only a number of founders’ shares necessary for the founders’ shares to represent 20% of our outstanding common stock after giving effect to the offering and exercise, if any, of the underwriters’ over-allotment option.
If the number of units we offer to the public is increased or decreased from the number shown in this prospectus prior to the conclusion of the offering, then the founders’ shares, including the number of founders’ shares subject to forfeiture, will be adjusted in the same proportion as the increase or decrease in the units offered hereby in order to maintain our initial stockholders’ 20% percentage ownership. We will not make or receive any cash payment in respect of any such adjustment.
Our initial stockholders have agreed that they will not sell or transfer the founders’ shares until 270 days after the consummation of our initial business combination, other than to permitted transferees who agree to be subject to these transfer restrictions, as described in “Principal Stockholders — Transfer Restrictions,” to waive their rights to participate in a liquidation if we do not consummate our initial business combination, to vote in accordance with the majority of shares of common stock voted by the public stockholders in connection with our initial business combination and with an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and to the forfeiture provisions described herein. In addition, the founders’ shares will be entitled to registration rights commencing on the date on which they become transferable under an agreement to be signed on or before the date of this prospectus.
Preferred Stock
Our amended and restated certificate of incorporation will provide that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Our amended and restated certificate of incorporation will prohibit us, prior to our initial business combination, from issuing preferred stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock on our initial business combination. We may issue some or all of the preferred stock to effect our initial business combination. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.
Warrants
Public Stockholders’ Warrants
Each warrant entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of one year from the date of this prospectus or the completion of our initial business combination.
However, the warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York time, or earlier upon redemption.
Once the warrants become exercisable, we may call the warrants for redemption:
•	in whole and not in part; at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $14.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send to the notice of redemption to the warrant holders, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $14.00 redemption trigger price as well as the $7.50 warrant exercise price after the redemption notice is issued.
If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after a business combination. If we call our warrants for redemption and our management does not take advantage of this option, our initial stockholders and their respective transferees would still be entitled to exercise their private placement warrants, as applicable, for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis.
The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, stock split, extraordinary dividend, or our recapitalization, reorganization, merger or consolidation.
The warrants will be issued in registered form under a warrant agreement between The Bank of New York, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.
Private Placement Warrants
The private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering, except that such warrants may be exercised by the holders on a cashless basis and that such warrants (including the common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Stockholders — Transfers Restrictions,” to our officers, directors and employees, and other persons or entities associated or affiliated with Tricadia Capital) and they will not be redeemable by us so long as they are held by our founding stockholder or its permitted transferees. If the private placement warrants are held by holders other than the founding stockholder or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.
If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the warrant exercise notice is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our initial stockholders, the founding stockholder or their affiliates and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.
In addition, our initial stockholders are entitled to registration rights with respect to the private placement warrants and underlying shares under a registration rights agreement to be signed on or before the closing of this offering.
Dividends
We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of our initial business combination. The payment of dividends in the future will depend on our revenues and earnings, if any, capital requirements and general financial condition after our initial business combination is completed. The payment of any dividends subsequent to a business combination will be within the discretion of our then-board of directors. It is the present intention of our board of directors to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board of directors declaring any dividends in the foreseeable future.
Our Transfer Agent and Warrant Agent
The transfer agent for our securities and warrant agent for our warrants is The Bank of New York.
Certain Anti-Takeover Provisions of Delaware Law and our Certificate of Incorporation and Bylaws
Staggered Board of Directors
Our amended and restated certificate of incorporation will provide that our board of directors will be classified into three classes of directors of approximately equal size upon the consummation of this offering. As a result, in most circumstances, a person can gain control of our board of directors only by successfully engaging in a proxy contest at two or more annual meetings.
Special Meeting of Stockholders
Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our chief executive officer or by our chairman.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered or mailed to and received at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Authorized But Unissued Shares
Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Limitation on Liability and Indemnification of Directors and Officers
Our amended and restated certificate of incorporation will provide that our directors and officers will be indemnified by us to the fullest extent authorized by the Delaware General Corporation Law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation will provide that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.
We have entered into agreements with our directors to provide contractual indemnification in addition to the indemnification provided in our amended and restated certificate of incorporation. We believe that these provisions and agreements are necessary to attract qualified directors. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether the Delaware General Corporation Law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Securities Eligible for Future Sale
Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), we will have 28,125,000 shares of common stock outstanding. Of these shares, the 22,500,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 5,625,000 shares and 5,000,000 warrants are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144
The SEC has recently adopted amendments to Rule 144 which will become effective on February 15, 2008 and will apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.
Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:
•	1% of the total number of securities of the same class then outstanding, which will equal 281,250 shares and 275,000 warrants immediately after this offering; or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;
provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.
Such sales both by affiliates and by non-affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:
•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.
As a result, our initial stockholders will be able to sell the founders’ shares and private placement warrants pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration rights
Concurrently with the issuance and sale of the securities in this offering, we will enter into an agreement with our initial stockholders with respect to securities held by them from time to time, including the founders’ shares, private placement warrants, and underlying shares, granting them and their permitted transferees the right to demand that we register the resale of any of our securities held by them on a registration statement filed under the Securities Act. The registration rights will be exercisable with respect to the securities at any time commencing 30 days after the consummation of our initial business combination, provided that such registration statement would not become effective until after the applicable lock-up period applicable to the securities being registered and with respect to warrants and the underlying shares of common stock, after the warrants become exercisable by their terms. In addition, our initial stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which the founders’ shares are no longer subject to a lock-up agreement. With respect to the private placement warrants and the underlying shares of common stock, our founding stockholder has certain “piggy-back” registration rights on registration statements filed after the warrants become exercisable by their terms. Permitted transferees will, be entitled to the registration rights described herein. We will bear the expenses incurred in connection with the filing of any such registration statements.
Listing
We intend to apply to have our units listed on the American Stock Exchange under the symbol “AKU.U” and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols “AKU“ and “ AKU.WS”, respectively. We cannot assure you that our securities will be, or will continue to be, listed on the American Stock Exchange.
Based upon the proposed terms of this offering, after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Section 101(c) of the American Stock Exchange Company Guide, which consist of the following:
•	stockholders equity of at least $4.0 million;

•	total market capitalization of at least $50.0 million;

•	aggregate market value of publicly held shares of at least $15.0 million;

•	minimum public distribution of at least 1,000,000 units with a minimum of 400 public holders; and

•	a minimum market price of $2.00 per unit.

UNITED STATES FEDERAL
INCOME AND ESTATE TAX CONSIDERATIONS
The following is a general summary of certain material U.S. federal income and certain U.S. federal estate tax consequences to an investor of the acquisition, ownership and disposition of our units, common stock and warrants, which we refer to collectively as our securities, purchased pursuant to this offering. This discussion assumes the investor will hold our securities issued pursuant to this offering as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of our securities in light of that holder’s particular circumstances. In addition, this discussion does not address (a) U.S. estate or gift tax laws except to the limited extent expressly set forth below, (b) state, local or non-U.S. tax consequences, or (c) the special tax rules that may apply to certain investors, including without limitation banks, insurance companies, financial institutions, broker-dealers, taxpayers that have elected mark-to-market accounting, taxpayers subject to the alternative minimum tax provisions of the Code, tax-exempt entities, governments or agencies or instrumentalities thereof, regulated investment companies, real estate investment trusts, S corporations, U.S. taxpayers whose functional currency is not the U.S. dollar, U.S. expatriates or former long-term residents of the U.S., or investors that acquire, hold, or dispose of our securities as part of a straddle, hedge, wash sale, constructive sale, conversion transaction or other integrated transaction. Additionally, the discussion does not consider the tax treatment of entities treated as partnerships or other pass-through entities for U.S. federal tax purposes or persons who hold our securities through such entities. The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. Thus, partnerships, other pass-through entities and persons holding our securities through such entities should consult their own tax advisors.
 This discussion is based on current provisions of the Code, U.S. Treasury regulations promulgated under the Code, judicial opinions, and published rulings and procedures of the U.S. Internal Revenue Service (“IRS”), all as in effect on the date of this prospectus and all of which are subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed below, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.
 As used in this prospectus, the term “U.S. person” means a person that is, for U.S. federal income tax purposes (i) an individual citizen or resident of the U.S., (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (A) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has made a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person. As used in this discussion, the term “U.S. holder” means a beneficial owner of our securities that is a U.S. person and the term “non-U.S. holder” means a beneficial owner of our securities (other than an entity that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a U.S. person.
THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME AND CERTAIN U.S. FEDERAL ESTATE TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES AND IS FOR GENERAL INFORMATION ONLY. THIS DISCUSSION IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO IT OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATY.

General
Each unit will be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit should allocate the purchase price paid by such holder for a unit between the share of common stock and the warrant included in that unit based on their respective relative fair market values at the time of issuance. A holder’s initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.
The treatment of our securities and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor should consult its own tax advisor regarding the U.S. federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussions are based on the assumption that the characterization of the units and the allocation described above are accepted for U.S. federal tax purposes.
U.S. Holders
Taxation of Distributions
As discussed under “Description of Securities — Dividends” above, we do not anticipate that any cash distributions will be paid in the foreseeable future. If we pay cash distributions to U.S. holders of shares of our common stock, the distributions generally will constitute dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will reduce (but not below zero) the U.S. holder’s adjusted tax basis in the common stock. Any excess over a U.S. holder’s adjusted tax basis will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.
Any dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends-received deduction if the applicable holding period requirements are satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of the limitation on the deduction of investment interest), if the applicable holding period requirements are satisfied, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains for tax years beginning on or before December 31, 2010, after which the tax rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. It is unclear whether the conversion rights with respect to the common stock (i.e., the right to be cashed out under certain conditions), described above under “Proposed Business — Effecting a Business Combination — Conversion rights,” suspends the running of the applicable holding period with respect to the dividends received deduction or the capital gains tax rate on qualified dividends, as the case may be.
Possible Constructive Dividends
If an adjustment is made to the number of shares of common stock for which a warrant may be exercised or to the exercise price of a warrant, the adjustment may, under certain circumstances, result in a constructive distribution that could be taxable as a dividend to the U.S. holder of the warrant, notwithstanding the fact that the U.S. holder did not receive a cash payment. Conversely, the absence of an appropriate anti-dilution adjustment may result in a constructive distribution that could be taxable as a dividend to the U.S. holders of shares of our common stock. U.S. holders should consult their own tax advisors regarding the potential dividend treatment (and potential phantom income) of any adjustments to the warrants and the effect of the absence of appropriate anti-dilution adjustments with respect to our warrants or our common stock.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock
In general, a U.S. holder must treat any gain or loss recognized upon a sale, taxable exchange, or other taxable disposition of our common stock (other than a conversion described below, but including a liquidation in the event we do not consummate an initial business combination within the required timeframe) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. It is unclear, however, whether the conversion rights with respect to the common stock suspend the running of the applicable holding period for this purpose. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market values of the common stock and the warrant included in the unit) and (ii) the U.S. holder’s adjusted tax basis in the common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to that common stock) less any distributions treated for tax purposes as prior return of capital. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum tax rate of 15% for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains tax rate is scheduled to increase to 20%. The deduction of capital losses is subject to limitations. U.S. holders should consult their own tax advisors regarding any other loss limitations.
Conversion of Common Stock
In the event that a U.S. holder converts our common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If that redemption qualifies as a sale of common stock by the U.S. holder for federal income tax purposes, the U.S. holder will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” above. If that redemption does not qualify as a sale of common stock for federal income tax purposes, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether that redemption qualifies for sale treatment will depend largely on the percentage of our stock treated as held by the U.S. holder (including any stock constructively owned by the U.S. holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is “substantially disproportionate” with respect to the U.S. holder, (2) results in a “complete termination” of the U.S. holder’s interest in us or (3) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are described below.
In determining whether any of the foregoing tests is satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also stock that is constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include the common stock issuable upon exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the conversion of common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the conversion. There will be a complete termination of a U.S. holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the U.S. holder are converted or (2) all of the shares of our stock actually owned by the U.S. holder are converted and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a U.S. holder’s conversion results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us. Whether the conversion will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”
If none of the foregoing tests is satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described under “U.S. Holders — Taxation of Distributions,” above. After the application of those rules, any remaining tax basis of the U.S. holder in the converted common stock will be added to the U.S. holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.
Persons who actually or constructively own 5% (or, if our stock is not then publicly traded, 1%) or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of common stock, and such persons should consult with their own tax advisors in that regard. A U.S. holder should consult with its own tax advisors as to the tax consequences to it of an exercise of the conversion right.
Exercise of a Warrant
If a U.S. holder exercises a warrant by paying the exercise price in cash, the U.S. holder generally will not be required to recognize income, gain or loss. The U.S. holder’s tax basis in the share of our common stock it receives upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant (i.e., the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under "— General”) and the exercise price (i.e., initially $7.50 per share of our common stock). The U.S. holder’s holding period for the share of our common stock received upon exercise of the warrant will begin on the date following the date of exercise (or possibly on the date of exercise) of the warrant and will not include the period during which the U.S. holder held the warrant.
The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. Under either tax-free treatment, a U.S. holder’s basis in the common stock received would equal the holder’s basis in the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant. If the cashless exercise were treated as not being a gain realization event, a U.S. holder’s holding period in the common stock would likely be treated as commencing on the date following the date of exercise (or possibly on the date of exercise) of the warrant.
Alternatively, it is possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered warrants having a value equal to the exercise price for the total number of warrants to be exercised and could recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the common stock received would equal the sum of the fair market value of the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants exercised. A U.S. holder’s holding period for the common stock would commence on the date following the date of exercise (or possibly on the date of exercise) of the warrant. Other alternative characterizations and treatments are also possible, which could affect the amount of a U.S. holder’s gain or loss and tax basis in the common stock received upon a cashless exercise.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, it is unclear which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their own tax advisors regarding the tax consequences of a cashless exercise.
Sale, Taxable Exchange, Redemption or Expiration of a Warrant
Upon a sale, taxable exchange (other than by exercise), or redemption of a warrant, a U.S. holder will recognize gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market values of the warrant and the common stock included in the unit) and (ii) the U.S. holder’s tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under “— General”). Upon expiration of a warrant (whether or not held as part of a unit at the time of expiration), a U.S. holder will recognize a loss in an amount equal to the U.S. holder’s tax basis in the warrant (determined as described in the preceding sentence). Any such gain or loss would generally be treated as capital gain or loss and will be long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations. U.S. holders should consult their own tax advisors regarding any other loss limitations.
Non-U.S. Holders
Taxation of Distributions
As discussed under “Description of Securities — Dividends” above, we do not anticipate that any cash distributions will be paid in the foreseeable future. However, any distributions we make to a non-U.S. holder of our common stock (including any constructive distributions treated as dividends on the warrants as described in “— U.S. Holders — Possible Constructive Dividends,” above), to the extent of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), generally will constitute dividends for U.S. federal income tax purposes. Provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the U.S., the dividends generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividend, unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. holder’s adjusted tax basis in its shares of our common stock and then, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “U.S. real property holding corporation” and no exception applies (see “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below), we will withhold 10% of any distribution that exceeds our current and accumulated earnings and profits, which withheld amount may be claimed by the non-U.S. holder as a credit against the non-U.S. holder’s federal income tax liability.
Dividends we pay to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the U.S. (and, if certain income tax treaties apply, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder) generally will not be subject to U.S. withholding provided such non-U.S. holder complies with certain certification and disclosure requirements (usually by providing us or our paying agent an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate tax rates applicable to U.S. persons. If the non-U.S. holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Warrant
The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a warrant by a U.S. holder, as described under “U.S. Holders — Exercise of a Warrant” above. However, if a cashless exercise of warrants results in a taxable exchange, as described in “—U.S. Holders — Exercise of a Warrant,” the rules described below under “Gains on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” would apply.
Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants
A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, exchange or other disposition of our common stock or sale, exchange or possibly cashless exercise of our warrants, in each case without regard to whether those securities were held as part of a unit, unless:
•	the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the U.S. (and, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period for the security disposed of, and, generally, in the case where shares of our common stock or warrants are regularly traded on an established securities market, the non-U.S. holder has owned, directly or indirectly, more than 5% of our common stock at any time during the shorter of the five year period ending on the date of disposition or the non-U.S. holder’s holding period for the security disposed of. There can be no assurance that our common stock or warrants will be treated as regularly traded on an established securities market for this purpose. Non-U.S. holders should consult their own tax advisors regarding the effect of holding warrants on the calculation of the 5% threshold with respect to our common stock.
Unless an applicable tax treaty provides otherwise, gain described in the first and third bullet points above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate. Gain described in the second bullet point above (which may be offset by U.S. source capital losses) generally will be subject to a 30% U.S. federal income tax. The gross proceeds from transactions that generate gains described in the third bullet point above generally will be subject to a 10% withholding tax, which may be claimed by the non-U.S. holder as a credit against the non-U.S. holder’s federal income tax liability. Non-U.S. holders should consult their own tax advisors regarding any income tax treaties applicable to the Non-U.S. holders, as those treaties may provide for different rules.
Although we currently are not a U.S. real property holding corporation, we cannot determine whether we will be a U.S. real property holding corporation in the future. Very generally, we will be classified as a U.S. real property holding corporation if the fair market value of our “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for federal income tax purposes. A “U.S. real property interest” may include our rights in, and interests pursuant to, a signed purchase agreement to which we are a party if the subject of the purchase agreement would constitute “U.S. real property interests.” As such, we may be classified as a U.S. real property holding corporation prior to the consummation of an initial business combination and an investor disposing of its stock or warrants, or exercising its conversion rights with respect to its stock, may be subject to tax under the third bullet point despite our continued holding of cash from the date of this offering.
Conversion of Common Stock
The characterization for U.S. federal income tax purposes of a non-U.S. holder’s conversion of our common stock into a right to receive cash pursuant to an exercise of a conversion right generally will correspond to the U.S. federal income tax characterization of the exercise of such a conversion right by a U.S. holder, as described under “U.S. Holders — Conversion of Common Stock” above, and the consequences of the conversion to the non-U.S. holder will be as described above under “Non-U.S. Holders — Taxation of Distributions” and “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants,” as applicable. Under proposed regulations, a 30% withholding generally may be imposed on any payment to a non-U.S. holder pursuant to a redemption unless the non-U.S. holder provides the necessary certification showing that the redemption is treated as a sale or exchange of the common stock (rather than a corporate distribution). Non-U.S. holders should consult their own tax advisors regarding the proposed regulations and the certification requirements with respect to such proposed regulations.
Federal Estate Tax
Shares of our common stock or warrants owned or treated as owned by an individual who is not a U.S. citizen or a resident of the U.S. (as specifically defined for U.S. federal estate tax purposes) at the time of his or her death will be included in the individual’s gross estate for U.S. federal estate tax purposes and therefore may be subject to U.S. federal estate tax unless an applicable estate tax or other treaty provides otherwise.
Information Reporting and Backup Withholding
We must report annually to the IRS and to each holder the amount of dividends or other distributions we pay to such holder on our shares of common stock and the amount of tax, if any, withheld with respect to those distributions. In the case of a non-U.S. holder, the IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which the non-U.S. holder resides pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.
In addition, backup withholding of U.S. federal income tax, currently at a rate of 28%, generally will apply to distributions made on our common stock to, and the proceeds from sales and other dispositions of shares or warrants by, a non-corporate U.S. holder who:
•	fails to provide an accurate taxpayer identification number;

•	is notified by the IRS that backup withholding is required; or

•	in certain circumstances, fails to comply with applicable certification requirements.
A non-U.S. holder generally may eliminate the requirement for backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.
Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale by a non-U.S. holder of common stock or warrants outside the U.S. through a foreign office of a foreign broker that does not have certain specified connections to the U.S. However, if a non-U.S. holder sells common stock or warrants through a U.S. broker or the U.S. office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to such holder, unless the non-U.S. holder provides appropriate certification (usually on an IRS Form W-8BEN) to the broker of its status as a non-U.S. holder or such non-U.S. holder is an exempt recipient. Information reporting (but not backup withholding) also would apply if a non-U.S. holder sells common stock or warrants through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the U.S., unless in any such case the broker has documentary evidence that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established.
Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. holder’s or a non-U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS. Holders should consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

UNDERWRITING
We are offering the units described in this prospectus through a number of underwriters. J.P. Morgan Securities Inc. is acting as book-running manager of the offering and as representative of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of units listed next to its name in the following table:

Name	Number of Units

J.P. Morgan Securities Inc.
Ladenburg Thalmann & Co. Inc.

Total	22,500,000

The underwriters are committed to purchase all the units offered by us if they purchase any units. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.
The underwriters propose to offer the units directly to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $  per unit. Any such dealers may resell units to certain other brokers or dealers at a discount of up to $  per unit from the initial public offering price. After the initial public offering of the units, the offering price and other selling terms may be changed by the underwriters. Sales of units made outside of the United States may be made by affiliates of the underwriters. The representative has advised us that the underwriters do not intend to confirm discretionary sales in excess of 5% of the units offered in this offering.
The underwriters have an option to buy up to 3,375,000 additional units from us to cover sales of units by the underwriters which exceed the number of units specified in the table above. The underwriters have 30 days from the date of this prospectus to exercise this over-allotment option. If any units are purchased with this over-allotment option, the underwriters will purchase units in approximately the same proportion as shown in the table above. If any additional units are purchased, the underwriters will offer the additional units on the same terms as those on which the units are being offered.
The underwriting fee is equal to the public offering price per unit less the amount paid by the underwriters to us per unit. The underwriting fee is $0.70 per unit. The following table shows the per unit and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.
Underwriting discounts and commissions

	Without	With full
	over-allotment	over-allotment
	exercise	exercise

Per Unit	$0.70	$0.70
Total	$15,750,000	$18,112,500

The amounts paid by us in the table above include $7.88 million in deferred underwriting discounts and commissions (or approximately $9.06 million if the over-allotment option is exercised in full), an amount equal to 3.5% of the gross proceeds of this offering, which will be placed in trust until our completion of an initial business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions will be released to the underwriters out of the balance held in the trust account. If we do not complete our initial business combination and the trustee must distribute the balance in the trust account, the underwriters have agreed that (i) on our liquidation, they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commissions will be distributed on a pro rata basis, together with any accrued interest thereon and net of income taxes payable on such interest, to the public stockholders.
We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $800,000.
A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of units to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.
We, our officers and directors, and our initial stockholders have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which we and each of these persons or entities, with limited exceptions, for a period of 180 days after the date of this prospectus, may not, without the prior written consent of J.P. Morgan Securities Inc., (1) offer, pledge, announce the intention to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of our units, warrants or common stock (including, without limitation, shares of common stock which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a share option or warrant) or any other securities redeemable into or exchangeable for our shares of common stock or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the units, warrants, or common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of units, warrants, common stock or such other securities, in cash or otherwise. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (2) prior to the expiration of the 180-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
In addition, the initial stockholders have agreed to certain transfer restrictions affecting their founders’ shares and the private placement warrants as further described in “Principal Stockholders.”
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
We intend to apply to have the units listed on the American Stock Exchange under the symbol “AKU.U” and, once the common stock and warrants begin separate trading, to have the common stock and warrants listed on the American Stock Exchange under the symbols “AKU” and “ AKU.WS”, respectively.
In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling units in the open market for the purpose of preventing or retarding a decline in the market price of the unit while this offering is in progress. These stabilizing transactions may include making short sales of the units, which involves the sale by the underwriters of a greater number of units than they are required to purchase in this offering, and purchasing units on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ over-allotment option referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their over-allotment option, in whole or in part, or by purchasing units in the open market. In making this determination, the underwriters will consider, among other things, the price of units available for purchase in the open market compared to the price at which the underwriters may purchase units through the over-allotment option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase units in the open market to cover the position.
The underwriters have advised us that, pursuant to Regulation M of the Securities Act of 1933, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the units, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase units in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those units as part of this offering to repay the underwriting discount received by them.
These activities may have the effect of raising or maintaining the market price of the units or preventing or retarding a decline in the market price of the units, and, as a result, the price of the units may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the American Stock Exchange, in the over-the-counter market, or otherwise.
The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of business.
Prior to this offering, there has been no public market for our securities. The initial public offering price was determined by negotiations between us and the representatives of the underwriters. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. Neither we nor the underwriters can assure investors that an active trading market will develop for our units, common stock or warrants, or that the units will trade in the public market at or above the initial public offering price after this offering.
We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the consummation of a business combination.
LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon by Schulte Roth & Zabel LLP, New York, New York. In connection with this offering, Davis Polk & Wardwell, New York, New York is acting as counsel to the underwriters.
EXPERTS
The financial statements included in this prospectus and elsewhere in the registration statement have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.
Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.
You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INDEX TO FINANCIAL STATEMENTS
Apple Creek Acquisition Corp.

REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
To the Board of Directors and Stockholders of
     Apple Creek Acquisition Corp.
We have audited the accompanying balance sheet of Apple Creek Acquisition Corp. (a corporation in the development stage) (the ‘‘Company’’) as of December 31, 2007, and the related statements of operations, stockholder’s equity and cash flows for the period from November 28, 2007 (inception) to December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of, its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Apple Creek Acquisition Corp. as of December 31, 2007, and the results of its operations and its cash flows for the period from November 28, 2007 (inception) to December 31, 2007, in conformity with United States generally accepted accounting principles.
The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has generated a net loss, has a working capital deficiency and has no operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
GRANT THORNTON LLP
New York, New York
February 6, 2008

Apple Creek Acquisition Corp.
(a corporation in the development stage)
BALANCE SHEET
December 31, 2007

ASSETS

Current asset — cash	$150,000
Accrued interest	261

Total current assets	150,261

Other assets- deferred offering costs	136,544

Total assets	$286,805

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accrued expenses	$313
Accrued offering costs	136,544
Notes payable, affiliate	125,000

Total current liabilities	261,857

Commitments

Stockholders’ equity
Common stock, $.001 par value, authorized 200,000,000 shares; 6,468,750 shares issued and outstanding	6,469
Additional paid-in capital	18,531
Deficit accumulated during the development stage	(52)

Total stockholders’ equity	24,948

Total liabilities and stockholders’ equity	$286,805

The accompanying notes are an integral part of this statement.

Apple Creek Acquisition Corp.
(a corporation in the development stage)
STATEMENT OF OPERATIONS
Period from November 28, 2007 (inception) to December 31, 2007

Interest income	$261

Total interest income	261

Expenses
Formation costs	313

Total expenses	313

Net Loss	$(52)

Weighted average number of common shares outstanding, basic and diluted	5,625,000
Net loss per common share, basic and diluted	—

The accompanying notes are an integral part of this statement.

Apple Creek Acquisition Corp.
(a corporation in the development stage)
STATEMENT OF STOCKHOLDERS’ EQUITY
Period from November 28, 2007 (inception) to December 31, 2007

				Deficit
				accumulated
			Additional	during the	Total
	Common stock		paid-in	development	stockholders’
	Shares	Amount	capital	stage	equity
Common shares issued	6,468,750	$6,469	$18,531		$25,000

Net loss	—	—	—	$(52)	(52)

Balance at December 31, 2007	6,468,750	$6,469	$18,531	$(52)	$24,948

The accompanying notes are an integral part of this statement.

Apple Creek Acquisition Corp.
(a corporation in the development stage)
STATEMENT OF CASH FLOWS
Period from November 28, 2007 (inception) to December 31, 2007

Cash flows from operating activities
Net loss	$(52)
Adjustment to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities
(Increase) in accrued interest	(261)
Increase in accrued expenses	313

Net cash provided by operating activities	—

Cash flows from financing activities
Proceeds from notes payable, affiliate	125,000
Proceeds from issuance of common stock	25,000

Net cash provided by financing activities	150,000

Net increase in cash	150,000

Cash, inception	—

Cash, end of period	$150,000

Supplemental schedule of noncash financing activities
Accrual of deferred offering costs	$136,544

The accompanying notes are an integral part of this statement.

Apple Creek Acquisition Corp.
(a corporation in the development stage)
NOTES TO FINANCIAL STATEMENTS
Period from November 28, 2007 (inception) to December 31, 2007
NOTE A — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Apple Creek Acquisition Corp. (a corporation in the development stage) (the “Company”) was formed under the laws of the State of Delaware on November 28, 2007. The Company was formed to acquire an operating business through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination. The Company has neither engaged in any operations nor generated revenues to date. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting By Development Stage Enterprises,” and is subject to the risks associated with activities of development stage companies. The Company is substantially owned by Apple Creek Acquisition Holdings, LLC , a Delaware limited liability company. Tricadia Capital Management, LLC, an affiliate, is the sole equity holder of Apple Creek Acquisition Holdings, LLC.
At December 31, 2007, the Company had not commenced any operations. All activity through December 31, 2007 relates to the Company’s formation and of the proposed initial public offering described below. The Company has selected December 31 as its fiscal year end.
The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed initial public offering (“Proposed Offering”) which is discussed in Note C. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering, although substantially all of the net proceeds are intended to be generally applied toward consummating a business combination with (or acquisition of) an operating business. As used herein, an “Initial Business Combination” shall mean the acquisition of one or more businesses that at the time of acquisition has a fair market value of at least 80.0% of the balance held in the trust account, excluding the deferred underwriting discounts and commissions from the Proposed Offering. Furthermore, there is no assurance that the Company will be able to successfully effect an Initial Business Combination. Upon the closing of the Proposed Offering, the Company expects that approximately 98.3% of the gross proceeds, after payment of certain amounts to the underwriters, will be held in a trust account (“Trust Account”) and invested in treasury bills issued by the U.S. government having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, until the earlier of (i) the consummation of the Company’s Initial Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to cover the Company’s working capital requirements including paying for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that 30% or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued

Apple Creek Acquisition Corp.
(a corporation in the development stage)
NOTES TO FINANCIAL STATEMENTS (continued)
Period from November 28, 2007 (inception) to December 31, 2007
NOTE A (continued)
prior to the Proposed Offering) vote against the Initial Business Combination and exercise their conversion rights described below, the Initial Business Combination will not be consummated. However, voting against the Initial Business Combination alone will not result in an election to exercise a stockholder’s conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the Initial Business Combination is voted upon by the stockholders. All of the Company’s stockholders prior to the Proposed Offering (the “Initial Stockholders”) have agreed, in connection with the stockholder vote required to approve the Initial Business Combination, to vote the founders’ shares in accordance with the majority of the shares of common stock voted by the public stockholders. The Company’s founding stockholder, Tricadia Capital Management, LLC and each of the Company’s officers and directors have also agreed that if it, he or she acquires shares of common stock in or following the Proposed Offering, it, he or she will vote all such acquired shares in favor of the Company’s Initial Business Combination and in favor of an amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence.
If an Initial Business Combination is approved and completed, public stockholders voting against an Initial Business Combination will be entitled to convert their stock into a pro rata share of the total amount on deposit in the Trust Account, including the deferred underwriting discounts and commissions, and any interest earned on their portion of the trust account, net of income taxes payable on such interest and net of interest income of up to $3,500,000 of the after tax interest earned on the Trust Account which may be released to the Company to cover a portion of the Company’s operating expenses. Public stockholders who convert their stock into their share of the Trust Account will continue to have the right to exercise any warrants they may hold.
In the event that the Company does not consummate an Initial Business Combination within 24 months from the date of the consummation of the Proposed Offering, the proceeds held in the Trust Account will be distributed to the Company’s public stockholders, excluding the Initial Stockholders to the extent of their initial stock holdings. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit in the Proposed Offering (assuming no value is attributed to the warrants contained in the units to be offered in the Proposed Offering discussed in Note C).
The placing of funds in the trust account may not protect those funds from third-party claims against the Company. Although prior to completion of the Initial Business Combination, the Company will seek to have all third parties (including any vendors and any other entities with which it enters into a contractual relationship following consummation of this offering) or any prospective target businesses enter into valid and enforceable agreements with the Company waiving any right, title, interest or claim of any kind in or to any assets held in the trust account, there is no guarantee that they will execute such agreements. It is also possible that such waiver agreements would be held unenforceable and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for amounts owed them. In addition, there is no guarantee that these third parties will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the trust account for any reason. Further, the Company could be subject to claims from parties not in contract with it who have not executed a waiver, such as a third party claiming tortious interference as a result of the Initial Business Combination. Under Delaware law, absent a valid and enforceable waiver or other special circumstances, creditors of a corporation have a superior right in the distribution of assets upon liquidation. Accordingly, the proceeds held in trust could be subject to claims that would take priority over the claims of the Company’s public stockholders and, as a result, the per-share liquidation price could be less than $9.83. Tricadia Capital Management, LLC is expected to agree that it will be liable to the Company if and to the extent claims by third parties reduce the amounts in the trust account available for payment to the Company’s stockholders in the event of a liquidation and the claims are made by a vendor for services rendered or products sold to the Company, by a third party with which the Company entered into a contractual relationship following consummation of this offering or by a prospective target business. However, the agreement to be entered into by Tricadia Capital Management, LLC is expected to specifically provide for two exceptions to the indemnity given: there will be no liability (1) as to any claimed amounts owed to a third party who executed a valid and enforceable waiver, or (2) as to any claims under the Company’s indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors, third parties with which the Company entered into a contractual relationship or target businesses that would not be covered by the indemnity from Tricadia Capital Management, LLC, such as stockholders and other claimants who are not parties in contract with the Company who file a claim for damages against the Company.

NOTE B —	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
1.	Going concern considerations

The Company expects to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this uncertainty through a Proposed Offering are discussed in Note C. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

2.	Development Stage Company

The Company complies with the reporting requirements of SFAS No. 7, “Accounting and Reporting by Development Stage Enterprises.”

Apple Creek Acquisition Corp.
(a corporation in the development stage)
NOTES TO FINANCIAL STATEMENTS (continued)
Period from November 28, 2007 (inception) to December 31, 2007
NOTE B (continued)
3.	Common Stock

On December 14, 2007 the Company issued 6,468,750 shares of common stock to Apple Creek Acquisition Holdings, LLC, a wholly-owned subsidiary of Tricadia Capital Management, LLC, for $25,000 in cash, at a purchase price of approximately $0.004 per share. If the over-allotment option is not exercised in full, Apple Creek Acquisition Holdings, LLC and any permitted transferees will forfeit the number of shares necessary to cause Apple Creek Acquisition Holdings, LLC and any permitted transferees to maintain a 20% ownership of the common shares after the Proposed Offering (excluding the shares of common stock underlying the warrants purchased in the private placement that will occur simultaneously with the completion of the Proposed Offering and the warrants to be sold as part of the units in the Proposed Offering). Apple Creek Acquisition Holdings, LLC and any permitted transferees will forfeit an aggregate of 843,750 shares to the extent that the underwriters’ over-allotment is not exercised in full. See Note C for terms of warrants.

The Company will be authorized to issue shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the board of directors. There is no preferred stock outstanding as of December 31, 2007.

4.	Net Loss Per Common Share

Loss per common share is based on the weighted average number of common shares outstanding. The Company complies with SFAS No. 128, “Earnings Per Share,” which requires dual presentation of basic and diluted earnings per share on the face of the statements of operations, which the Company has adopted. Basic loss per share excludes dilution and is computed by dividing income available to common stockholders by the weighted-average common shares outstanding for the period. An aggregate of 843,750 shares are subject to forfeiture and are excluded from the calculation of basic loss per share because they are considered contingent shares. These shares are also excluded from diluted loss per share because their effect would be anti-dilutive.

5.	Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, exceeds the Federal depository insurance coverage of $100,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

6.	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Apple Creek Acquisition Corp.
(a corporation in the development stage)
NOTES TO FINANCIAL STATEMENTS (continued)
Period from November 28, 2007 (inception) to December 31, 2007
NOTE B (continued)
7.	Deferred Offering Costs

The Company complies with the requirements of the SEC Staff Accounting Bulletin (SAB) Topic 5A “Expenses of Offering.” Deferred offering costs consist principally of legal costs of $100,000, and FINRA and SEC filing fees of $36,544 incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed.

8.	Income Taxes

Deferred income taxes are provided for the differences between bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company recorded a deferred income tax asset for the tax effect of temporary differences, aggregating approximately $18. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at December 31, 2007.

9.	Recently Issued Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS 141(R)”). This statement replaces SFAS No. 141, “Business Combinations” (“SFAS 141”). This statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. This statement requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 (for the Company, its fiscal year beginning January 1, 2009). The Company is currently evaluating the expected effect, if any, SFAS 141(R) will have on its financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (“SFAS 160”), which is an amendment of Accounting Research Bulletin No. 51. This statement clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This statement changes the way the consolidated income statement is presented, thus requiring consolidated net income to be reported at amounts that include the amounts attributable to both parent and the noncontrolling interest. Adoption is required for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (for the Company, its fiscal year beginning January 1, 2009). The Company is currently evaluating the expected effect, if any, SFAS 160 will have on its financial statements. In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of SFAS 115,” (“SFAS 159”) which permits entities to choose to measure many financial instruments and certain other items at fair value. The fair value option established by SFAS 159 permits all entities to choose to measure eligible items at fair value at specified election dates. Entities choosing the fair value option would be required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. Adoption, if the Company elects, is for fiscal years beginning after November 15, 2007 (for the Company, its fiscal year beginning January 1, 2008). The Company is currently evaluating the expected effect, if any, SFAS 159 will have on its financial statements.
In September 2006, the FASB issued SFAS 157, “Fair Value Measurements,” (“SFAS 157”) which provides guidance on measuring the fair value of assets and liabilities. SFAS 157 will apply to other accounting pronouncements that require or permit assets or liabilities to be measured at fair value but does not expand the use of fair value to any new circumstances. This standard will also require additional disclosures in both annual and quarterly reports. SFAS 157 will be effective for financial statements issued for fiscal years beginning after November 15, 2007 (for the Company, its fiscal year beginning January 1, 2008). In November 2007, the FASB announced that it would defer the effective date of SFAS 157 for one year for all non-financial assets and liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company is currently evaluating the expected effect, if any, SFAS 157 will have on its financial statements.
NOTE C — PROPOSED OFFERING
The Proposed Offering calls for the Company to offer for public sale up to 22,500,000 units (or 25,875,000 units if the over-allotment option is exercised in full). Each unit consists of one share of the Company’s common stock, $0.001 par value, and one redeemable common stock purchase warrant. The expected public offering price will be $10.00 per unit. Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing on the later of (a) one year from the date of the Proposed Offering or (b) the completion of an Initial Business Combination with a target business, and will expire on the fifth anniversary of the Proposed Offering or earlier upon the redemption of the units by the Company or the Company’s liquidation. The warrants will be redeemable at a price of $0.01 per warrant upon 30 days prior notice after the warrants become exercisable, only if the last sale price of the Company’s common stock equals or exceeds $14.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption; provided that a registration statement under the Securities Act of 1933 relating to the shares of common stock issuable upon exercise of the warrants is effective and a prospectus relating to the shares of common stock issuable upon exercise of the warrants is available for use by the public warrant holders and remains available for use from the date on which the Company sends a redemption notice to and including the redemption date.
Under the warrant agreement that the Company expects to enter into in connection with the related warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration statement is not effective at the time of exercise, the holder of such warrant will not be entitled to exercise such warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise.

Consequently, the warrants may expire unexercised and unredeemed.
The Company expects to have a commitment to pay an underwriting commissions of 3.5% of the public unit offering price to the underwriters at the closing of the Proposed Offering, with an additional 3.5% fee of the gross offering proceeds, to be placed in trust, payable upon the Company’s consummation of an Initial Business Combination.

Apple Creek Acquisition Corp.
(a corporation in the development stage)
NOTES TO FINANCIAL STATEMENTS (continued)
Period from November 28, 2007 (inception) to December 31, 2007
NOTE D — NOTE PAYABLE, AFFILIATE
The Company issued a $125,000 unsecured promissory note to Tricadia Capital Management, LLC, the sole equity holder of Apple Creek Acquisition Holdings, LLC, on December 14, 2007. The note is non-interest bearing and is payable on the earlier of the consummation of the Proposed Offering by the Company or November 30, 2008.
NOTE E — COMMITMENTS AND CONTINGENCIES
In connection with the Proposed Public Offering (see Note C), the Company expects to have a commitment to pay a total underwriting commissions of 7% of the public offering price; 3.5% of the 7% underwriting discount is expected to be deferred until the Company consummates its Initial Business Combination.
The Company expects that, pursuant to a stock purchase agreement with the Company, the Initial Stockholders will waive their right to receive distributions with respect to the Founders’ Shares upon the Company’s liquidation.
NOTE F — RELATED PARTY TRANSACTIONS
On December 28, 2007, Apple Creek Acquisition Holdings, LLC sold at cost 7,500 shares of the Company to the Company’s independent directors.
Apple Creek Acquisition Holdings, LLC agreed to purchase from the Company warrants to purchase 5,000,000 shares of the Company’s common stock at a price of $1.00 per warrant for $5,000,000 (the “Private Placement Warrants”). The Company expects that the purchase and issuance of the Private Placement Warrants will occur immediately prior to the consummation of the Proposed Public Offering. The proceeds from the sale of the Private Placement Warrants will be placed in the Trust Account. The Company expects that the Private Placement Warrants will be identical to the Warrants included in the Units, except that (i) they will be exercisable by payment of cash or on a cashless basis so long as they are held by Apple Creek Acquisition Holdings, LLC or its permitted transferees, and (ii) they will not be subject to redemption by the Company. The Private Placement Warrants will not be exercisable by Apple Creek Acquisition Holdings, LLC at any time when a registration statement is not effective or a prospectus is not available for use by the holders of the warrants issued in connection with the Proposed Public Offering. The Initial Stockholders and holders of the Private Placement Warrants will be entitled to registration rights with respect to the Founders’ Shares and shares of common stock underlying the Private Placement Warrants pursuant to an agreement that the Company expects will be entered into prior to or on the consummation of the Proposed Public Offering. Management has estimated, as of the subscription date, that the purchase price of the Private Placement Warrants will be the fair value of such warrants at the time of purchase and issuance. However, if, at the time of the purchase and issuance, the Company determines that the fair value of a Private Placement Warrant exceeds the $1.00 purchase price, then the Company may need to recognize compensation expense for the excess of the fair value of the Private Placement Warrant on the day of purchase over the $1.00 purchase price in accordance with SFAS 123(R).
As of December 31, 2007, the Company’s independent directors committed to purchase 33% of the membership interests in Apple Creek Acquisition Holdings, LLC for $1,650,000. Such ownership interest includes, among other things, an indirect interest in an aggregate of 1,650,000 (33 percent) of the 5,000,000 Private Placement Warrants described above and an aggregage of 2,132,213 (33 percent) of the 6,461,250 Founders’ Shares of common stock of the Company currently held by Apple Creek Acquisition Holdings, LLC, subject to reduction under certain circumstances as described in Note B. The commitment is conditional, and is subject to the issuance and sale of the 5,000,000 Private Placement Warrants. At the time the condition is met, the Company will recognize compensation expense for any excess of the fair value attributable to shares of common stock of the Company, which were indirectly acquired by the independent directors upon their purchase of membership interests in Apple Creek Acquisition Holdings, LLC, over their purchase price in accordance with SFAS 123(R).

The Company has agreed to pay Tricadia Capital Management, LLC or its subsidiary or its assignee a monthly fee of $10,000 for general and administrative services, including office space and secretarial support. Services will commence on the effective date of the Proposed Offering and will terminate upon the earlier of (i) the completion of the Initial Business Combination, or (ii) the Company’s liquidation.

$225,000,000
APPLE CREEK ACQUISITION CORP.
22,500,000 Units
PROSPECTUS
JPMORGAN
LADENBURG THALMANN & CO. INC.
           , 2008
Until       , 2008 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
References to “the company,” “the Registrant,” “we,” “us,” “our” and similar expressions in this Part II refer to APPLE CREEK ACQUISITION CORP.
Item 13. Other Expenses Of Issuance And Distribution
The following table sets forth the costs and expenses, other than the underwriting discount, payable by us in connection with the offering of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority filing fee, the initial trustee’s fee and the warrant agent fee and closing costs.

SEC registration fee	$10,169
FINRA filing fee	26,375
American Stock Exchange application and listing fees	70,000
Trustee’s fee	15,000
Warrant agent fee and closing costs(1)	4,100
Accounting fees and expenses	100,000
Legal fees and expenses	350,000
Printing and engraving expenses	90,000
Miscellaneous	134,356

Total	$800,000

(1)	In addition to the fees that are charged by The Bank of New York as trustee and warrant agent, the Registrant will be required to pay to The Bank of New York aggregate annual fees of $12,000 for acting as transfer agent of the Registrant’s securities.
Item 14. Indemnification of Directors and Officers
As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation that will be in effect upon the completion of this offering that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:
•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payments of dividends; or

•	any transaction from which the director derived an improper personal benefit.
These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated certificate of incorporation also will authorize us to indemnify our officers, directors and other agents to the fullest extent permitted under the Delaware General Corporation Law.

As permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that:
•	we may indemnify our directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights provided in our bylaws are not exclusive.
Our amended and restated certificate of incorporation and our bylaws will provide for the indemnification provisions described above and elsewhere herein. In addition, we have entered or will enter into contractual indemnity agreements with our directors and officers which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnity agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, subject to certain exceptions and limitations. These indemnity agreements also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnity agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities arising under the Securities Act, and reimbursement of expenses incurred in connection with such liabilities.
We have agreed to indemnify the several underwriters against specific liabilities, including liabilities under the Securities Act.
Item 15. Recent Sales of Unregistered Securities
On December 14, 2007, our founding stockholder, Apple Creek Acquisition Holdings, LLC entered into an agreement with us pursuant to which it purchased 6,468,750 shares (including 843,750 founders’ shares that are subject to forfeiture to the extent that the over-allotment option is not exercised in full by the underwriters) for a purchase price of $25,000, and agreed to purchase 5,000,000 warrants at a price of $1.00 per warrant from us simultaneously with the closing of this offering.
The sales of the securities to our initial stockholders were exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. In each such transaction, each purchaser represented its intention at such time to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were or will be affixed to the instruments representing the securities issued or to be issued in such transactions.
Item 16. Exhibits and Financial Statement Schedules
(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement*

3.1	Form of Amended and Restated Certificate of Incorporation*

3.2	Form of Amended and Restated Bylaws*

4.1	Specimen Unit Certificate*

4.2	Specimen Common Stock Certificate*

4.3	Form of Warrant Agreement between the Registrant and The Bank of New York*

4.4	Specimen Warrant Certificate*

Exhibit No.	Description

5.1	Opinion of Schulte Roth & Zabel LLP*

10.1	Form of Letter Agreement among the Registrant, Apple Creek Acquisition Holdings, LLC and Tricadia Capital*

10.2	Form of Letter Agreement between the Registrant and each of the directors and executive officers of the Registrant*

10.3	Founders’ Securities Purchase Agreement, dated as of December 14, 2007, between the Registrant and Apple Creek Acquisition Holdings, LLC*

10.4	Form of Registration Rights Agreement among the Registrant and Apple Creek Acquisition Holdings, LLC*

10.5	Form of Indemnity Agreement between the Registrant and each of its directors and executive officers*

10.6	Form of Investment Management Trust Agreement by and between the Registrant and The Bank of New York*

10.7	Form of Right of First Review Agreement between the Registrant and Tricadia Capital Management, LLC*

10.8	Promissory Note issued by Registrant on December 14, 2007*

10.9	Form of Non-Compete Agreement between the Registrant and each of Tricadia Capital Management, LLC, Michael Barnes and Arif Inayatullah*

10.10	Securities Purchase Agreement by and among Apple Creek Acquisition Holdings, LLC and each of Andrew Beer, Ran Fridrich and Bradley Smith.*

10.11	Administrative Services Letter Agreement, between the Registrant and Tricadia Capital Management, LLC*

14	Form of Code of Conduct and Ethics*

23.1	Consent of Grant Thornton LLP

23.2	Consent of Schulte Roth & Zabel LLP (included in Exhibit 5.1)*

24.1	Powers of Attorney (included on signature page to this Registration Statement)

99.1	Form of Charter of Audit Committee*

99.2	Form of Charter of Governance and Nominating Committee*

*	To be filed by amendment.
(b) No financial statement schedules are required to be filed with this Registration Statement.
Item 17. Undertakings
(a) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(c) The undersigned registrant hereby undertakes that:
(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
In accordance with the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 6th day of February 2008.

APPLE CREEK ACQUISITION CORP.

By:	/s/ Michael Barnes
	Name:	Michael Barnes
	Title:	Chairman and Co-Chief Executive Officer

Each of the undersigned officers and directors of Apple Creek Acquisition Corp. hereby severally constitute and appoint each of Michael Barnes and Arif Inayatullah as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Barnes	Chairman and Co-Chief Executive Officer
Michael Barnes	(Principal Executive Officer)	February 6, 2008

/s/ Arif Inayatullah Arif Inayatullah	Co-Chief Executive Officer; Director	February 6, 2008

/s/ Julia Wyatt Julia Wyatt	Chief Financial Officer (Principal Accounting and Financial Officer)	February 6, 2008

/s/ Andrew Beer Andrew Beer	Director	February 6, 2008

/s/ Ran Fridrich Ran Fridrich	Director	February 6, 2008

/s/ Bradley Smith Bradley Smith	Director	February 6, 2008